UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ASPIRING, CARING,

CONNECTING, GROWING

NOTICE OF 2015 ANNUAL MEETING AND PROXY STATEMENT

CHESAPEAKE UTILITIES CORPORATION

Notice of Annual Meeting of Stockholders
Wednesday, May 6, 2015 - 9:00 a.m. Eastern Time The Board Room of PNC Bank, NA, 222 Delaware Avenue, 18th Floor, Wilmington, DE 19801

March 31, 2015

DEAR STOCKHOLDER:

You are invited to attend Chesapeake Utilities Corporation’s (the “Company”) 2015 Annual Meeting of Stockholders (the “Meeting”). You will be asked to:

1.	Elect four Class I directors and one Class III director named in the attached Proxy Statement;
2.	Consider and vote on the approval of the Company’s 2015 Cash Bonus Incentive Plan; and
3.	Cast an advisory vote to ratify the appointment of the Company’s independent registered public accounting firm.

Stockholders will also transact any other business that is properly brought before the Meeting and any adjournment or postponement of the Meeting. The Board recommends a vote FOR each of the matters set forth above. For any other business that is properly brought before the Meeting, the appointed proxies are authorized to vote pursuant to their discretion.

Your vote is important and we encourage you to vote as soon as possible even if you plan to attend the Meeting. You are eligible to vote if you were a stockholder of record at the close of business on March 17, 2015. Please read the attached Proxy Statement for additional information on the matters you are being asked to vote on. For your convenience, you can vote 24/7 by using any of the following methods. You must have your proxy card available when voting.

By Internet Using Your Computer www.investorvote.com/cpk	By Internet Using Your Tablet or Smartphone Scan the QR code with your mobile device

By Telephone Dial toll-free (800) 652-8683	By Mail Cast your ballot, sign your proxy card and mail it in the enclosed envelope

If you own shares through your bank, broker or other institution or in an account established under one of the Company’s deferred compensation plans, you will receive separate instructions on how you can vote the shares you own in those accounts.

Thank you for your investment in Chesapeake and continued support.

Sincerely,

Michael P. McMasters
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials. This Notice for the Annual Meeting of Stockholders to be held on May 6, 2015, the attached Proxy Statement, our 2014 Annual Report on Form 10-K, and directions to the Meeting are available at www.chpk.com/proxymaterials.

909 Silver Lake Boulevard, Dover, DE 19904 ■ www.chpk.com ■ (888) 742-5275

PROXY SUMMARY

The next several pages provide you with an overview of the sections within our Proxy Statement and relevant page numbers. You should consider all of the information available in the Proxy Statement prior to voting your shares. Additional information on the Company’s performance in 2014 can be found in our 2014 Annual Report to Shareholders.

2015 Annual Meeting Information

Time and Date: 9:00 a.m. Eastern Time on Wednesday, May 6, 2015

Location: Board Room of PNC Bank, N.A., 222 Delaware Avenue, 18th Floor, Wilmington, Delaware 19801

Record Date: March 17, 2015

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other proposal to be voted on.

Voting Your Shares

We encourage you to vote by proxy, even if you plan to attend the 2015 Annual Meeting of Stockholders (the “Meeting”). Your vote is important. You can vote your shares using one of the following methods:

By Internet Using Your Computer www.investorvote.com/cpk	By Internet Using Your Tablet or Smartphone Scan the QR code with your mobile device

By Telephone Dial toll-free (800) 652-8683	By Mail Cast your ballot, sign your proxy card and mail it in the enclosed envelope

If you own shares through your bank, broker or other institution or in an account established under one of the Company’s deferred compensation plans, you will receive separate instructions on voting the shares in those accounts.

Items of Business

Proposal Number	Description	Vote Recommendation
1

Election of four Class I Directors to serve three-year terms ending in 2018 and until their successors are elected and qualified, and the election of a Class III director to serve a two-year term ending in 2017 and until his successor is elected and qualified.

FOR
2	Consideration of and vote on the approval of the Company’s 2015 Cash Bonus Incentive Plan.	FOR
3	Advisory vote to ratify the appointment of the Company’s independent registered public accounting firm.	FOR

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   i

Election of Directors (Proposal 1)

Chesapeake has 13 directors currently on its Board of Directors (the “Board”). The following table provides summary information about each director nominee standing for re-election to the Board. Additional information for all of our directors, including the nominees, may be found beginning on page 4.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Experience and Skills
Ronald G. Forsythe, Jr., Ph.D.	46	2014	President and Chief Operating Officer, Quality Health Strategies	Yes	None	●Information Technology ●Community Engagement and Economic Development ●Organizational Positioning ●Market Knowledge (Delmarva Peninsula)
Eugene H. Bayard	68	2006	Law Partner, Morris James Wilson Halbrook & Bayard	Yes	Corporate Governance Committee	●Delaware Legal Community ●Legislative and Regulatory ●Corporate Governance ●Market Knowledge (Delmarva Peninsula)
Thomas P. Hill, Jr.	66	2006	Former Vice President of Finance and Chief Financial Officer, Exelon Energy Delivery Company	Yes	Audit Committee	●Energy Industry ●Regulatory ●Leadership ●Financial Expert
Dennis S. Hudson, III	59	2009	Chair and Chief Executive Officer, Seacoast National Bank and Seacoast Banking Corporation of Florida	Yes	Audit Committee	●Banking ●Leadership ●Financial Expert ●Market Knowledge (Florida)
Calvert A. Morgan, Jr.	67	2000	Director and Former Special Advisor, WSFS Financial Corporation and its principal subsidiary, WSFS Bank. Vice Chair of WSFS Bank; Retired Chair, President & CEO, PNC Bank Delaware	Yes	Corporate Governance Committee Compensation Committee	●Banking ●Leadership ●Corporate Governance ●Market Knowledge (Delmarva Peninsula)

2015 Cash Bonus Incentive Plan (Proposal 2)

We are asking that stockholders approve the Chesapeake Utilities Corporation Cash Bonus Incentive Plan (the “2015 Plan”) under which certain executive officers and other key employees will be eligible to receive incentive compensation based on the achievement of certain performance goals. The Board approved the 2015 Plan which was effective January 1, 2015. The 2015 Plan replaces the Chesapeake Utilities Corporation Cash Incentive Plan dated January 1, 2005 and filed as Exhibit 10.3 of our Annual Report on Form 10-K for the year ended December 31, 2004. We are submitting the plan for stockholder approval at the Meeting so that payments made to our executive officers and other key employees under the 2015 Plan may qualify as performance-based compensation that is fully deductible for federal income tax purposes. A summary of the material features of the 2015 Plan is provided beginning on page 11 and the full text of the 2015 Plan is attached as Appendix A.

ii   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Advisory Vote to Ratify the Appointment of the Independent Registered Public Accounting Firm (Proposal 3)

We are asking stockholders to cast a non-binding, advisory vote to ratify the appointment of Baker Tilly Virchow Krause LLP (“Baker Tilly”) as our independent external auditor for 2015. Please refer to page 14 for additional details on the Audit Committee’s process used to evaluate Baker Tilly’s qualifications, performance and independence. On October 1, 2014, the Company was notified that the audit firm of ParenteBeard LLC (“ParenteBeard”) merged with Baker Tilly. The table below provides a summary of the aggregate fees for professional services billed to the Company and its subsidiaries by ParenteBeard and Baker Tilly in 2014 and ParenteBeard in 2013.

Types of Fees	2014	2013
Audit Fees	$730,339	$789,738
Audit-Related Fees	$127,793	$58,504
Tax and Other Fees	$0	$0

Corporate Governance Summary

The Board:
●is comprised of 92 percent independent directors
●is comprised of directors with a broad range of leadership, professional skills, and experience which, when taken as a whole, complement the nature of our business and support the Company’s long-term strategic focus
●has active Board engagement with each director participating in 100 percent of the Board meetings held during his/her service on the Board in 2014
●ensures that the Company’s risk management framework is sufficient given the risks present in the Company’s business activities
●regularly considers and addresses Board succession planning to ensure Boardroom skills are aligned with Chesapeake’s long-term strategic plan
●adopted a policy that prohibits directors from serving on more than two public company boards in addition to Chesapeake
●has access to senior management and independent advisors
●engages in a comprehensive self-evaluation process
●approves director compensation arrangements that are designed to encourage performance that aligns the interests of directors with those of stockholders

The Audit, Compensation, and Corporate Governance Committees:
●are all comprised entirely of independent directors, with the Audit Committee comprised of three “financial experts”
●annually review their Charters to ensure that they are continuously aligned with evolving Committee responsibilities
●engage in a comprehensive self-evaluation process
●have active Committee member engagement with all members of such Committees participating in 100 percent of the Committee meetings in 2014

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement    iii

Executive Compensation Summary

The Compensation Committee:
●is comprised of independent directors who administer the executive compensation program
●retains an independent compensation consultant to advise the Committee on the executive compensation program and other compensation matters
●annually reviews the executive compensation program which is designed to encourage performance that aligns the financial interests of the named executed officers with the interests of stockholders
●uses multiple performance measures in the cash and equity incentive plans that focus on long-term strategic development and shareholder return
●considers peer groups and benchmarking data in its review of the executive compensation program
●does not change the elements of the executive compensation program significantly from year to year
●retains discretion in administering awards and performance goals, and determining performance achievement
●caps the maximum amount that can be earned for any performance period for an incentive award

The Named Executive Officers:
●have compensation that is tied to performance, thereby aligning a significant portion of executive compensation payouts with the interests of shareholders
●are evaluated using a variety of quantitative metrics, including total shareholder return relative to a peer group, under the long-term incentive plan
●are subject to a compensation recovery policy
●participate in the same benefits that are available to other employees
●have a cap on their life insurance benefit that is provided to employees of the Company
●have no perquisites other than a Company vehicle that is available for personal use but which is treated as compensation
●do not receive excise tax gross-up protections
●do not receive additional compensation or additional future years of service under the non-qualified benefit plans
●receive dividends on equity incentive awards only to the extent the awards are earned and in proportion to the shares actually earned
●may not generally engage in hedging or pledging of Company stock – no executive has hedged or pledged shares
●are subject to a double-trigger change-in-control vesting provision under the Company’s 2013 Stock and Incentive Compensation Plan approved by stockholders in 2013

iv   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

PROXY STATEMENT

The enclosed proxy materials are being sent at the request of the Board of Directors of Chesapeake Utilities Corporation to encourage you to vote your shares at the 2015 Annual Meeting of Stockholders (the “Meeting”) to be held on May 6, 2015, and any adjournment or postponement of the Meeting. This Proxy Statement contains information on matters that will be presented at the Meeting and is provided to assist you in voting your shares.

VOTING INFORMATION

Meeting Time, Date and Location

The Meeting will be held at 9:00 a.m. Eastern Time on Wednesday, May 6, 2015, in the Board Room of PNC Bank, N.A., 222 Delaware Avenue, 18th Floor, Wilmington, Delaware 19801.

Who May Vote

Holders of Chesapeake stock at the close of business on March 17, 2015, the record date established by the Board, are entitled to vote at the Meeting. There were 14,627,989 shares of our common stock outstanding as of this date. These shares of common stock are our only outstanding class of voting equity securities. Each share of common stock is entitled to one vote on each matter submitted to the stockholders for a vote. The named executive officers and directors of the Company, collectively, have the power to vote 5.3 percent of these shares.

Proposals Requiring Your Vote

The named executive officers and directors intend to vote their shares of common stock as follows:

Proposal Number	Description	Vote Recommendation
1

Election of four Class I Directors to serve three-year terms ending in 2018 and until their successors are elected and qualified, and the election of a Class III director to serve a two-year term ending in 2017 and until his successor is elected and qualified.

FOR
2	Consideration of and vote on the approval of the Company’s 2015 Cash Bonus Incentive Plan.	FOR
3	Advisory vote to ratify the appointment of the Company’s independent registered public accounting firm.	FOR

The appointed proxies will vote pursuant to their discretion on any other matter that is brought before the Meeting or at any adjournment or postponement of the Meeting in accordance with our Bylaws. We are not aware of any other matter to be presented at the Meeting.

Voting Instructions

Stockholders of Record. If you are a registered stockholder, your proxy card will be voted at the Meeting if it is properly submitted and not subsequently revoked. If your proxy card is incomplete or if you do not provide instructions with respect to any of the proposals, the appointed proxy will vote FOR Proposals 1, 2 and 3 and pursuant to his discretion for any other business properly brought before the Meeting. If your proxy card is unclear as to how you intended to vote (e.g., multiple selections are made for one proposal), your proxy will be voted pursuant to the discretion of the appointed proxy.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   1

Beneficial Ownership. If you held shares of our common stock through a bank, broker, trustee, nominee, or other institution (called “street name”) on March 17, 2015, you are entitled to vote on the matters described in this Proxy Statement. You will receive this Proxy Statement, any other solicitation materials, and voting instructions through your bank, broker, trustee, nominee, or institution. If you do not provide voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner. Broker non-votes are counted as present for purposes of determining whether there is a quorum, but are not counted for purposes of determining whether a matter has been approved. If you properly submit a proxy card, but do not provide voting instructions, your institution will be able to vote your shares on Proposal 3 - advisory vote to ratify the appointment of our independent registered public accounting firm; however, they will not be permitted to vote your shares on Proposals 1 and 2 - election of directors, and the Company’s 2015 Cash Bonus Incentive Plan, respectively. As a result, if you do not provide voting instructions to your institution, your shares will have no effect on the outcome of the election of directors, and the Company’s 2015 Cash Bonus Incentive Plan. We will reimburse the institution for reasonable expenses incurred in connection with their solicitation. If you plan to attend the Meeting, you will need to bring a valid proxy from the institution if you intend to vote your shares at the Meeting.

Methods Available For Voting

Your vote is important and we encourage you to vote as soon as possible even if you plan to attend the Meeting. You may attend the Meeting and deliver your proxy card in person before voting is declared closed at the Meeting. For your convenience, you can vote 24/7 by using any of the following methods. You may vote at the Meeting even if you submitted your proxy using any of the methods below. You must have your proxy card available when voting.

@	By Internet Using Your Computer www.investorvote.com/cpk	By Internet Using Your Tablet or Smartphone Scan the QR code with your mobile device
	By Telephone Dial toll-free (800) 652-8683	By Mail Cast your ballot, sign your proxy card and mail it in the enclosed envelope

If you own shares through your bank, broker or other institution or in an account established under one of the Company’s deferred compensation plans, you will receive this Proxy Statement, other solicitation materials, and voting instructions from your representative on how you can vote the shares you own in those accounts.

Signing the Proxy - Stockholder Representatives or Joint Stockholders

If you are an authorized officer, partner or other agent voting shares on behalf of a corporation, limited liability company, partnership or other legal entity, you should sign the accompanying proxy card in the entity name and indicate your name and title. If you are an agent, attorney, guardian or trustee submitting a proxy card on behalf of a registered stockholder, you should also indicate your title with your signature. If you own stock with multiple parties, each party should sign the proxy card. If stock is registered in the name of a decedent and you are an executor, or an administrator of the decedent’s estate, you should sign the accompanying proxy card, indicate your title following your signature, and attach legal instruments showing your qualification and authority to act in this capacity.

2   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election

General Information. As of the date of this Proxy Statement, the entire Board consists of thirteen directors divided into three classes. Directors are elected to serve three-year terms. Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the Meeting. You may authorize a proxy to vote your shares on the election of directors. A proxy that withholds authority to vote for a particular nominee will not count either for or against the nominee.

Director Biographies, Key Attributes, Experience and Skills. Beginning on page 4, an overview is provided for each of the director nominees as well as each continuing director’s principal occupation and employment, principal business, affiliations, and other business experience during the past five years.

Overview of Process for Nominating Directors. Prior to nominating directors, the Corporate Governance Committee considers each candidate selected and the criteria described under the Director Nomination Process on page 24. The Corporate Governance Committee considers each individual candidate in the context of the Board as a whole with the objective of nominating individuals who the Corporate Governance Committee believes will contribute to the Company’s success as a result of their education, job experience, industry knowledge, market knowledge and expertise. The Corporate Governance Committee seeks individuals who demonstrate integrity, judgment, leadership and decisiveness in their business dealings. The Corporate Governance Committee also seeks individuals who, with the other directors, will give the Board a diverse combination of skills and attributes that complement the nature of our business and support the Company’s long-term strategic focus. Directors should be able to commit the requisite time for preparation and attendance at Board and Committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance. The Board reflects a broad range of leadership, professional skills and experience; corporate governance and board service experience; experience in the markets in which we conduct business; economic and financial expertise; industry experience; public affairs experience; academia experience; and entrepreneurism.

Director Nominations. On September 10, 2014, the Board increased the size of the board from twelve to thirteen directors and appointed Ronald G. Forsythe, Jr., Ph.D. to fill the resulting vacancy, effective November 1, 2014. On December 2, 2014, the Board approved an amendment to the Company’s Amended and Restated Bylaws to better reflect the Company’s current practice that a director chosen to fill a vacancy holds office until the next annual meeting of stockholders, at which such director will be nominated for election and, if such director is so elected, will serve as a director for the remainder of the term of the class for which such director was appointed, and until such director’s successor is elected and qualified. Accordingly, the Board, upon recommendation of the Corporate Governance Committee, nominated Dr. Forsythe for election at the Meeting and if elected, Dr. Forsythe will serve as a Class III director until the 2017 Annual Meeting of Stockholders and until his successor is elected and qualified. The Board, upon recommendation of the Corporate Governance Committee, also nominated four Class I incumbent directors – Eugene H. Bayard, Thomas P. Hill, Jr., Dennis S. Hudson, III and Calvert A. Morgan, Jr. If elected, these directors will serve as Class I directors until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified. If, prior to the election, any of the nominees become unable or unwilling to serve as a director of the Company (an eventuality that we do not anticipate), all proxies will be voted for any substitute nominee who may be designated by the Board pursuant to the recommendation of the Corporate Governance Committee.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   3

Class III Director (Term Expires in 2017)

Ronald G. Forsythe, Jr., Ph.D.
Director Since 2014 Independent Director Age 46

Dr. Forsythe is President, Chief Operating Officer and Interim Chief Information Officer of Quality Health Strategies (“QHS”), an organization that provides solutions in the healthcare industry. Prior to QHS, Dr. Forsythe served as Vice President for Planning, Assessment, Technology and Commercialization, and Chief Information Officer at the University of Maryland Eastern Shore (“UMES”). Currently, Dr. Forsythe serves on the Regional Advisory Board of Branch Banking and Trust Company, a U.S. financial services holding company. He also serves on the Board of Directors of the Peninsula Regional Medical Center Foundation, which focuses on capital investments, fund raising, support of educational programs, and community health and wellness initiatives. Dr. Forsythe’s previous Board affiliations include serving on the Board of Quality Health Foundation and Horizons® at the Salisbury School. Dr. Forsythe also served on the Advisory Board for the Worcester County, Maryland School System STEM Initiative.

Key Attributes, Experience and Skills: Dr. Forsythe has served as a senior executive in academia for more than a decade. During his tenure at UMES, Dr. Forsythe focused on technological advancements, organizational positioning, and community engagement, which contributed to the development, growth and expansion of the university. Dr. Forsythe led the implementation of several projects at UMES that made the Eastern Shore more eco friendly in its use of energy. In addition, Dr. Forsythe previously provided consulting services to the eighth largest water and wastewater utility in the United States where he led an assessment of information technology and communications infrastructure, security practices, and operating procedures. Dr. Forsythe has a diverse background in management, operations and healthcare initiatives as reflected above and as practiced in his current position as President, Chief Operating Officer and Interim Chief Information Officer of QHS. Dr. Forsythe has established personal and professional relationships throughout the Delmarva Peninsula and a solid understanding of the Delmarva Peninsula market.

Class I Directors (Terms Expire in 2018)

Eugene H. Bayard
Director Since 2006 Independent Director Age 68 Corporate Governance Committee Member

Mr. Bayard is a partner with the law firm of Morris James Wilson Halbrook & Bayard in Georgetown, Delaware. He was a partner with the predecessor law firm of Wilson Halbrook & Bayard where he has served clients since 1974. Mr. Bayard serves in numerous business and community board capacities including: Sussex County Advisory Board for Wilmington Savings Fund Society; Delaware Wild Lands, Inc.; Delaware State Fair, Inc.; Chair of Harrington Raceway & Casino; Mid-Del Charitable Foundation; Delaware Volunteer Firefighter’s Association; O.A. Newton & Son Company; and J.G. Townsend Jr. and Company. Mr. Bayard previously served on the Southern Delaware Advisory Committee for the Delaware Community Foundation.

Key Attributes, Experience and Skills: Mr. Bayard is well-established in the Delaware legal community where a majority of corporations are incorporated. He has been instrumental in guiding the Company on Delaware legislative and regulatory matters, as well as corporate governance practices. Mr. Bayard has established personal and professional relationships throughout the Delmarva Peninsula, including his service as a board member of the organizations listed above, that are beneficial to the growth and development of the areas within the Company’s Delmarva Peninsula operations.

4   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Thomas P. Hill, Jr.
Director Since 2006 Independent Director Age 66 Audit Committee Member/Audit Committee Financial Expert

Mr. Hill retired in 2002 from Exelon Corporation where he served as Vice President of Finance and Chief Financial Officer of Exelon Energy Delivery Company. Exelon Corporation is an electric utility, providing energy generation, power marketing and energy delivery. Prior to the PECO Energy and Unicom Corporation merger, out of which Exelon Corporation evolved, Mr. Hill was Vice President and Controller for PECO Energy, where he had been employed since 1970 in various senior financial and managerial positions. Mr. Hill serves as a trustee of Magee Rehabilitation Hospital and the Magee Rehabilitation Foundation, and Chair of the Audit Committee of Magee Rehabilitation Hospital. He served as a member of the Audit Committee for Jefferson Health System, Inc., a Pennsylvania non-profit corporation, until Jefferson Health System, Inc.’s corporate restructuring in 2014.

Key Attributes, Experience and Skills: Mr. Hill has extensive experience in the energy industry, serving in various senior financial and managerial positions at PECO Energy and Exelon Corporation. Through his professional experiences, Mr. Hill has obtained an in-depth knowledge of regulation and energy delivery which has supplemented his engineering training. Mr. Hill also gained financial expertise through his previous roles as Chief Financial Officer of Exelon Energy Delivery Company, and Controller of PECO Energy. He currently serves as a member and Chair of the Audit Committee of Magee Rehabilitation Hospital, which has increased his Audit Committee expertise. With his background in engineering, finance, regulation and utility operations, Mr. Hill brings broad and in-depth utility knowledge to the Board.

Dennis S. Hudson, III
Director Since 2009 Independent Director Age 59 Audit Committee Member/Audit Committee Financial Expert

Mr. Hudson is the Chair and Chief Executive Officer of Seacoast National Bank, and Seacoast Banking Corporation of Florida. He has been a member of both organizations’ Boards of Directors since 1983. Mr. Hudson has also held various other positions in these organizations, including, President and Chief Operating Officer. Mr. Hudson served on the Florida Public Utilities Company’s (“FPU”) Board of Directors from 2005 until its acquisition by Chesapeake in 2009. He also served as a member of FPU’s Audit Committee. Mr. Hudson is actively involved in the community serving on the Boards of United Way of Martin County and Visiting Nurses Association of Florida. He previously served on the Miami Board of Directors of the Federal Reserve Bank of Atlanta, Board of Helping People Succeed, and as Chair of the Economic Council of Martin County.

Key Attributes, Experience and Skills: Mr. Hudson joined the Board in 2009 in connection with the Company’s acquisition of FPU. Mr. Hudson has extensive public company and leadership experience not only as a former director of FPU, but also in his current role as Chair and Chief Executive Officer of Seacoast National Bank, and Seacoast Banking Corporation of Florida. Mr. Hudson has a strong finance background, having previously served on the Miami Board of Directors of the Federal Reserve Bank of Atlanta and as Chair of the Economic Council of Martin County, Florida. Mr. Hudson also has a solid understanding of the Florida market.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   5

Calvert A. Morgan, Jr.
Director Since 2000 Independent Director Age 67 Corporate Governance Committee Chair and Compensation Committee Member

Mr. Morgan currently serves as a director of WSFS Financial Corporation and its principal subsidiary, WSFS Bank. He is also Vice Chair of WSFS Bank. Mr. Morgan served as Special Advisor to WSFS Financial Corporation from 2004 to 2009. He is the retired Chair of the Board, President and Chief Executive Officer of PNC Bank, Delaware in Wilmington, Delaware. Mr. Morgan has served in numerous business and community board capacities, including as Chair of the Delaware Business Roundtable and trustee of Christiana Care Corporation. Mr. Morgan is a member of the Delaware Economic and Financial Advisory Council.

Key Attributes, Experience and Skills: Mr. Morgan has an established professional career with over 44 years in the banking industry. He has public company experience serving as a director and former Special Advisor to WSFS Financial Corporation. Mr. Morgan’s previous position as Chair, President, and Chief Executive Officer of PNC Bank, Delaware provided in-depth management experience combined with significant knowledge of our Delmarva market. His management experience and market knowledge, coupled with serving on another public company board, has provided Mr. Morgan with the appropriate blend of skills to lead the Corporate Governance Committee. His membership on the Delaware Economic and Financial Advisory Council, and his previous leadership role on the Delaware Business Roundtable give him further insight on issues facing both the current and future business and economic climate of Delaware.

Continuing Directors

Class II Directors (Terms Expire in 2016)

Ralph J. Adkins
Director Since 1989 Independent Director Age 72

Mr. Adkins was appointed as Chair of the Board in 1997. He held the position of Chief Executive Officer from 1990 to 1999. During his tenure with the Company Mr. Adkins also served as President, Chief Operating Officer, Treasurer and Chief Accountant. Mr. Adkins is a former director of PNC Bank, Delaware, former Chair of Bayhealth Foundation, and former Chair of the Board of Trustees of the Delaware Public Employees’ Retirement System.

Key Attributes, Experience and Skills: Mr. Adkins has served in many positions throughout his career with Chesapeake, securing significant Company and utility experience that gives him a solid foundation to lead the Board. His in-depth knowledge of the Company’s business operations, customers, competition, strategic direction and regulatory environment is valuable to the Company. Mr. Adkins gained additional knowledge on local market demographics and growth projections that have benefited the Company in identifying growth opportunities while serving as a director of PNC Bank, Delaware. Mr. Adkins has also established personal and professional relationships throughout the Delmarva Peninsula, which encompasses the Company’s Delaware, Maryland and Virginia energy operations.

6   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Richard Bernstein
Director Since 1994 Independent Director Age 72 Compensation Committee Chair

Mr. Bernstein is President and Chief Executive Officer of LWRC International, LLC, a developer and manufacturer of rifles and carbines. He was owner, President and Chief Executive Officer of BAI Aerosystems, Inc. prior to it being acquired in 2004. Mr. Bernstein is active in the oversight of several private businesses in which he is a major stockholder, including: REB Holdings, Inc., a technology consulting company; Salisbury Inc., a manufacturer of pewter and silver; and MaTech, Inc., a machining company. He is also a partner in the Waterside Village development in Easton, Maryland. Mr. Bernstein was appointed to Maryland’s Economic Development Commission by Governor O’Malley in 2009. He previously served on the Baltimore Board of Directors of the Federal Reserve Bank of Richmond. He has also served on boards for several colleges and universities. He currently serves on the advisory board of M&T Bank.

Key Attributes, Experience and Skills: Mr. Bernstein is an established entrepreneur and oversees several private businesses. Over the course of his career, he has initiated and successfully sold several start-up businesses. Mr. Bernstein’s experience has provided him with in-depth knowledge of product design and development, manufacturing techniques, technology, marketing and sales. These attributes have been valuable as the Company has invested in new business opportunities or considered new sales and marketing programs to promote its products and services. In starting new businesses, Mr. Bernstein has been responsible for attracting and incentivizing new management. As Chair of the Compensation Committee, he is responsible for leading the development and implementation of compensation pay practices and programs for the Company’s executive management.

Paul L. Maddock, Jr.
Director Since 2009 Independent Director Age 65 Audit Committee Member

Mr. Maddock is a Trustee and President of The Maddock Companies, a diversified real estate company with operations in Palm Beach and Martin Counties, Florida. Mr. Maddock currently serves on the Board and Corporate Governance and Compensation Committees of the W.C. & A.N. Miller Company. Mr. Maddock served on the FPU Board of Directors from 1998 until its acquisition by Chesapeake in 2009. He served as a member of FPU’s Audit, Compensation, and Executive Committees. Mr. Maddock has served on the Board of Lydian Bank and Trust since 2003 and was past Chair of the Audit Committee and a past member of the Executive Committee. He has also served on the Boards of PRB Energy, Inc.; Wachovia Bank of Florida; 1st United Bank and Trust; and Island National Bank and Trust. Within the community, Mr. Maddock serves as President of THRIFT, Inc., a Palm Beach charity organization, and is a former director of Good Samaritan Hospital.

Key Attributes, Experience and Skills: Mr. Maddock joined the Board in 2009 in connection with the Company’s acquisition of FPU. Mr. Maddock’s professional experience with real estate development companies has provided him with in-depth knowledge of the Florida economy. Mr. Maddock has gained additional knowledge of the Florida economy though his service as a director of Lydian Bank and Trust, as well as his involvement within the Florida community. Mr. Maddock has extensive public company and utility experience not only as a former director of FPU, but also as a former director of PRB Energy, Inc., a natural gas exploration and distribution company.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   7

Michael P. McMasters
Director Since 2010 Director Age 56

Mr. McMasters is President and Chief Executive Officer of Chesapeake. He was appointed Chief Executive Officer effective January 1, 2011. He was appointed as President in March 2010. Mr. McMasters is responsible for execution of the Company’s strategic plan and providing leadership and oversight of the Company’s businesses. Mr. McMasters previously served as Executive Vice President and Chief Operating Officer of the Company from 2008 to 2010. Mr. McMasters joined the Company in 1980. During his tenure with the Company he has also served as Chief Financial Officer, Senior Vice President, Vice President, Treasurer, Director of Accounting and Rates, and Controller. He serves on the Board of Directors of the American Gas Association. Mr. McMasters is also a member of the Delaware Business Roundtable.

Key Attributes, Experience and Skills: Mr. McMasters has served in numerous capacities in his thirty-four years of experience with the Company, most recently as Chief Executive Officer. Mr. McMasters’ experience, leadership skills and vision have been significant in the execution of the Company’s strategic plan and implementation of key corporate policies. His strategic foresight has guided the Company’s continued growth both organically and through acquisitions. Under Mr. McMasters’ leadership, the Company has continued to generate strong earnings growth. Mr. McMasters’ thirty-six years of experience in the utilities industry has provided him with in-depth financial and regulatory experience which has driven the Company’s financial discipline and execution of its strategic plan.

Class III Directors (Terms Expire in 2017)

Thomas J. Bresnan
Director Since 2001 Independent Director Age 62 Audit Committee Chair/Audit Committee Financial Expert

Mr. Bresnan is owner and President of the Accounting & Business School of the Rockies, a post-secondary vocational school specializing in Accounting, Business and Computer Proficiency Certificate Programs. He is also owner and President of Denver Accounting Services, a small business accounting firm. Mr. Bresnan currently serves as a director of Global LT, which provides language training services. From 2008 to 2012 he served as a majority shareholder, President and Chief Executive Officer of Schneider Sales Management, LLC, a provider of sales consulting and skills assessment services, and a publisher of proprietary sales training materials. From 1999 to 2006, Mr. Bresnan was Chief Executive Officer of New Horizons Worldwide, Inc. (“New Horizons”), an information technology training company. At New Horizons he also served as President and was on the Board of Directors from 1993 to 2006. Prior to his employment with New Horizons, he was President of Capitol American Life Insurance. Mr. Bresnan began his professional career at Arthur Andersen & Co.

Key Attributes, Experience and Skills: Mr. Bresnan has extensive executive management experience. He continues to build on his management experience in his current role as owner and President of the Accounting & Business School of the Rockies and Denver Accounting Services. He gained experience in various sales skills and marketing techniques in his role as head of Schneider Sales Management. In addition, Mr. Bresnan gained in-depth knowledge of the technology industry during his tenure as Chief Executive Officer of New Horizons Worldwide, Inc. He also gained experience in consummating acquisitions and facilitating the post-acquisition integration process. Mr. Bresnan served as a manager with a former public accounting firm and Chief Financial Officer at Capitol American Finance. His experience in these roles has been a valuable asset both on the Board and as the Chair of the Audit Committee. These positions, coupled with his leadership roles, have given him the experience needed to lead the Audit Committee in its oversight role regarding the reporting of the Company’s results of operations, the effectiveness of its internal controls, risk management, and compliance with regulations.

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Joseph E. Moore
Director Since 2001 Independent Director Age 72 Corporate Governance Committee Member and Compensation Committee Member

Mr. Moore is a partner with the law firm of Williams, Moore, Shockley and Harrison, LLP. He serves as a director of Calvin B. Taylor Banking Co. and Chair of the Board of Zoning Appeals for the Town of Berlin, Maryland. Mr. Moore is a member of the Board of Trustees of the Worcester Preparatory School, and a member of the Board of Trustees of the Maryland Historical Society. He is also a director of the Ocean City Museum Society, Inc. Mr. Moore previously served in numerous business and community capacities in the State of Maryland, including: State’s Attorney for Worcester County; Attorney for Worcester County Board of Zoning Appeals; Attorney for the Town of Berlin; and as a member of the Board of Governors of the State of Maryland Bar Association. He has been appointed by the Maryland Court of Appeals as Co-Chair of the First Appellate Circuit Character Committee of the Maryland State Board of Law Examiners. Mr. Moore is a Fellow of the American College of Trial Lawyers.

Key Attributes, Experience and Skills: Mr. Moore is well-established in the Maryland legal community and has been instrumental in guiding the Company on Maryland legislative and regulatory matters, as well as corporate governance practices. He has served in numerous business and community capacities in our Delmarva operating territory, including as State’s Attorney for Worcester County and the Board of Governors of the State of Maryland Bar Association. As a director of Calvin B. Taylor Banking Co., he has gained additional knowledge on market demographics and growth projections for the southern portion of the Delmarva Peninsula. He also has significant market knowledge regarding the Eastern Shore of Maryland, including the local political environment.

Dianna F. Morgan
Director Since 2008 Independent Director Age 63 Compensation Committee Member

Ms. Morgan retired in 2001 from Walt Disney World Company where she served as Senior Vice President of Public Affairs and Human Resources. During her tenure at Walt Disney World Company, she oversaw the Disney Institute – a recognized leader in experiential training, leadership development, benchmarking and cultural change for business professionals around the world. Ms. Morgan is the past Chair of the Board of Trustees for the University of Florida. She currently serves on the Board of Directors of CNL Bancshares, Inc., Marriott Vacations Worldwide Corporation and the Board of Trustees for Hersha Hospitality Trust. Ms. Morgan is also a member of the Board of Directors of Orlando Health and served as past Chair of the national board for the Children’s Miracle Network.

Key Attributes, Experience and Skills: Ms. Morgan has extensive experience serving as a board member of both private and public companies. Ms. Morgan’s previous experience overseeing the Disney Institute, which provides leading professional development programs, and serving as Senior Vice President of Human Resources for Walt Disney World Company have provided extensive knowledge of leadership development programs and organizational culture. In addition, Ms. Morgan’s experience as Senior Vice President of Public Affairs for Walt Disney World Company has provided her with a solid foundation in media relations and government relations. As an accomplished senior manager at Walt Disney World Company in these areas, Ms. Morgan brings “best practice” expertise in human capital and the customer experience.

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John R. Schimkaitis
Director Since 1996 Independent Director Age 67

Mr. Schimkaitis was appointed Vice Chair of the Board in March 2010. He held the position of Chief Executive Officer of Chesapeake from January 1999 until his retirement in January 2011. Mr. Schimkaitis served as President of the Company from 1997 until 2010. During his tenure with the Company Mr. Schimkaitis also served as Chief Operating Officer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Treasurer, Assistant Treasurer, and Assistant Corporate Secretary.

Key Attributes, Experience and Skills: Mr. Schimkaitis has forty years of experience in the utilities industry, twenty-five years of which were spent in key management roles within the Company. Mr. Schimkaitis’ leadership of the Company from 1999 to 2011 was a period of growth and diversification. In 2009, Mr. Schimkaitis successfully led the Company through the FPU acquisition, the largest transaction in the Company’s history. Mr. Schimkaitis’ knowledge of the utility industry, the Delmarva and Florida markets, as well as his leadership skills have been invaluable to the success of the Company, driving the growth of the Company from a $95 million market capitalization company in 1999 to approximately $395 million at the end of 2010. Throughout his tenure, Mr. Schimkaitis’ business acumen and skills have contributed to the Company’s continued growth.

BOARD RECOMMENDATION: THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

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10   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

PROPOSAL 2 - 2015 CASH BONUS INCENTIVE PLAN

Introduction

We are asking that stockholders approve the Chesapeake Utilities Corporation Cash Bonus Incentive Plan (the “2015 Plan”) under which certain executive officers and other key employees will be eligible to receive incentive compensation based on the achievement of certain performance goals. The Board approved the 2015 Plan, which was effective January 1, 2015. The 2015 Plan replaces the Chesapeake Utilities Corporation Cash Incentive Plan dated January 1, 2005 (the “2005 Cash Incentive Plan”) and filed as Exhibit 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2004.

We have structured the 2015 Plan in a manner that is intended to allow the Compensation Committee (the “Committee”) to grant “performance-based compensation” that is exempt from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code. The Compensation Committee meets the composition requirements under Section 162(m) of the Internal Revenue Code. We are submitting the 2015 Plan for stockholder approval at the meeting so that payments made to our executive officers and other key employees under the 2015 Plan may qualify as performance-based compensation that is fully deductible for federal income tax purposes. If the 2015 Plan is not approved by our stockholders, the 2015 Plan will continue to be utilized. In such event, however, the awards granted under the 2015 Plan will not be exempt from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code.

This summary of the material features of the 2015 Plan is qualified in its entirety by reference to the full text of the 2015 Plan, which is attached as Appendix A.

General

The purposes of the 2015 Plan are: (i) to further the Company’s long-term growth and earnings by providing incentives and rewards to those executive officers and other key employees of the Company or its subsidiaries in which the Company has a direct or indirect ownership or other proprietary interest of at least fifty percent (50%) (“Related Companies”) who are in positions in which they can contribute significantly to the achievement of that growth; (ii) to encourage those employees to remain as employees of the Company and its Related Companies; and (iii) to assist the Company and its Related Companies in recruiting able management personnel.

Term

The 2015 Plan was effective as of January 1, 2015 and remains in effect until terminated by the Board of Directors or the Compensation Committee in accordance with the terms of the 2015 Plan.

Administration

The Compensation Committee of the Company’s Board will administer the 2015 Plan. The Compensation Committee will periodically determine, in its sole discretion, the individuals that will participate in the 2015 Plan and the amounts and other terms and conditions of awards to be granted under the 2015 Plan. All questions of interpretation and administration with respect to the 2015 Plan and awards granted will be determined by the Compensation Committee in its sole and absolute discretion. In addition, the Compensation Committee will have complete authority to adopt, amend, rescind and enforce rules and regulations pertaining to the administration of the 2015 Plan; to correct administrative errors; to make all other determinations necessary or advisable for its administration; to designate officers of the Company to execute on behalf of the Company all agreements and documents approved by the Compensation Committee under the 2015 Plan; except to the extent prohibited by applicable law, to delegate to one or more individuals the day-to-day administration of the 2015 Plan; and to employ persons to render advice with respect to any of its responsibilities under the 2015 Plan.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   11

Eligibility

Any of our named executive officers or other key employees designated by the Compensation Committee, or otherwise meeting the criteria set forth by the Compensation Committee, are eligible to participate in the 2015 Plan. Currently, we expect that approximately twenty of our employees are eligible to participate in the 2015 Plan for the 2015 performance period.

Performance Criteria

As determined by the Compensation Committee, awards will be made subject to the achievement of performance goals of the Company (and/or one or more Related Companies or operating groups of the Company, as applicable), either individually, alternatively or in any combination, applied to the Company as a whole or to a Related Company, business unit, or business segment, either individually, alternatively or in any combination, and measured over the performance period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee:

●basic or diluted earnings per share
●cash flow or free cash flow or net cash from operating activity
●earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings)
●growth in earnings or earnings per share
●stock price or change in stock price
●return on equity or average shareholders’ equity
●total shareholder return
●return on capital or change in working capital
● on assets or operating assets
●pre-tax or post-tax return on investments
●revenue or gross profits
●revenue growth

●earnings before interest, taxes, depreciation and amortization
●net income or net income growth
●pretax income before allocation of corporate overhead and bonus
●operating income or net operating income or operating income growth
●operating profit or net operating profit (whether before or after taxes)
●operating margin or operating margin growth
●return on operating revenue
●working capital or net working capital
●any other Generally Accepted Accounting Principles financial measures
●market share
●capital expenditures
●capital expenditures as a percentage of total capitalization

●overhead or other expense or cost reduction
●growth in shareholder value relative to the moving average of a peer group or equity market index
●credit rating
●asset quality
●cost saving levels
●core non-interest income
●strategic plan development and implementation
●improvement in workforce diversity
●customer satisfaction
●employee satisfaction
●management succession plan development and implementation
●employee or customer retention

The performance criteria may vary for different performance periods and do not need to be the same for each participant eligible for an award during a particular performance period. Once established, the performance criteria cannot be changed during the performance period. Subject to the requirements of Section 162(m) of the Internal Revenue Code with respect to “covered employees” (as that term is defined in the 2015 Plan), at the time an award is made and performance criteria are established, the Compensation Committee is permitted to determine the manner in which the performance criteria will be calculated or measured to take into account certain factors over which participants have no or limited control, including, but not limited to, cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles or extraordinary charges to income.

For each performance period, the Compensation Committee may grant to eligible employees participating in the 2015 Plan, a Target Bonus Award (as that term is defined in the 2015 Plan) which is contingent on the achievement of established performance criteria during the performance period, or with respect to employees not qualifying as covered employees, the occurrence of another specified event as determined by the Compensation Committee in accordance with the terms of the 2015 Plan. Performance criteria and Target Bonus Awards must be established prior to the beginning of each performance period or as soon as practicable thereafter. If an employee commences participation after the beginning of a performance period, unless otherwise determined by the Compensation Committee within 90 days of the date the employee became a participant, the performance criteria in effect for the employee’s position will apply for the remaining balance of the performance period. In all cases where the participant is a covered employee, the performance criteria and Target Bonus Award will be established in no event later than 90 days following the first day of the performance period or after twenty-five percent (25%) of the performance period has elapsed, if earlier, and the outcome relative to the attainment of the performance criteria cannot be substantially certain at the time the performance criteria and Target Bonus Award are established.

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After the end of each performance period, the Compensation Committee will certify in writing the extent to which the performance criteria have been achieved. For a covered employee, if the performance criteria are met, such covered employee is entitled to the payment of the award subject to the Compensation Committee’s exercise of negative discretion to reduce any final amount payable to such covered employee based on business objectives established for that covered employee or other factors as determined by the Compensation Committee in its sole discretion. With respect to participants who are not covered employees, the Compensation Committee will determine the final amount payable for a performance period based on the performance criteria and other business objectives.

Performance Period

The 2015 Plan will cover each of our fiscal years beginning with 2015.

Payment of Awards

All awards under the 2015 Plan will be paid in cash, in one lump sum, subject to applicable tax and other authorized withholdings, on the last business day occurring on or before the 15th day of the third month after the end of each performance period, which will generally be on or before March 15th.

Termination of Employment

The 2015 Plan generally requires that a participant be actively employed at the end of an applicable performance period to receive payment for that particular performance period. If a participant’s employment ends during a performance period due to retirement, death or disability the final bonus amount will be reduced to reflect participation prior to termination and will be paid as soon as practicable and reasonable following the end of the performance period in which the termination of employment occurred. If a participant’s employment terminates for a reason other than due to retirement, death or disability, all of the participant’s rights to any final bonus amount will be forfeited unless otherwise determined by the Compensation Committee in its sole discretion.

Amendment and Termination of 2015 Plan

The Compensation Committee may, in its sole discretion, modify, amend, suspend or terminate the 2015 Plan from time to time; provided, however, that no such modification, amendment, suspension or termination may, without the consent of a participant, materially reduce the right of a participant to a payment or distribution pursuant to the 2015 Plan to which such participant has already become entitled. An amendment will be subject to the approval of our stockholders only if such approval is required by applicable law.

Change in Control

Upon a change in control, the Compensation Committee, except in limited circumstances, cannot directly or indirectly modify, amend, suspend, terminate or discontinue the 2015 Plan, establish or modify rules, regulations or procedures under the 2015 Plan, interpret the 2015 Plan or make a determination under the 2015 Plan, or exercise its authority or discretion under any provision of the 2015 Plan.

Upon and after the occurrence of a change in control, (i) all rights of all participants, former participants and beneficiaries under the 2015 Plan will be contractual rights enforceable against the Company and any successor to all or substantially all of the Company’s business or assets and (ii) any award (a) will be deemed earned at the maximum annual target amount, regardless of whether the specified performance criteria have been satisfied and (b) is payable immediately upon the change in control.

Federal Income Tax Consequences

All cash payments made under the 2015 Plan are taxable to the participant when received. Generally, the Company will be entitled to a corresponding deduction. While we intend that payments made under the 2015 Plan to be fully deductible when paid, there are certain requirements that must be met in order to qualify for the performance-based exception pursuant to Section 162(m) of the Internal Revenue Code, and there is no guarantee that amounts will in fact be deductible.

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2015 Target Bonus Award Opportunities

The following table sets forth the Target Bonus Award opportunities for the 2015 performance period:

	2015 Target Cash Incentive			Weighting for the		Maximum Achievement of
	Award Opportunity			Performance Targets		Performance Targets
		Bonus	Target Cash			Non-Financial	Financial
	Base Salary	Opportunity	Incentive	Non-Financial	Financial	Targets	Targets
Named Executive Officer[1]	(as of March 3, 2015)	(% of Base Salary)	Award at 100%	Targets	Targets	150%	200%
Michael P. McMasters	$550,000	60%	$330,000	20%	80%	$99,000	$528,000
Stephen C. Thompson	$335,000	30%	$100,500	20%	80%	$30,150	$160,800
Beth W. Cooper	$302,000	30%	$90,600	20%	80%	$27,180	$144,960
Elaine B. Bittner	$275,000	30%	$82,500	20%	80%	$24,750	$132,000
Jeffry M. Householder	$295,000	30%	$88,500	20%	80%	$26,550	$141,600
Executive Officers as a Group	n/a	n/a	$692,100	n/a	n/a	$207,630	$1,107,360
(1)	In accordance with the 2015 Plan, the Compensation Committee designated Messrs. McMasters, Thompson, and Householder and Mmes. Cooper and Bittner as the only participants in the 2015 Plan for the 2015 performance period. There are no non-executive employees who currently participate in the 2015 Plan.

BOARD RECOMMENDATION: THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S 2015 CASH BONUS INCENTIVE PLAN.

PROPOSAL 3 - NON-BINDING ADVISORY VOTE TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of External Audit Firm

The Audit Committee is solely responsible for the appointment, retention, termination and oversight of the work of the Company’s independent registered public accounting firm (also referred to in this Proxy Statement as “external audit firm”), including the approval of all engagement fees, terms, and the annual audit plan. On November 4, 2013, the Audit Committee approved the reappointment of ParenteBeard LLC (“ParenteBeard”) to serve as our external audit firm for 2014. ParenteBeard has served as the Company’s external audit firm since 2007. In determining whether to reappoint ParenteBeard as the Company’s external audit firm, the Audit Committee took into consideration several factors, including an assessment of the professional qualifications and past performance of the Lead Audit Partner and the ParenteBeard team, the quality and level of transparency of the Audit Committee’s relationship and communications with ParenteBeard and the length of time the firm has been engaged. The Audit Committee considered, among other things, ParenteBeard’s expanding utility practice and the knowledge and skills of ParenteBeard’s auditing experts that would be providing services to the Company.

No Adverse Opinions, Disagreements, or Reportable Events

The Report of Independent Registered Public Accounting Firm of ParenteBeard regarding the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and during the interim period from the end of the most recently completed fiscal year through October 1, 2014, the date of resignation, there were no (a) disagreements, as described under Item 304(a)(1)(iv) of Regulation S-K, with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard would have caused it to make reference to such disagreement in its reports, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

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Evaluation of External Audit Firm

The Audit Committee previously established criteria and procedures used to evaluate the quality of the audit services. The evaluation focuses on the qualifications and performance of ParenteBeard; the quality and candor of the external auditor firm’s communications with the Audit Committee and the Company; and the external auditor firm’s independence and objectivity. In 2014, each member of the Audit Committee, as well as members of management and the Director of Internal Audit completed an evaluation of the quality of the audit services rendered in 2013. The questions were specifically developed for the individual given his or her relationship with the external audit firm. The Audit Committee analyzed the results of the assessment, which provided the Audit Committee with additional insight into the effectiveness and objectivity of the Company’s external audit firm. The Chair of the Audit Committee and the Chief Financial Officer communicated the results of the evaluation process to ParenteBeard’s Lead Audit Partner.

The Audit Committee takes additional measures to ensure the audit team is independent and has the experience that creates an audit of the highest quality. These measures include, but are not limited to: (i) independently meeting with the external audit firm to discuss communications and other appropriate matters, (ii) pre-approving the audit and non-audit services performed by the external audit firm in order to assure that they do not impair the auditor’s independence, (iii) overseeing the process for the rotation of the Lead Audit Partner to ensure the Lead Audit Partner has the know-how, experience and quality to sustain the integrity of the Company’s audits and the requisite knowledge in the Company’s business and expected areas of future growth, and (iv) periodically overseeing the process to solicit proposals from external audit firms to review, among other things, the experience, qualifications, technical abilities, and audit fees in the industry prior to reappointment of the external audit firm.

Combined Firm – ParenteBeard and Baker Tilly

On October 1, 2014, the Company was notified that the audit firm of ParenteBeard LLC had merged with Baker Tilly Virchow Krause LLP (“Baker Tilly”) in a transaction pursuant to which ParenteBeard combined its operations with Baker Tilly and certain of the professional staff and partners of ParenteBeard joined Baker Tilly. On October 1, 2014, as a result of the merger, ParenteBeard ceased conducting business and resigned as the external audit firm of the Company. On October 1, 2014, the Audit Committee of the Company’s Board of Directors, after review and consideration of the impact on the Company, approved the engagement of Baker Tilly to serve as its external audit firm for the remainder of 2014 and 2015.

Prior to engaging Baker Tilly as its external audit firm, the Company had not consulted with Baker Tilly regarding (a) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue, or (b) a disagreement or reportable event as described under Item 304(a)(2)(ii) of Regulation S-K.

Advisory Vote to Ratify the External Audit Firm

Although the New York Stock Exchange (“NYSE”) listing standards require that the Audit Committee be directly responsible for selecting and retaining the external audit firm, we are providing you with the means to express your view on this matter. While this vote is not binding, in the event that stockholders fail to ratify the appointment of Baker Tilly, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion may direct the appointment of a different external audit firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

A representative from Baker Tilly will be present at the Annual Meeting and available to respond to appropriate questions. A formal statement will not be made.

BOARD RECOMMENDATION: THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

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AUDIT COMMITTEE REPORT

This Audit Committee Report is provided by the Audit Committee of the Board of Directors and pertains to the Company’s audited financial statements for the year ended December 31, 2014. Prior to the issuance of the Company’s unaudited quarterly financial statements and annual audited financial statements, we reviewed and discussed the earnings press releases, consolidated financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, Chesapeake’s internal auditors, and the independent external auditors. We also reviewed Chesapeake’s policies and practices with respect to financial risk assessment, as well as its processes and practices with respect to enterprise risk assessment and management. We discussed with the Company’s external audit firm, Baker Tilly, the matters required to be discussed by applicable audit standards adopted by the Public Company Accounting Oversight Board, including Auditing Standard No. 16, “Communication with Audit Committees.”

We discussed with Baker Tilly the overall scope and plan for their audit and approved the terms of their engagement letter. We also reviewed Chesapeake’s internal audit plan. We met with Baker Tilly and with Chesapeake’s internal auditor, in each case, with and without other members of management present, to discuss the results of their respective examinations, the evaluation of Chesapeake’s internal controls and the overall quality and integrity of Chesapeake’s financial reporting. The Committee has received the written disclosures and the letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly’s communications with the Committee concerning independence, and has discussed with Baker Tilly its independence. Based on the Committee’s review and the discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission (“SEC”).

The information in this Audit Committee Report shall not be considered to be “soliciting material” or be “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

THE AUDIT COMMITTEE

Thomas J. Bresnan, Chair	Thomas P. Hill, Jr.	Dennis S. Hudson, III	Paul L. Maddock, Jr.

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FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Effective October 1, 2014, the audit firm of ParenteBeard merged with Baker Tilly in a transaction pursuant to which ParenteBeard combined its operations with Baker Tilly. The following provides fees for professional services rendered by ParenteBeard and Baker Tilly (collectively referred to in this section as “Baker Tilly”) for the year ended December 31, 2014 and services rendered by ParenteBeard for the year ended December 31, 2013.

Audit Fees

The aggregate fees billed to the Company and its subsidiaries by Baker Tilly in 2014 and ParenteBeard in 2013 totaled $730,339 and $789,738, respectively. These fees were for services rendered in conjunction with the audits of the financial statements included in our Annual Report on Form 10-K; the reviews of the financial statements included in our Quarterly Reports on Form 10-Q; the audits of certain of our subsidiaries or operations typically performed for statutory and regulatory filings or engagements; the audits of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002; and the issuance of their consents associated with our registration statements that were filed with the SEC during those two years.

Audit-Related Fees, Tax and Other Fees

During 2014 and 2013, Baker Tilly and ParenteBeard performed annual audits on our benefit plans for the plan years ended December 31, 2013 and 2012, respectively. During 2014, Baker Tilly assisted us with the due diligence process relating to our transaction with Gatherco, Inc. Additionally, ParenteBeard performed other attest services not required by statute or regulation in 2013. The aggregate fees billed for audit-related services were $127,793 and $58,504 for 2014 and 2013, respectively. The Company did not engage Baker Tilly or ParenteBeard to provide any tax services or any services other than those described above.

Audit and Non-Audit Services Pre-Approval Policies and Procedures

The Audit Committee pre-approves the audit and non-audit services performed by the Company’s external audit firm in order to assure that they do not impair the external audit firm’s independence. The Audit Committee may also pre-approve tax services provided by the external audit firm, if any. In November 2014, the Audit Committee reviewed its Audit and Non-Audit Services Pre-Approval Policy and made changes to the policy that included legal and best practice developments. Under the Policy, the Audit Committee may pre-approve specific services in advance or may pre-approve one or more categories of audit and non-audit services. For all proposed services, the Audit Committee will, among other things, consider whether the external auditor firm is the best positioned to provide the proposed services most effectively and efficiently based on its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the services are likely to enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may establish ceilings on the level of fees and costs of generally pre-approved services that may be performed. The Audit Committee has delegated to the Chair of the Audit Committee (and may delegate authority to any other member of the Audit Committee) authority to pre-approve up to $40,000 in audit and non-audit services, which authority may be exercised when the Audit Committee is not in session. At least annually, the external audit firm is required to report to the Audit Committee on the specific services provided and the amounts that have been paid to the external audit firm. The Chief Financial Officer is required to report to the Audit Committee on the specific services provided and the amounts paid by the Company. The Director of Internal Audit is responsible for monitoring and reporting on the performance of all services provided by the external audit firm and to determine whether these services are in compliance with the Audit Committee’s policy. In 2014 and 2013, the Audit Committee approved 100 percent of all audit and non-audit services provided to the Company by Baker Tilly and ParenteBeard, respectively.

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BOARD OF DIRECTORS AND ITS COMMITTEES

Board Profile

The Board reflects a broad range of leadership, professional skills and experience; corporate governance and board service; experience in the markets in which we conduct business; economic and financial expertise; industry experience; public affairs experience; academia experience; and entrepreneurism which complements the Board as a whole. A majority of our Board currently serves or has served as chief executive officers of public and non-profit organizations. Collectively, the Board has a strong background and experience in the utility and energy industry. The Board, management and employees have been committed to continued earnings growth and increased shareholder value.

2014 Strategic Accomplishments

●Continued natural gas distribution and transmission growth, including service to a new, state-of-the-art electric generating facility located in Delaware
●Implementation of the strategy for several new business opportunities, such as alternative fueled vehicles and combined heat and power projects
●Entry into a merger agreement with Gatherco, Inc. that provides a new unregulated midstream energy opportunity that has the potential to yield higher than traditional regulated returns
●Execution of the Company’s three-for-two stock split which is a result of the shareholder value creation over the short and long-term

Financial Results

●Eighth consecutive year of record earnings
●Diluted Earnings Per Share increased by 9.3% over 2013
●Chesapeake increased the dividend by 5.2% in 2014
●In comparison to our peers, we have consistently achieved top quartile performance in total shareholder return in the short-term as well as the long-term (1, 3, 5, 10 and 20 years)
●We have invested more than $375 million in capital expenditures over the last 5 years

Chesapeake’s Board of Directors
Director Independence
An independent Board	All 12 external
ensures that the Board	directors are
is acting in the best	independent.
interests of stockholders.

Board Experience
The Board has a broad	7 former and current
range of leadership	CEOs currently serve
and experience that	on the Board.
have been invaluable
as the Company has
continued to grow.

Board Involvement
We stay connected with	A majority of directors
employees, customers,	have professional
stockholders, and the	experience in our
communities we serve.	service areas.

Boardroom Culture
There is a strong	100 percent
boardroom culture with	attendance at Board
active participation by	and Committee
all Board members.	meetings in 2014.
The Board met 8 times
in 2014.

Tenure on the Board
Directors have a mix of skills and attributes that complement the Board as a whole.

18   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Director Independence

The independent directors bring expertise and a diversity of perspectives to the Board. The culture of the Board enables directors to openly express their opinions in the boardroom and engage in open dialogue. The NYSE rules governing independence require that a majority of the members of the Board be independent as defined by the NYSE. Members of the Board are independent if it is determined that the director has no material relationship with the Company except in his or her capacity as a director. To assist in making the determination of independence for each director, the Board previously adopted Corporate Governance Guidelines on Director Independence (the “Independence Guidelines”), which are more stringent than the NYSE rules.

In accordance with the Independence Guidelines, on March 4, 2015, the Board conducted its annual review of director independence. During this review, the Board examined all direct and indirect transactions or relationships between the Company or any of its subsidiaries and each director and any immediate family member of the director and determined that no material relationships with the Company existed during 2014. On the basis of this review, the Board determined that twelve members of our Board (or 92 percent) are independent. Each of the following directors qualifies as an independent director as defined by the NYSE listing standards and in accordance with the standards set forth in the Independence Guidelines: Ralph J. Adkins, Eugene H. Bayard, Richard Bernstein, Thomas J. Bresnan, Ronald G. Forsythe, Jr., Thomas P. Hill, Jr., Dennis S. Hudson, III, Paul L. Maddock, Jr., Joseph E. Moore, Calvert A. Morgan, Jr., Dianna F. Morgan, and John R. Schimkaitis. Mr. McMasters, our President and Chief Executive Officer, is the only non-independent director.

Board Leadership

The Board is elected by Chesapeake’s stockholders to oversee the direction and strategy of the business and ensure that it continues to operate in the best interests of all stakeholders. The Board works diligently to fulfill its fiduciary duties to protect the Company’s assets and stockholders’ investment. The Board of Directors is led by the Chair of the Board, who is elected annually by the Board. At its meeting on May 6, 2014, the Board elected Ralph J. Adkins to serve as our non-executive, independent Chair. Mr. Adkins has served as our Chair since 1997 and has performed the responsibilities prescribed to him by the Board and those detailed in the Corporate Governance Guidelines, including establishing the agenda for and leading Board meetings, and facilitating communications among Board members and communications between the Board and the Chief Executive Officer outside of Board meetings. Mr. Adkins has more than 50 years of experience in the utility industry, including 42 years as an employee of the Company as well as more than 10 years of service as the non-employee Chair of the Board. This utility experience has given him explicit knowledge about the Company and its businesses which has been advantageous in leading the Board in the performance of its duties. At its meeting on May 6, 2014, the Board appointed John R. Schimkaitis to serve as our non-executive, independent Vice Chair of the Board. He has served as our Vice Chair since 2010. In this role, Mr. Schimkaitis assists the Chair of the Board and performs other duties as prescribed to him by the Board. The Corporate Governance Committee regularly engages in discussion on Board composition and succession planning as further discussed on page 24. The Board may, at a future date, combine the Chair and Chief Executive Officer roles if the Board determines that such a leadership structure would be appropriate.

Board’s Role in Risk Oversight

The Board maintains an oversight role with respect to risk management and is ultimately responsible for ensuring that the Company’s risk management framework is sufficient given the Company’s business activities. Risks are considered in virtually every business decision and process, including the Company’s strategic planning process. We recognize that it is neither possible nor prudent to eliminate all risk. In fact, purposeful and appropriate risk taking is essential for the Company to continue to grow and execute its strategic plan.

The Company’s risk management framework includes the following components: risk identification, risk assessment, risk management and monitoring and communication. During the risk identification process, risk heat maps are developed. The risk heat maps reflect a variety of risks that the Company faces, including strategic, operational, compliance and financial risks that may affect the operations and/or financial performance of our businesses. During the risk management process, appropriate actions are identified to manage the specific risk, and processes are established to continually monitor identified risks.

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Senior management is involved in the decision-making process, is aware of the known risks and is intimately involved in the monitoring and mitigation of the identified risks. As part of its responsibilities, senior management updates the Board or Audit Committee, as appropriate, on the monitoring and mitigation of identified risks and the Board and/or Audit Committee provides direction to management as it deems appropriate. The Company’s executive officers report to the Board regularly regarding financial and investment decisions, strategic plan initiatives, and other activities that may involve material risks that the Company may face. Board members remain informed on industry trends, Company-wide strategic initiatives, key financial barometers and other matters relevant to the Company and its businesses. This provides the Board members with a comprehensive understanding of our initiatives, and allows the Board to effectively consider and evaluate the various risks associated with the Company, its businesses and its strategic initiatives.

In addition to the Board’s general oversight role, the Audit, Compensation and Corporate Governance Committees focus on specific risks. The Audit Committee reviews and discusses with management the Company’s guidelines and policies that govern the process by which risk assessment and risk management activities are undertaken. The Audit Committee also reviews with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee approved the Company’s formal Global Risk Management Policy which outlines the Company’s risk management framework and serves to guide the Company’s overall risk management process. The Audit Committee receives updates and documents on this plan, including the Company’s short-term and long-term risk assessments and risk heat maps that reflect the Company’s most significant risks as discussed above. Formal risk identification, evaluation and monitoring steps are completed by the Company and reviewed with the Audit Committee, prior to finalizing the risk assessment and risk heat maps. The Audit Committee also reviews the Company’s insurance program and various coverages, which serve to mitigate some of the Company’s key risks.

The Compensation Committee focuses on our compensation program and ensures the program appropriately incentivizes short-term and long-term financial and operational performance, without encouraging unnecessary risk. The Compensation Committee also considers risks related to organizational development, executive recruitment, retention and succession planning. The Corporate Governance Committee focuses on risks that arise in connection with the Company’s governance structure and processes, including Board structure and composition, director independence, and related governance practices.

In addition, management-level implementation committees have been established to assist in identifying, assessing and managing risks, including a Global Risk Management Committee. The Company also has internal resources that provide support, oversight and direction for the Company’s risk management program. In 2014, our Global Risk Management program was aligned with the Company’s other risk management functions under our Internal Audit team to provide a broader approach to identifying, assessing, managing and monitoring risk. Also in 2014, the Company engaged an independent third-party to conduct a more formalized cybersecurity and physical security program assessment across our technology environments and key facilities.

Overall, the Company maintains both top down and bottom up approaches in regards to risk identification, awareness, management and monitoring.

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Standing Committees of the Board

The standing committees of the Board are the Audit Committee, Compensation Committee, and Corporate Governance Committee. Each of the Committees is comprised solely of independent directors. Each Committee member attended 100 percent of the applicable Committee meetings.

Audit Committee

In 2014, the Audit Committee continued to review and provide insight on enhancements to the Company’s risk management process, including increased areas of focus, such as cybersecurity. The Committee also reviewed emerging trends, including revenue recognition and convergents to the international accounting standards, as well as several complex accounting judgments and assessed their impact on the Company.

Thomas J. Bresnan
Audit Committee Chair

Independent Members: 4 Financially Literate: 4 Financial Experts: 3 Meetings Held in 2014: 5 Committee Members: Thomas J. Bresnan, Chair Thomas P. Hill, Jr. Dennis S. Hudson, III Paul L. Maddock, Jr.

Messrs. Bresnan, Hill and Hudson each qualify as an “audit committee financial expert” based on his experience and knowledge in accordance with the SEC rules. Biographical information on each Committee member can be reviewed beginning on page 5 of this Proxy Statement. Each Committee member participated in an annual training session given by the Company’s external audit firm on accounting trends, changes to the accounting standards, and their potential impact on the Company. None of the members of the Audit Committee currently serve on audit committees of other public companies.

Summary of Committee Responsibilities:

●Appointment, retention, termination, compensation and oversight of the independent external auditor
●Discuss with management the adequacy and effectiveness of the Company’s internal accounting and disclosure controls
●Review with management and the independent external auditor the Company’s financial statements and Management’s Discussion and Analysis
●Review the effect of regulatory and accounting initiatives on the Company’s financial statements
●Review and discuss with management the Company’s risk assessment and risk management process
●Review with management the Company’s major financial risk exposures and related internal controls
●Review and discuss with management any related party transactions
●Provide oversight of the Company’s internal audit function
●Review and assess compliance with the Company’s Business Code of Ethics and Conduct, and Code of Ethics for Financial Officers
●Review the Company’s procedures for complaints received by the Company regarding accounting, internal accounting controls or audit matters, including submissions by whistle-blowers, if any

You can review the Committee’s Charter at www.chpk.com/Our Company/Corporate Governance/Board and Board Committees/Audit Committee Charter for additional details on the Committee’s responsibilities.

Summary of Significant Activities in 2014:

●Reviewed the Company’s enhanced risk management process, including an enhanced risk assessment for Sarbanes-Oxley compliance
●Reviewed current practices and trends with regards to emerging risk, and new accounting and reporting standards
●Reviewed and discussed with management complex accounting judgments and estimates for several transactions
●Approved the engagement of Baker Tilly, the Company’s independent registered public accounting firm, successor firm to ParenteBeard

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   21

Compensation Committee

In 2014 the Committee conducted one-on-one interviews with each named executive officer and continued to discuss the Company’s organizational development that will support the Company’s growth. The Committee also reviewed and discussed with its independent compensation consultant the appropriateness of the peer group used to benchmark the Company’s director and executive compensation.

Richard Bernstein
Compensation Committee Chair

Independent Members: 4 Meetings Held in 2014: 5 Committee Members: Richard Bernstein, Chair Joseph E. Moore Calvert A. Morgan, Jr. Dianna F. Morgan

The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any consultant or other advisor it retains. The Committee may, in its sole discretion, engage a consultant or other advisor to assist in the evaluation of executive and director compensation. In 2014, the Committee retained Frederic W. Cook & Co. (“Cook & Co.”) for this purpose. In January 2014, the Compensation Committee reviewed the independence of Cook & Co. After consideration of the various factors, including the specific factors described in the SEC rules and those provided under the NYSE’s Listing Standards, the Compensation Committee determined that Cook & Co. is independent and no conflicts of interest exist with respect to Cook & Co.

Summary of Committee Responsibilities:

●Appointment, compensation and oversight of the work of any consultant or other advisor retained by the Committee
●Design and administer all of the policies and practices related to executive compensation
●Administer the Company’s plans under which cash and equity incentive awards are granted
●Evaluate the Company’s director compensation arrangements
●Review, in conjunction with the Chief Executive Officer, management succession plans
●Review and discuss with management the Compensation Discussion & Analysis in the Proxy Statement
●Review the results of stockholder advisory votes on the frequency that stockholders will vote on executive officer compensation
●Review the results of stockholder advisory votes on executive compensation

You can review the Committee’s Charter at www.chpk.com/Our Company/Corporate Governance/Board and Board Committees/Compensation Committee Charter for additional details on the Committee’s responsibilities.

Summary of Significant Activities in 2014:

●Evaluated and approved the 2015 Cash Bonus Incentive Plan that stockholders will vote on at this Meeting
●Conducted one-on-one interviews with each named executive officer and discussed organizational development that will support the Company’s growth
●Reviewed and discussed with Cook & Co. the appropriateness of the Company’s peer group used to benchmark director and executive compensation
●Considered a market analysis prepared by Cook & Co. that compared the Company’s executive compensation against market data for the Company’s peer group, as well as from industry published survey data

22   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Corporate Governance Committee

The Committee continued to focus on Board succession planning to ensure Boardroom skills are aligned with the Company’s long-term strategic plan, including nominating Dr. Forsythe to serve as a director on the Board. The Corporate Governance Committee has also continued to assess corporate governance trends and their impact on the Company while ensuring the appropriate governance framework is in place under which the Company operates.

Calvert A. Morgan, Jr.
Corporate Governance Committee Chair

Independent Members: 3 Meetings Held in 2014: 5 Committee Members: Committee Members: Calvert A. Morgan, Jr., Chair Eugene H. Bayard Joseph E. Moore

The Corporate Governance Committee, with the consent of the Board, may retain consultants or other advisors to assist it in fulfilling its responsibilities. In 2014, the Committee received information from legal counsel and other consultants on certain matters, including emerging trends and regulatory and legislative developments and their impact on the Company. The Committee also reviewed internally prepared information on governance trends and best practices.

Summary of Committee Responsibilities:

●Review and assess the Company’s Corporate Governance Guidelines
●Evaluate the size and composition of the Board and each standing Committee, in consultation with the Chair of the Board
●Review eligibility guidelines for directors to ensure compliance with legal requirements
●Evaluate director candidates and make appropriate recommendations to the Board
●Evaluate, and discuss with the Board, the quality of the performance of the Board
●Develop and recommend criteria and procedures to the Board to be utilized by the Board in evaluating the performance of each standing Committee
●Evaluate and make a recommendation to the Board on stockholder proposals
●Approve the service of Board members on the Board of any other public company
●Review director and executive stock ownership guidelines and monitor progress toward meeting the guidelines

You can review the Committee’s Charter at www.chpk.com/Our Company/Corporate Governance/Board and Board Committee/Corporate Governance Committee Charter for additional details on the Committee’s responsibilities.

Summary of Significant Activities in 2014:

●Reviewed current practices and trends with regards to board composition and director qualifications
●Continued Board succession planning to ensure Boardroom skills are aligned with Chesapeake’s long-term strategic plan, including nominating Dr. Forsythe to serve as a director on the Board
●Recommended to the Board an amendment to the Company’s Bylaws to better reflect the Company’s current practice that a director appointed to fill a vacancy will stand for election at the next Annual Meeting of Stockholders
●Approved amendments to the director stock ownership and retention guidelines that increase the stock ownership requirements in order to maintain the same relative requirements on a post stock split basis

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   23

CORPORATE GOVERNANCE

Director Nomination Process

The Corporate Governance Committee identifies potential director nominees through contacts in the business, civic and legal communities and a variety of other sources. The Committee may retain a search firm or utilize third-party database search tools to identify director nominees. Stockholders may nominate candidates for election as directors by submitting a written submission to the Corporate Secretary at the Company’s principal offices not less than 90 days nor more than 120 days prior to the annual meeting at which directors are to be elected. The written submission must comply with the provisions of the Company’s Bylaws and the Corporate Governance Committee’s Charter. The Corporate Governance Committee will consider all candidates recommended by stockholders who comply with these provisions and satisfy the Director Eligibility Guidelines.

The Corporate Governance Committee will consider several factors prior to nominating a candidate. Generally, the Committee will consider the existing size and composition of the Board, evaluate biographical information and other background material, and interview each candidate selected. The Committee will apply any director selection criteria adopted by the Corporate Governance Committee based on the circumstances at the time and the criteria set forth in the Company’s Corporate Governance Guidelines. In addition to the personal characteristics and core competencies provided in our Director Eligibility Guidelines described below, the Corporate Governance Committee reviews other criteria such as: a candidate’s judgment; knowledge of our industry; business and service areas; community involvement; availability and commitment to carry out the responsibilities as a director of the Company (directors may not be directors of more than two public companies in addition to the Company); and the candidate’s independence under applicable regulations and listing standards.

Director Eligibility Guidelines
●Leadership in a particular field of expertise
●Education or experience that enables the exercise of sound business judgment
●Integrity and the highest ethical character
●Personal and professional reputations that are consistent with the Company’s image and reputation
●Background or experience that enables differing points of view
●Willingness to listen and work in a collegial manner

●Knowledge, experience and skills that enhance the mix of the Board’s core competencies
●Professional achievement generally through service as a principal executive of a major company; distinguished member of academia; partner in a law firm or accounting firm; successful entrepreneur; or similar position of significant responsibility

●Absence of any real or perceived conflict of interest that would impair the director’s ability to generally represent the interest of the Company’s stockholders
●Individual contribution in terms of knowledge, experience and skills that enhances the Board’s mix of core competencies and further maximize stockholder value

The Corporate Governance Committee regularly engages in discussion on Board composition and succession planning. The Committee reviews director attributes, skills and experience represented on the Board and identifies additional qualifications that may be desired on the Board. In 2014, the Corporate Governance Committee engaged in a comprehensive director nomination process prior to recommending that the Board appoint a new director. The Committee considered a number of candidates submitted by directors, members of management, third-party search firms and others. Throughout this process, the Committee conducted an assessment of the desired skills and attributes that would complement the Board in their oversight of the execution of the Company’s strategic plan, discussed the Company’s strategy and expanding business operations, considered, among other things, the background of each potential candidate and whether the candidate possessed the time, knowledge and ability to work with colleagues in carrying out their responsibilities. The Committee also considered the existence of any potential conflicts of interest and the independence of the candidate. The Committee worked closely with the Chair of the Board and the Chief Executive Officer to narrow the director candidate list, conduct interviews of potential candidates and complete the due diligence process on selected candidates. After a rigorous process, the Corporate Governance Committee nominated and recommended that the Board of Directors appoint Ronald G. Forsythe, Jr. to serve as a director on the Board effective November 1, 2014. Beyond his strong relationships across the Delmarva Peninsula in which the Company operates, Dr. Forsythe brings expertise in many different areas, including strategic and tactical planning, information technology, engineering, renewable energy, healthcare, community engagement and economic development, all of which are beneficial as the Company continues to execute its strategic plan.

24   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Committee Considerations	Identification of Candidates	Selection Process	Director Nomination	Director Orientation	Stockholder Vote

●The Corporate Governance Committee considers appropriate factors such as the existing size and composition of the Board, Board diversity and attributes that would complement the Board as a whole and position the Company for the future.

●The Corporate Governance Committee considers a number of director candidates submitted by members of management, Board members, independent third-party firms and others. The Committee vets these potential candidates and considers appropriate factors.

●The Chair of the Board, Corporate Governance Committee Chair, and CEO conducts interviews of potential candidates. Topics covered during the interview include: depth of experience, business acumen, technical expertise, commitments and cultural fit.

●The Corporate Governance Committee discusses each candidate in light of the Director Eligibility Guidelines, the results of the interview and due diligence process. If appropriate, the Committee nominates and recommends a candidate to the Board of Directors.

●If appointed by the Board, a new director participates in a Director Orientation process held at one of the Company’s facilities. The orientation covers, among other things, our strategy, business structure, financial performance, and competitive landscape.
●In accordance with our Bylaws, a director appointed to fill a vacancy on the Board will be nominated for election at the Company’s next Annual Meeting.

Governance Trends and Director Education

The Board and its Committees proactively monitor legislative and regulatory initiatives, market trends, as well as other corporate governance trends and their potential impact on the Company. Each director has access to publications and other resources that cover these matters. In 2014, the Board received a presentation from one of our long-term institutional investors, which provided additional information on management roles and processes associated with their investment decisions, as well as the firms’ views on the Company’s performance, industry dynamics, and valuation. In previous years, professionals in the financial community presented on various aspects of the utility industry, including the current macro economic outlook, market trends, utility industry fundamentals, downstream utility focus, current valuations, investor perception, industry framework, and current industry topics. Experts in the areas of corporate governance, proxy advisory services and investor relations have also spoken to the Board on regulatory actions, governance trends and various other corporate governance topics. The Board has also received corporate governance updates from a Chancellor from the Delaware Court of Chancery, a Chief Justice of the Delaware Supreme Court, and established members of the academic, governance, investor relations, legal and financial communities who are experienced in the utilities industry and the broader market. Directors participated in continuing education sessions to remain informed on recent trends applicable to their Committee duties. Certain directors also participate in continuing legal education. Newly elected directors participate in a comprehensive director orientation program that covers, among other things, our strategy, business structure, financial performance, and competitive landscape. As part of this program, directors are invited to participate in a tour of selected facilities of the Company. Most of our Board meetings are held in various locations throughout our service territories. This provides directors the opportunity to become more familiar with our operations and the communities we serve. During these visits, the Board also has the opportunity to engage with our employees in the applicable service areas. Industry experts have also spoken to the Board on such topics as energy trends, market factors and competition, growth opportunities, key customer growth expectations, and future outlook.

The Committees actively engage with senior management and other parties when necessary to further assess the current environment or respond to governance related matters. Cook & Co. has routinely provided the Compensation Committee with updates on the status of compensation-related initiatives under the Dodd-Frank Act and has discussed several challenges that compensation committees may encounter in the future. The Corporate Governance Committee and Audit Committee each routinely receive updates on matters applicable to their responsibilities from legal counsel and independent consultants. The Committees also receive regulatory and legislative updates at their respective meetings.

Corporate Governance Practices

Governance Transparency and Accountability. The Board and Corporate Governance Committee annually review our corporate governance documents and practices to ensure that they provide the appropriate framework under which the Company operates. Our corporate governance documents can be viewed on our website at http://www.chpk.com/our-company/corporate-governance. These documents include the Charters for each standing Board Committee – Audit Committee, Compensation Committee, and Corporate Governance Committee; Corporate Governance Guidelines; Business Code of Ethics and Conduct; Code of Ethics for Financial Officers; Corporate Governance Guidelines on Director Independence; and Communications with the Board. Additional information in the Corporate Governance section of our website includes the composition of our Board and Committees and

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   25

a summary of our Ethics and Compliance Program. Under the Investors section of our website, http://investor.chpk.com, we provide links to our filings with the SEC, including our Annual Report on Form 10-K and equity ownership reports for our named executive officers. Under the News section of our website, http://www.chpk.com/news, we provide press releases on financial, corporate and community activities. In this section on our website, you can also read more about the Company being selected as a top workplace in Delaware, receiving several safety achievement awards from the American Gas Association, and being honored with two awards recognizing the efforts and accomplishments of our corporate governance team.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which consist of a series of policies and principles that are adhered to when overseeing the corporate governance of the Company. The Corporate Governance Guidelines focus on board composition and director qualifications, Board meetings, Board committees, Board access to management and advisors, Board relationship to senior management, director compensation, and annual review of Board and committee effectiveness.

Code of Ethics. The Board has adopted a Business Code of Ethics and Conduct (“Code of Ethics”) that reflects our commitment to continuously promote professional conduct throughout the organization, and to ensure that representatives of the Company demonstrate good ethical business practices. Directors are required to disclose any conflict of interest to the Company’s non-management, independent Chair of the Board and to refrain from voting on any matter(s) in which they have a conflict. In considering whether an actual conflict of interest exists, factors to be considered include, but are not limited to, the benefit to the Company and the aggregate value of the transaction.

The Board has also adopted a Code of Ethics for Financial Officers which provides a framework for honest and ethical conduct by our financial officers as they perform their financial management responsibilities. The Code of Ethics for Financial Officers is applicable to the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Corporate Controller, and others who are responsible for ensuring accurate and timely disclosures of financial information within our filings with the SEC. Other senior managers with accounting and financial reporting oversight must annually confirm compliance with the Code of Ethics for Financial Officers.

Related Persons Transactions. We review relationships and transactions in which the Company, or any of its subsidiaries, and our executive officers, directors, director nominees, 5% or greater stockholders or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. A related person transaction would include, but is not limited to, any financial transaction, arrangement or relationship, any indebtedness or guarantee of indebtedness and any series of similar transactions, arrangements or relationships. In determining whether to approve or ratify a related person transaction, the disinterested members of the Audit Committee, as part of an annual review or as required, will consider the relationship of the individual to the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction. The Audit Committee may approve or disapprove the transaction and direct the officers of the Company to take appropriate action. The Audit Committee may also refer the matter to the full Board with a recommendation. If it is determined that a related person transaction is directly or indirectly material to the Company or a related person, the transaction will be disclosed in the Company’s proxy statement.

The Company has established procedures in order to identify material transactions and determine, based on the relevant facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes discussions with the Company’s Board, as well as dissemination of a questionnaire that directors and executive officers are required to complete annually. Director nominees, including those nominated by stockholders, are also required to complete a questionnaire in a form similar to that completed annually by directors and executive officers.

The Company’s Code of Ethics requires that individuals provide prompt and full disclosure of all potential conflicts of interest (including related person transactions) to the appropriate person. These conflicts of interest may be specific to the individual or may extend to his or her family members. Any officer who has a conflict of interest with respect to any matter is required to disclose the matter to the Chief Executive Officer, or if the Chief Executive Officer has a conflict of interest, the Chief Executive Officer would disclose the matter to the Audit Committee. All other employees are required to disclose any conflict of interest to the Director of Internal Audit. Directors are required to disclose any conflict of interest to the Chair of the Board and to refrain from voting on any matter(s) in which they have a conflict. In addition, directors, executive officers and designated employees disclose to the Company, in an annual ethics questionnaire, any current or proposed conflict of interest (including related person transactions).

All employees and executive officers are encouraged to avoid relationships that have the potential for creating an actual conflict of interest or a perception of a conflict of interest. The Company’s Code of Ethics provides specific examples that could represent a conflict of interest, including, but not limited to, the receipt of any payment, services, loan, guarantee or any other personal benefits

26   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

from a third party in anticipation of or as a result of any transaction or business relationship between the Company and the third party. No employee or executive officer is permitted to participate in any matter in which he or she has a conflict of interest unless authorized by an appropriate Company official and under circumstances that are designed to protect the interests of the Company and its stockholders and to avoid any appearance of impropriety.

For the period beginning January 1, 2014 and ending March 17, 2015, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Anti-Hedging Policy and Pledges of Securities. Directors, executive officers and employees of the Company may not engage in hedging transactions related to Chesapeake stock or pledge Chesapeake stock as collateral for a loan. The Chief Financial Officer may grant an exception to an individual who desires to pledge Chesapeake stock as collateral for a loan (excluding margin debt) if such individual clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Executive Sessions. The Chair of the Board, Mr. Adkins, presides over executive sessions of the non-management directors. The Company’s Corporate Governance Guidelines ensure the integrity of these meetings by providing that the Chair of the Corporate Governance Committee would preside over these meetings in the event that the Chair of the Board was a management director. The Corporate Governance Guidelines also provide that if the non-management directors included any director who did not qualify as independent under the NYSE Listing Standards, the independent directors would meet at least annually without the non-independent director(s).

Board and Committee Self-Evaluations

Annually, the Corporate Governance Committee reviews and establishes the criteria that is used by the Board and each standing Committee prior to conducting self-evaluations for performance during the preceding year. The Board and its Committees conduct Self-Evaluations to, among other things, assess the qualifications, attributes, skills and experience represented on the Board and its Committees; ensure that appropriate resources are available to the Board and its Committees; and ensure the Board and its Committees are functioning effectively. The Chair of the Corporate Governance Committee receives a report of the results of the Board and Corporate Governance Committee Self-Evaluations. The Chairs of the Audit Committee and Compensation Committee receive a report of the results of their respective Committee Self-Evaluations. The Committee Self-Evaluation results are discussed at Committee meetings and reported to the Board at the next Board meeting. The Chair of the Corporate Governance Committee reports the results of the Board Self-Evaluation at the next Board meeting.

Communications with the Board, Stockholders and the Financial Community

Communications with the Board. Stockholders and other parties interested in communicating directly with the Board, a committee of the Board, any individual director, the director who presides at executive sessions of the non-management or independent directors, or the non-management or independent directors, in each case, as a group, may do so by sending a written communication to the attention of the intended recipient(s) in care of the Corporate Secretary at Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904. All communications must be accompanied by the following information: (i) if the person submitting the communication is a shareholder, a statement of the type and amount of securities of the Company that the person holds; (ii) if the person submitting the communication is not a shareholder and is submitting the communication to the non-management or independent directors as an interested party, the nature of the person’s interest in the Company; (iii) any special interest of the person in the subject matter of the communication; and (iv) the address, telephone number and email address, if any, of the person submitting the communication.

The Corporate Secretary will forward all appropriate communications to the intended recipient(s). Communications relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters. These communications procedures have been unanimously approved by the independent directors.

Communications with Stockholders and the Financial Community. In addition to the above, we present on the Company at the American Gas Association’s Annual Financial Forum, where we have the opportunity to communicate with security analysts, portfolio managers, investors, rating agencies and investment bankers. Those attending the presentation have an opportunity to ask questions and interact with the management team. Annually, we conduct road shows where current and potential investors, as

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   27

well as other members of the financial community, receive information about the Company, and we also hold quarterly conference calls to discuss our financial results with stockholders and the financial community. In addition, a presentation is given to investors immediately following our Annual Meeting of Stockholders. In 2014, all of the directors were in attendance at the Annual Meeting of Stockholders. In December 2014, the Board invited one of our institutional investors to meet with the Board. The institutional investor presented to the Board on their investment process, investment in the Company and its performance, and the gas industry.

Information about Chesapeake Utilities Corporation and the Chesapeake family of businesses is available at http://www.chpk.com or through our IR App. The IR App can be downloaded for free through the App Store on an iPhone or iPad, or Google Play on an Android mobile device by searching for Chesapeake Utilities Corporation.

STOCK SPLIT

On September 8, 2014, the Company effectuated a three-for-two stock split in the form of a stock dividend. The stock split highlights the shareholder value creation over the long-term as well as the short-term.

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28   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

OWNERSHIP OF OUR STOCK

Security Ownership of Certain Beneficial Owners and Management

The table below provides the number of shares of our common stock beneficially owned as of March 16, 2015 by each director and director nominee, by each named executive officer named in the Summary Compensation Table, as well as the number of shares beneficially owned by all of the directors, director nominees and named executive officers as a group. No shares of our common stock have been pledged as security by a director or named executive officer. The table also provides information for each other person known to us to beneficially own five percent or more of our common stock.

Name of Beneficial Owner	Qualified 401(k) Retirement Savings Plan	Non-Qualified Deferred Compensation Plan(1)	Total Shares Owned Beneficially(2)(3)	Percent of Class
Ralph J. Adkins	—	—	82,870	*
Eugene H. Bayard	—	—	26,608	*
Richard Bernstein	—	—	68,615	*
Elaine B. Bittner	7,252	703	23,242	*
Thomas J. Bresnan	—	7,584	17,117	*
Beth W. Cooper	10,923	8,725	53,546	*
Ronald G. Forsythe, Jr.	—	530	530	*
Thomas P. Hill, Jr.	—	4,032	23,223	*
Jeffry M. Householder	—	—	3,393	*
Dennis S. Hudson, III	—	—	14,959	*
Paul L. Maddock, Jr.	—	—	43,783	*
Michael P. McMasters	19,008	41,984	120,846	*
Joseph E. Moore	—	3,567	24,529	*
Calvert A. Morgan, Jr.	—	—	41,194	*
Dianna F. Morgan	—	—	9,031	*
John R. Schimkaitis(4)	—	—	146,439	1.0%
Stephen C. Thompson	20,987	—	81,748	*
Executive Officers and Directors as a Group	58,170	67,124	781,683	5.3%
* Less than one percent.

Name of Investment Advisor
T. Rowe Price Associates, Inc.(5)	—	—	1,115,785	7.6%
100 E. Pratt Street
Baltimore, MD 20202
BlackRock, Inc.(6)	—	—	910,239	6.2%
55 East 52nd Street
New York, NY 10022
(1)	The Non-Qualified Deferred Plan enables non-employee directors to defer all or a portion of their meeting fees and annual retainers on a pre-tax basis. The named executive officers can also defer base salary, cash incentive awards and equity incentive awards on a pre-tax basis under the Non-Qualified Deferred Plan. See the description of the Non-Qualified Deferred Plan on page 51.
(2)	Unless otherwise indicated in a footnote, each beneficial owner possesses sole voting and sole investment power with respect to his or her shares shown in the table.
(3)	Voting rights are shared with spouses and other trustees in certain accounts for Ralph J. Adkins (7,505), Thomas J. Bresnan (9,534 shares), Beth W. Cooper (1,873 shares), Jeffry M. Householder (342 shares), Paul L. Maddock, Jr. (18,000 shares), Joseph E. Moore (16,266) and Calvert A. Morgan, Jr. (16,670 shares). Independent accounts are held by the spouses of Ralph J. Adkins (5,161 shares), Thomas P. Hill, Jr. (11,345 shares), Michael P. McMasters (52 shares) and John R. Schimkaitis (300 shares).
(4)	In January 2011, Mr. Schimkaitis retired as Chief Executive Officer of the Company and received a reduced early retirement payment under the Pension Plan. Mr. Schimkaitis received his distribution in the form of a lump sum after providing property equal to 125 percent of the restricted portion of the lump sum in accordance with the Internal Revenue Code’s tax requirements. Currently, Mr. Schimkaitis has deposited 18,000 shares in escrow to satisfy the requirement. This property was placed in escrow, with oversight by a third party escrow agent. Until the Pension Plan is fully funded, as defined under the Internal Revenue Code, each year, shares equal to the value of payments that would have been paid to Mr. Schimkaitis if he had elected the life annuity form of distribution will become unrestricted and returned to Mr. Schimkaitis, subject to the remaining property retaining a minimum market value.
(5)	According to their report on Schedule 13G/A, filed on February 13, 2015, T. Rowe Price Associates, Inc. (“T. Rowe Price”) was deemed to beneficially own 1,115,785, or 7.6 percent, of our common stock as of December 31, 2014. According to the Schedule 13G/A, T. Rowe Price had sole power to vote 158,705 shares and to dispose of 1,115,785 shares. T. Rowe Price’s Schedule 13G, as filed with the Securities and Exchange Commission, certified that it acquired the shares of our common stock in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.
(6)	According to their report on Schedule 13G/A, filed on January 30, 2015, BlackRock, Inc. (“BlackRock”) was deemed to beneficially own 910,239 shares, or 6.2 percent, of our common stock as of December 31, 2014. According to the Schedule 13G/A, BlackRock had sole power to vote 877,391 shares and to dispose of 910,239 shares. BlackRock’s Schedule 13G/A, as filed with the Securities and Exchange Commission, certified that it acquired the shares of our common stock in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   29

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company’s directors and executive officers, and any beneficial owner of more than 10 percent of our common stock, to file reports with the SEC. These include initial reports and reports of changes in the individual’s beneficial ownership of the Company’s common stock. Such persons are also required by SEC regulations to furnish the Company with copies of such reports. To our knowledge, based solely on the review of such reports furnished to the Company and on the written representations made by such persons that no other reports were required, the Company believes that during the year ended December 31, 2014 all directors and executive officers filed on a timely basis the reports required by Section 16(a). We are not aware of any person or entity that beneficially owns more than ten percent of the Company’s common stock.

DIRECTOR COMPENSATION

The Compensation Committee, which consists solely of independent directors, reviews director compensation annually to ensure the appropriate compensation arrangements are in place for non-employee directors. The Committee subsequently reports its findings and any recommendations to the Board. The Board approves all director compensation arrangements. A director who is an employee of the Company receives no additional compensation for his or her service as a director.

Non-employee Director Compensation

Each non-employee director receives cash and equity compensation for his or her service on the Board as provided in the table below. Directors may not elect to receive their cash compensation in stock. Directors are also reimbursed for business expenses incurred in connection with attending meetings and performing other Board-related services, including external director education.

	2014 Annual Meeting until the 2015 Annual Meeting	2013 Annual Meeting until the 2014 Annual Meeting
Cash Compensation - Retainers
Board Member Retainer	$50,000	$45,000
Board Chair Retainer	$80,000	$80,000
Committee Chair Retainer
Audit Committee	$12,000	$10,000
Compensation Committee	$10,000	$7,000
Corporate Governance Committee	$8,000	$7,000
Cash Compensation - Meeting Fees
Board Meeting Fee	$1,200	$1,200
Committee Meeting Fee	$1,000	$1,000
Committee Meeting Fee When A Director Attends A Board or
Committee Meeting on the Same Day	$750	$750
Equity Compensation
Board Member Retainer	$50,000*	$45,000*
* Fractional shares are rounded down to the nearest whole number

2013 Stock and Incentive Compensation Plan

In 2013, stockholders approved the Company’s 2013 Stock and Incentive Compensation Plan (the “Equity Incentive Plan”) under which non-employee directors are eligible to receive shares of our common stock. The full text of the plan can be reviewed on page 55 of our proxy statement that was filed with the SEC on April 2, 2013. The Equity Incentive Plan enhances stockholder value by ensuring that directors have a proprietary interest in our growth and financial success. The Board has the authority to determine the number and type of equity or stock awards to be granted to non-employee directors under the Equity Incentive Plan.

30   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Each director has the right to vote the shares awarded under the Equity Incentive Plan and to receive dividends on the shares. Each director is individually responsible for any tax obligations in connection with these shares.

Non-Qualified Deferred Compensation Plan

Directors may defer all or a portion of their meeting fees and annual retainers in accordance with the Chesapeake Utilities Corporation Non-Qualified Deferred Compensation Plan (the “Non-Qualified Deferred Plan”) which is described in detail on page 51 in this Proxy Statement. Deferrals made under the Non-Qualified Deferred Plan are on a pre-tax basis until their separation from service with the Company and its affiliates or another specified date. At all times, directors have a 100 percent vested interest in the amount of cash or stock that is deferred.

Director Stock Ownership

In 2014, prior to the Company’s three-for-two stock split, all non-management directors were required to own at least 6,000 shares of our common stock while serving as a director of the Company. Following the stock split, the Board increased the amount of shares directors are required to own from 6,000 shares to 9,000 shares, which maintains the same relative ownership requirement post stock split.

According to the Company’s Corporate Governance Guidelines, directors who were members of the Board on December 6, 2011 had until December 31, 2014 to meet the stock ownership requirement. Chesapeake’s trading window was closed for an extended period of time as a result of the Company pursuing the acquisition of Gatherco, Inc. The Board extended the date for the stock ownership requirement to be met from December 31, 2014 to June 30, 2015. Directors may acquire their ownership through several means, including making purchases on the open market, making optional cash investments through our Dividend Reinvestment and Direct Stock Purchase Plan, and receiving a share award under the Equity Incentive Plan. Deferred stock units are applied toward achieving this ownership requirement. Each deferred stock unit is equivalent to one share of the Company’s common stock.

Independent Compensation Consultants Report

In May 2014, the Compensation Committee received a Non-Employee Director Compensation presentation (the “Analysis”) prepared by Cook & Co. The Analysis compared our then current director compensation arrangements against the Company’s peer group and a broader utility industry. The peer group used for the purposes of this Analysis is the same group of companies used to evaluate the Company’s executive compensation program. The Analysis reviewed various pay elements, including annual cash and equity retainers, meeting fees, committee compensation and other items such as Chair compensation. Cook & Co. determined that the Company’s director compensation program was competitive in form and structure given the Company’s size relative to its peers. The analysis concluded that the Company’s director compensation levels were either below or at the median of its peer group for the annual Board equity retainer, Board cash retainer, and the Committee Chair retainers. To remain competitive and more closely align the Company’s director compensation practices with those of its peer group, Cook & Co. recommended a $5,000 increase to the Board cash retainer, a $5,000 increase to the Board equity retainer, a $3,000 increase to the Compensation Committee Chair retainer, a $2,000 increase to the Audit Committee Chair retainer and a $1,000 increase to the Corporate Governance Committee Chair retainer. The Compensation Committee discussed the analysis with Cook & Co. and recommended that the Board adopt these changes. The Board approved these changes at the May 2014 Board meeting. In the future, the Board may modify director compensation as it deems appropriate.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   31

2014 Director Compensation

The following table reflects compensation paid to non-employee directors for services performed during 2014:

	2014 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total(2) ($)
Ralph J. Adkins(3)	141,600	49,972	0	191,572
Eugene H. Bayard	65,600	49,972	0	115,572
Richard Bernstein	74,600	49,972	0	124,572
Thomas J. Bresnan(3) (4)	78,600	49,972	0	128,572
Ronald G. Forsythe, Jr.(4) (5)	28,016	25,571	0	53,587
Thomas P. Hill, Jr.(3) (4)	64,600	49,972	0	114,572
Dennis S. Hudson, III	64,600	49,972	0	114,572
Paul L. Maddock, Jr.	64,600	49,972	0	114,572
Joseph E. Moore	69,850	49,972	0	119,822
Calvert A. Morgan, Jr.(3)	79,850	49,972	0	129,822
Dianna F. Morgan	64,600	49,972	0	114,572
John R. Schimkaitis(3) (6)	61,600	49,972	60,000	171,572
(1)	The Stock Awards column reflects the grant date fair value on May 6, 2014 of $49,972 (806 shares based upon a price per share of $62.00, the closing price on May 2, 2014). On September 8, 2014, the Company effectuated a three-for-two stock split in the form of a stock dividend. Post split, the fair value of these awards does not change. The grant date fair value of these awards on December 31, 2014 is $49,972 (1,209 shares based upon the post split price per share of $41.333). The stock awards and all prior stock awards are fully vested in that they are not subject to forfeiture. Dr. Forsythe joined the Board effective November 1, 2014. See footnote 5 below for more information on the stock award that he received.
(2)	There is no compensation that needs to be included in Option Awards, Non-equity Incentive Plan Compensation, or Change in Pension Value and Non-Qualified Deferred Compensation Earnings columns. Dividends on deferred stock units in the Non-Qualified Deferred Plan (which are settled on a one for one basis in shares of common stock) are the same as dividends paid on the Company’s outstanding shares of common stock. Additionally, for 2014, cash meeting fees and retainers deferred under the Non-Qualified Deferred Plan have investment crediting options that are the same as investment options available to all employees under the Company’s Retirement Savings Plan (a qualified 401(k) Plan). As a result, the directors participating in the Non-Qualified Deferred Plan do not receive preferential earnings on their investments. Directors do have the ability to purchase propane at the same discounted rate that we offer to our employees, the value of which, when combined with all other perquisites and personal benefits, does not exceed $10,000 in the aggregate.
(3)	The M&A Committee was established in June 2011 to assist the Board in carrying out its responsibilities to evaluate potential opportunities. Messrs. Adkins, Bresnan, Hill, Morgan and Schimkaitis served as members of the ad-hoc M&A Committee in 2014 and received $1,000 for their attendance at the meetings.
(4)	Mr. Bresnan deferred his annual stock retainer ($49,972). Mr. Hill deferred his annual cash retainer ($50,000), meeting fees ($14,600), and annual stock retainer ($49,972). Dr. Forsythe deferred his prorated annual stock retainer ($25,571). All deferrals were made in accordance with the terms of the Non-Qualified Deferred Plan.
(5)	Dr. Forsythe joined the Board effective November 1, 2014. He received a prorated cash retainer of $25,616 and a prorated equity retainer for services to be performed from November 1, 2014 through May 6, 2015. The Stock Award column reflects a grant date fair value of $25,571 (528 shares based upon a price per share of $48.43, the closing price on November 1, 2014). The stock award is fully vested in that it is not subject to forfeiture.
(6)	The All Other Compensation column reflects compensation received by Mr. Schimkaitis for consulting services to the Company as described below.

Consulting Agreement

In January 2013, the Compensation Committee approved the Company entering into a Consulting Agreement with Mr. Schimkaitis, our non-executive Vice Chair of the Board, to provide consulting services as reasonably requested from time to time by the Board or a designated representative of the Board. Mr. Schimkaitis has forty years of experience in the utility industry, twenty-five of which were spent in key management roles within the Company. His knowledge of the utility industry and our service territories, as well as his leadership skills has been invaluable to the success of the Company. The Agreement has terms similar to those previously approved by the Compensation Committee and entered into with Mr. Schimkaitis in 2011. The original term of the Agreement was for a period of twelve months, which can be extended by the Company, with Mr. Schimkaitis’ consent, for additional one year terms. In 2014, the parties elected to extend the Agreement for a one-year term. Under the agreement, Mr. Schimkaitis may provide the Company up to 400 consulting hours per year. He may not, at any time, exceed twenty percent of the average time he spent during his service as President and Chief Executive Officer of the Company during the thirty-six month period prior to his retirement. For his services, Mr. Schimkaitis will receive a $5,000 consulting fee per month for his services as well as reimbursement for reasonable out-of-pocket expenses. In addition, Mr. Schimkaitis is entitled to receive $300 for each hour worked in excess of 200 hours. Mr. Schimkaitis is not entitled to payment of any consulting fee for any month during the term of the Agreement for which no services are provided. He is responsible for the payment of any taxes owed on compensation paid to him under the Agreement. The Agreement includes automatic termination for engagement in willful misconduct with respect to the obligations under the Agreement, or conduct which violates the Company’s Code of Ethics.

32   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE ON COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Chesapeake’s management. The Compensation Committee, based on its review and discussions, has recommended to the Board the following Compensation Discussion and Analysis be included in this Proxy Statement and filed with the SEC.

The information in this Report shall not be considered “soliciting material,” or to be “filed” with the SEC nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

THE COMPENSATION COMMITTEE

Richard Bernstein, Chair	Joseph E. Moore	Calvert A Morgan, Jr.	Dianna F. Morgan

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CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   33

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We are committed to pursuing growth opportunities in a manner that generates future value for our stockholders. In 2014, we generated record earnings for the eighth consecutive year. Our net income was $36.1 million, or $2.47 per share (diluted), in 2014, compared to $32.8 million, or $2.26 per share (diluted), in 2013. This represents an increase in diluted earnings per share of $0.21, or 9.3 percent.

Diluted Earnings Per Share

The continued efforts of our employees to transform opportunities into profitable growth enabled us to meet key 2014 objectives in our strategic plan and advance several projects, such as the announcement of the development and construction of a combined heat and power plant in Nassau County, Florida and our interstate pipeline’s new services on the Delmarva Peninsula. We also recently entered into a merger agreement that provides a new unregulated midstream energy opportunity that has the potential to yield higher than traditional regulated returns. All of these efforts position our Company for continued growth in the future. In 2014, our results translated into a 12.2 percent return on equity (“ROE”), which represents performance exceeding regulated utility returns. Over the past five years, we have consistently generated ROEs between 11.6 percent and 12.2 percent.

ROE Track Record

34   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

In 2014, the Board of Directors increased the dividend paid to our stockholders on an annualized basis by $0.0533 per share, or 5.2 percent (adjusted to reflect the three-for-two stock split, effected in the form of a stock dividend, on September 8, 2014). This resulted in an annualized dividend per share of $1.08. Chesapeake has paid a dividend to its stockholders for 54 consecutive years. The growth in our dividend reflects the financial strength of the Company. The Company is positioned to have sustainable dividend growth and is committed to dividend growth that is supported by earnings growth.

Dividend Track Record

The combination of stock price appreciation and dividends for the year produced a total return to stockholders of 27 percent. Over each period considered (one, three, five, ten or twenty years), stockholders have achieved average annual returns in excess of 14%. We have achieved top quartile performance relative to our peers over all periods presented.

Total Shareholder Return
(For the periods ending December 31, 2014)

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   35

Our strong performance in 2014 is a result of our steadfast commitment to pursuing growth opportunities with discipline, determination and drive. Our results in 2014 are a culmination of the growth efforts that we initiated several years ago. Our earnings growth, because of the significance of our regulated operations, is driven by the additional capital investments we make. To sustain or increase our earnings growth rate, we invest in additional capital expenditures that generate equal to or greater than their respective target returns. We continued to expend high levels of capital in 2014, as measured by the ratio of capital expenditures to total capitalization.

Investing For Future Growth
(Capital Expenditures / Total Capitalization)

The Compensation Committee’s approach to executive compensation encompasses practices that ensure that the executive compensation program remains fair, reasonable and competitive while also aligning total compensation to our business objectives and performance. These practices include, but are not limited to:

●	The Compensation Committee retains discretion in administering all awards and performance goals, and determining performance achievement.
●	Each incentive award features a cap on the maximum amount that can be earned for any performance period.
●	Dividends on the equity incentive awards accrue in the form of dividend equivalents during the performance period and are only paid to the named executive officers if the awards are earned and then only in proportion to the actual shares earned.
●	Stock ownership guidelines are in place for the named executive officers, with a specified timeframe to attain the ownership threshold.
●	Each named executive officer is subject to a compensation recovery policy that requires the repayment by the executive if an incentive award was calculated based upon the achievement of certain financial results or other performance metrics that, in either case, were subsequently found to be materially inaccurate.
●	The Company does not provide excise tax gross-up protections.
●	Named executive officers generally may not engage in hedging transactions or pledge Chesapeake stock as collateral for a loan.
●	The supplemental pension and 401(k) plans are traditional plans that cover compensation not included in the qualified plans as a result of IRS compensation limitations. These plans do not provide additional benefits to the named executive officers or additional future years of service.
●	With the exception of Company vehicles that are available for personal use, but which are treated as compensation to the named executive officers, there are no perquisites. Named executive officers participate in the same benefits that are available to other employees of the Company.
●	The life insurance benefit provided to employees of the Company is capped at $500,000 which limits the benefit to highly compensated individuals.

The Compensation Committee promotes a pay-for-performance culture to further align the executive officers’ interests with the interests of stockholders. Our Compensation Committee focuses on aligning total compensation with our performance and business objectives thereby increasing stockholder value. Our executive compensation program consists of three components – base salary, performance-based cash incentive awards (“cash incentive awards”) granted pursuant to our Cash Bonus Incentive

36   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Plan (the “Cash Incentive Plan”), and performance-based equity incentive awards (“equity incentive awards”) granted pursuant to the Equity Incentive Plan. The Compensation Committee believes that these three components of our compensation program drive performance that aligns the financial interests of the executive officers with the interests of stockholders.

Key Compensation Committee Actions Relating to Compensation Received by Named Executive Officers in 2014

The Compensation Committee sets base salaries at competitive levels to ensure that we are attracting, recruiting, and retaining executive officers that have the knowledge and skills necessary to achieve the Company’s established goals. For 2014, the Compensation Committee considered the following prior to adjusting base salaries: results of the study provided by Cook & Co., functional role of the position, scope of the individual’s responsibilities, prior year’s performance, and competitive nature of our business. Mr. Householder’s base salary was adjusted by the Chief Executive Officer. Effective April 1, 2014, base salaries for the corporate named executive officers increased from 3.1 to 10.6 percent.

Each named executive officer received performance-based incentive awards that comprised approximately 50 percent or more of their total direct compensation for 2014. For 2014, cash incentive awards for each named executive officer were based on achieving pre-established financial and non-financial targets, with the financial component representing between 55 and 80 percent of the payout opportunity. As a result of the Company’s earnings and the achievement of individual performance goals, the cash incentive award payout for 2014 performance ranged from 25 to 73 percent of base salary as reported in the Summary Compensation Table for each named executive officer.

The larger piece of incentive compensation focuses on long-term performance. The Compensation Committee established three performance components on which Messrs. McMasters and Thompson and Mmes. Cooper and Bittner’s awards were based – Shareholder Return, Growth in Long-Term Earnings, and Earnings Performance. Each named executive officer received an equity incentive award based upon an evaluation of the Company’s performance relative to the performance of a peer group and a return on equity (ROE) pre-established scale over the 2012 to 2014 performance period. For the first component, Shareholder Return, the Company’s total shareholder returns for the 2012 to 2014 performance period exceeded the peer group companies. For the second component, Growth in Long-Term Earnings, the Company’s total capital expenditures as a percent of total capitalization for the 2012 to 2014 performance period was in the 70th percentile of the peer group. For the third component, Earnings Performance, the Company’s average return on equity for the three years ended December 31, 2014 was 12.02 percent. Based upon these results, the percentage earned for each performance component was 150 percent of the target. Dividends on the equity incentive awards accrue in the form of dividend equivalents during the performance period and are paid to the respective named executive officer in proportion to the actual shares earned. Accordingly, the named executive officers received dividends on the maximum equity award.

Mr. Householder received a long-term incentive award based on achievement of targets related to performance components established by the Company’s Chief Executive Officer – Shareholder Return, Growth in Long-Term Earnings, and Earnings Performance. The Shareholder Return component was identical to that applicable to the other named executive officers in terms of performance metrics and outcome. For purposes of determining the actual bonus awards under the Growth in Long-Term Earnings and Earnings Performance components for Mr. Householder, the combined investment levels and financial results for several regulated and unregulated businesses in Florida were included. For the first component, Shareholder Return, the Company’s total shareholder returns for the 2012 to 2014 exceeded the peer companies. For the second component, Growth in Long-Term Earnings, total capital expenditures as a percent of total capitalization for several of the Company’s Florida operations for the 2012 to 2014 performance period was in the 90th percentile of the peer group. For the third component, Earnings Performance, average return on equity for the three years ended December 31, 2014 for several of the Company’s Florida operations was 8.98 percent. Based upon these results, the percentage earned for the Shareholder Return and Growth in Long-Term Earnings components was 150 percent. Based on the financial results for several regulated and unregulated businesses in Florida, the Earnings Performance component payout was zero. Mr. Householder received dividends on the maximum equity awards for the Shareholder Return and Growth in Long-Term Earnings components.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   37

Say-on-Pay

At the 2014 Annual Meeting, stockholders voted, on a non-binding, advisory basis, on the executive compensation of our named executive officers. Approximately 93.9 percent of the votes cast by stockholders were voted to “approve” the compensation of our named executive officers. The Compensation Committee acknowledged stockholders’ widespread support for the Compensation Committee’s executive compensation decisions, program and policies as reflected in the voting results. The Compensation Committee will consider advisory stockholder votes in the future when determining executive compensation. The next Say-on-Pay advisory vote will occur at the 2017 Annual Meeting. The next advisory vote on the frequency of the Say-on-Pay advisory vote will also be at the 2017 Annual Meeting.

We refer you to our narrative and related tables in the Compensation Discussion and Analysis, Executive Compensation, and other relevant sections within this Proxy Statement for a more detailed discussion on the information provided above, as well as information on other practices utilized by the Compensation Committee, including executive stock ownership requirements, the compensation recovery policy, and executive employment agreements.

Executive Compensation Design

Our executive compensation program is designed to focus executive officers on both short-term and long-term financial and operational performance, without encouraging unnecessary risk. The following provides details on the components of our executive compensation program.

Total Direct Compensation for The Named Executive Officers
Base Salary	●	Base salaries are set at competitive levels to ensure we are attracting and retaining executive officers that have the knowledge and skills necessary to achieve the Company’s established goals
	●	The Compensation Committee’s independent consultant concluded that base salaries for the corporate named executive officers are within a competitive range of market median for the Company’s peer group
	●	The Compensation Committee considered the following when setting 2014 base salaries for the corporate named executive officers: scope of the executive’s responsibilities, prior year’s performance, and the competitive nature of our business
Short-Term Incentive Compensation 1-year Performance Based Award	●	Stockholders will vote at this meeting on the approval of the 2015 Cash Bonus Incentive Plan
	●	Cash incentive awards were granted by the Compensation Committee in January 2014 for the performance period January 1, 2014 through December 31, 2014 for the corporate named executive officers
	●	Evaluation of performance is based on achieving financial and non-financial targets
	●	Awards are subject to a cap of 150% or 200% of target on the maximum amount that can be earned during any performance period
Long-Term Incentive Compensation 3-year Performance Based Award	●	2013 Stock and Incentive Compensation Plan, under which equity awards may be granted, was approved by stockholders in May 2013
	●	Equity incentive awards for the 2014-2016 performance period were approved by the Compensation Committee in January 2014 for the corporate named executive officers
	●	Awards are issued based on achievement of the following performance metrics: total shareholder return, growth in long-term earnings, and earnings performance
	●	Features a cap of 150% of target on the maximum amount that can be earned during any performance period

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Benefit Plans and Perquisites Available to Certain Employees, Including Named Executive Officers
Pension Plan	●	The Pension Plan and benefits thereunder have been frozen
	●	Provides retirement income for three named executive officers based on years of service and highest average earnings as of December 31, 2004, when the Pension Plan was frozen
Pension SERP	●	The Pension SERP and benefits thereunder have been frozen as of January 1, 2005
	●	Provides retirement income under the same terms as the Pension Plan to two named executive officers for compensation in excess of tax code limitations
401(k) Retirement Savings Plan	●	Provides participants with the opportunity to defer a portion of their compensation and receive Company matching contributions of up to 6 percent of eligible cash compensation up to the applicable statutory limit
	●	Supplemental Company contributions may be made to employees, including the named executive officers, under the Plan
	●	The plan is currently available to all eligible employees of the Company and its subsidiaries
Non-Qualified Deferred Plan	●	Extends the 401(k) Retirement Savings Plan, on a non-qualified basis, for deferral of compensation in excess of the tax code limitations, as well as Company matching and supplemental contributions under the same terms as the 401(k) Retirement Savings Plan
	●	Additionally, equity incentive awards can be deferred (these awards are not eligible for matching or supplemental contributions)
Perquisites	●	With the exception of Company vehicles that are available for personal use, but which are treated as compensation to the named executive officers, there are no perquisites

Base Salary

In March 2014, the Compensation Committee reviewed base salaries for the Chief Executive Officer and the three other corporate named executive officers for the ensuing year. In March 2014, the Committee reviewed and discussed the market analysis that was prepared by Cook & Co. and related factors to assess the competitiveness of base salary levels. Cook & Co.’s market assessment compared the Company’s base salaries for the corporate named executive officers against market data for the Company’s peer group, as well as from industry published survey data. Cook & Co. concluded that base salaries for the named executive officers are within a competitive range of the market median for the Company’s peer group. The table below provides information on the Company’s peer group that is used by the Compensation Committee to benchmark compensation practices. This peer group is in a comparable industry and relative in terms of the Company’s revenues and market capitalization which is presented as of December 31, 2014.

Peer Company	Market Capitalization (millions)	Revenues (millions)
Delta Natural Gas Company, Inc.*	$139	$96
Empire District Electric Company	$1,293	$652
The Laclede Group, Inc.	$2,003	$1,627
MGE Energy, Inc.	$1,581	$620
Northwest Natural Gas Company	$1,361	$754
RGC Resources, Inc.	$94	$75
South Jersey Industries, Inc.	$2,013	$887
Suburban Propane Partners LP	$2,697	$1,938
Unitil Corp	$510	$426

*As of September 30, 2014.

The Compensation Committee considered the following: results of the market assessment performed by Cook & Co.; functional role of the position; scope of the individual’s responsibilities; prior year’s performance; and competitive nature of our business. Mr. Householder’s base salary was adjusted by the Chief Executive Officer based upon similar considerations. Effective April 1, 2014, base salaries for the named executive officers increased from 3.1 to 10.6 percent. These increases further align the named executive officers’ base salaries with market practices.

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2014 Cash Incentive Award

For 2014, the Compensation Committee was authorized to grant cash incentive awards to each named executive officer under the 2005 Cash Incentive Plan approved by the Board in 2005. Generally, the target cash incentive awards for each named executive officer are set at an amount that approximates the median prevailing practices of the industry peer group and broader utility industry for comparable positions. The actual award earned for all named executive officers can range from 0 to 150 percent of the target cash incentive award for the non-financial component and from 0 to 200 percent of the target cash incentive award for the financial component, depending on actual performance at the end of the performance period as compared to the performance targets. The Compensation Committee may use its discretion to adjust a participant’s bonus opportunity or payout amount upward or downward based on unanticipated and/or extraordinary events.

In January 2014, the Compensation Committee established financial and non-financial performance targets under the 2005 Cash Incentive Plan for Messrs. McMasters, Thompson and Mmes. Cooper and Bittner. These corporate named executive officers were evaluated on an earnings per share financial target of $2.287 (on a stock split adjusted basis). Each corporate named executive officer also had established individual goals that are evaluated by the Compensation Committee in connection with determining the extent to which the individual met his or her non-financial targets. These goals are grouped into the following categories: (i) Leadership, (ii) Employee Engagement, and (iii) Service Excellence. The named executive officers may earn a cash incentive award upon achieving his or her pre-established financial and non-financial targets based on the Compensation Committee’s evaluation. The Compensation Committee reserves the right to consider additional performance criteria for the Chief Executive Officer related to pursuing strategic or operational opportunities.

Mr. Householder’s 2014 cash incentive award was established by the Chief Executive Officer. Mr. Householder was evaluated on an earnings per share financial target of $2.287 and an aggregate pre-established operating income of $24.8 million for several regulated and unregulated businesses in Florida. Mr. Householder also had established individual goals that are evaluated by the Chief Executive Officer in connection with determining the extent to which he met his non-financial targets. These goals are grouped into the following categories: (i) Florida Business Unit Performance, (ii) Customer Engagement Initiatives, and (iii) Pipeline Initiatives.

The following table shows each named executive officer’s target cash incentive award, based on such named executive officer’s base salary as of December 31, 2014 and weighting for the financial and non-financial performance targets. In March 2015, the Compensation Committee reviewed the performance of each named executive officer and, based on that review, authorized the payment of cash incentive awards as reflected in the table below.

	2014 Target Cash Incentive Award Opportunity			Weighting for the Performance Targets		Actual Achievement of Performance Targets		Actual Payout Based on Achievement of Performance Targets
Named Executive Officer	Base Salary (as of December 31, 2014)	Bonus Opportunity (% of Base Salary)	Target Cash Incentive Award at 100%	Non- Financial	Financial	Non- Financial	Financial	Non- Financial	Financial	Payout as reflected in the Summary Compensation Table
Michael P. McMasters	$475,000	50%	$237,500	20%	80%	146.00%	142.31%	$69,350	$270,389	$339,739
Stephen C. Thompson	$330,000	30%	$99,000	20%	80%	120.00%	142.31%	$23,760	$112,710	$136,470
Beth W. Cooper	$296,500	30%	$88,950	20%	80%	145.00%	142.31%	$25,795	$101,267	$127,062
Elaine B. Bittner	$260,000	30%	$78,000	35%	65%	150.00%	142.31%	$40,950	$72,151	$113,101
Jeffry M. Householder(1)	$282,000	30%	$84,600	45%	55%	150.00%	26.00%	$57,105	$12,039	$69,144
(1)	In addition to receiving a cash incentive award, Mr. Householder received a discretionary bonus. More information on the bonus is available in the Summary Compensation Table.

Equity Incentive Awards Granted in 2014

The Compensation Committee is authorized to grant equity incentive awards to each named executive officer under the Equity Incentive Plan approved by the Company’s stockholders in 2013. Our long-term incentive program is 100 percent performance-based, featuring annual grants of shares that are awarded if pre-established targets are achieved at the end of the three-year performance period. The equity incentive awards are designed to reward executives for improving stockholder value by achieving growth in earnings while investing in the future growth of both our regulated and unregulated businesses. The actual award earned for all named executive officers can range from 0 to 150 percent of the target equity incentive award, depending on

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actual performance at the end of the performance period as compared to the performance targets. The awards granted for the performance periods are pursuant and subject to the terms of Performance Share Agreements, including vesting periods, entered into by the Company and each of the named executive officers. The Compensation Committee has granted equity incentive awards to Messrs. McMasters and Thompson and Mmes. Cooper and Bittner for the January 1, 2014 through December 31, 2016 performance period. The equity incentive award for Mr. Householder for the January 1, 2014 through December 31, 2016 performance period was established by the Chief Executive Officer in April 2014, and is similar to those granted to each of the other named executive officers. All future equity incentive awards granted to Mr. Householder will be at the discretion of the Compensation Committee.

A summary of features pertaining to these awards is provided below.

●	The Compensation Committee granted performance shares to the corporate named executive officers in January 2014. Mr. Householder’s award was established by the Chief Executive Officer in April 2014.
●	Payout opportunity is 0% (minimum), 50% (threshold), 100% (target), and 150% (maximum) of the target equity award for each named executive officer.
●	The Compensation Committee granted equity awards to the corporate named executive officers, and the Chief Executive Officer granted an equity award to Mr. Householder, as follows:

	Equity Incentive Award Opportunity for the 2014-2016 Performance Period					Value of Each Performance Component at Target
Named Executive Officer	Base Salary (as of January 7, 2014)	Bonus Opportunity (% of Base Salary)	Target Equity Value	Average Closing Stock Price Per Share from 11/1/2013- 12/31/2013	Target Equity Shares	Shareholder Return (30% Weighting)	Growth in Long-Term Earnings (35% Weighting)	Earnings Performance (35% Weighting)
Michael P. McMasters	$440,000	75%	$330,000	$38.22	8,634	$99,000	$115,500	$115,500
Stephen C. Thompson	$320,000	50%	$160,000	$38.22	4,186	$48,000	$56,000	$56,000
Beth W. Cooper	$285,000	50%	$142,500	$38.22	3,728	$42,750	$49,875	$49,875
Elaine B. Bittner	$235,000	50%	$117,500	$38.22	3,074	$35,250	$41,125	$41,125
Jeffry M. Householder	$273,500	50%	$136,750	$38.22	3,578	$41,024	$47,863	$47,863

●	The Compensation Committee approved performance components set forth below for the equity awards granted to the corporate named executive officers.
Performance Component	Benchmark	Description of Benchmark	Percent Target Award
Shareholder Return	Total shareholder return compared to the total stockholder returns of companies included in the peer group for the performance period	Shareholder Return incentivizes executives to generate additional value for our stockholders	30%
Growth in Long-Term Earnings	Total capital expenditures as a percent of total capitalization as compared to companies in the peer group for the performance period	In the long-term, the Company’s growth is dependent upon continuous investment of capital at levels sufficient to drive growth	35%
Earnings Performance	Average return on equity compared to pre-determined return on equity targets	Return on equity measures the Company’s ability to generate current income using equity investors’ capital	35%

●	For Mr. Householder, the Shareholder Return component is identical to that applicable to the corporate named executive officers. The Growth in Long-Term Earnings and Earnings Performance components for Mr. Householder include the combined investment levels and financial results for several regulated and unregulated businesses in Florida.
●	The Compensation Committee evaluates achievement of the Shareholder Return and Growth in Long-Term Earnings performance components for the corporate named executive officers based upon evaluating the Company’s performance relative to the performance of a peer group over the applicable thirty-six month performance period. The Company’s performance is ranked against the performance of the peer group. The payout opportunity is based on the Company’s percentile ranking against the peer companies in the peer group for each of these two performance components as shown in the table below.

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Equity Award Thresholds
Percentile Ranking as Compared To Companies in the Peer Group	Percentage of Payout of Target Equity Incentive Award
40th - 49th percentile	50%
50th - 54th percentile	75%
55th - 60th percentile	100%
61st - 65th percentile	125%
Greater than 65th percentile	150%

For Mr. Householder, the Shareholder Return component is identical to that applicable to the corporate named executive officers. The Growth in Long-Term Earnings performance component for Mr. Householder is similar to that applicable to the corporate named executive officers; however, it is based upon evaluating the performance of several of the Company’s regulated and unregulated businesses in Florida relative to the performance of the peer group over the applicable thirty-six month performance period.

●

The Compensation Committee evaluates achievement of the Earnings Performance component upon evaluating the Company’s average return on equity over the three-year performance period as compared to pre-determined return on equity thresholds of 10.25% to greater than 11.50%. Mr. Householder’s Earnings Performance component is similar to that applicable to the other named executive officers; however, it is based upon evaluating the average return on equity for several of the Company’s regulated and unregulated businesses in Florida over the three-year performance period.

●

The table below provides information on a composite group of selected gas distribution utilities. This peer group is used to evaluate the named executive officers performance against the Shareholder Return and Growth in Long-Term Earnings performance targets in connection with determining the achievement of equity incentive awards. This peer group is in a comparable industry and relative in terms of the Company’s revenues and market capitalization, which are presented as of December 31, 2014.

Peer Company	Market Capitalization (millions)	Revenues (millions)
AGL Resources, Inc.	$6,522	$5,385
Atmos Energy Corporation	$4,789	$4,941
Delta Natural Gas Company, Inc.*	$139	$96
The Laclede Group, Inc.	$2,003	$1,627
New Jersey Resources Corp.	$2,130	$3,738
Northwest Natural Gas Company	$1,361	$754
Piedmont Natural Gas Company, Inc.	$2,985	$1,470
RGC Resources, Inc.	$94	$75
South Jersey Industries, Inc.	$2,013	$887
WGL Holdings, Inc.	$2,134	$2,781
*As of September 30, 2014.

●Internal Audit performs a review of the equity incentive awards and reports on the accuracy of the calculations.

Equity Incentive Award for the 2013-2015 Performance Period

In January 2013, the Compensation Committee established equity incentive awards for Messrs. McMasters and Thompson and Mmes. Cooper and Bittner for the 2013-2015 performance period. The target equity incentive awards were as follows: Mr. McMasters (10,007), Mr. Thompson (5,171), Ms. Cooper (4,575) and Ms. Bittner (3,738). The features of these awards are similar to those provided above for the equity incentive awards relating to the 2014-2016 performance period. The Chief Executive Officer established a target equity incentive target award for Mr. Householder of 4,428 shares. The features of Mr. Householder’s equity incentive award are similar to those provided above for his award applicable to the 2014-2016 performance period. Each named executive officer is entitled to earn the performance shares at the end of the performance period depending on the extent to which performance targets are achieved.

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Equity Incentive Award for the 2012-2014 Performance Period

In January 2012, the Compensation Committee established equity incentive awards for Messrs. McMasters and Thompson and Mmes. Cooper and Bittner for the 2012-2014 performance period. The target equity incentive awards were as follows: Mr. McMasters (9,306), Mr. Thompson (6,000), Ms. Cooper (6,000) and Ms. Bittner (4,800). The features of these awards are similar to those provided above for the equity incentive awards relating to the 2014-2016 performance period. Each named executive officer is entitled to earn the performance shares at the end of the performance period depending on the extent to which performance targets are achieved. The Compensation Committee met in March 2015 to review the extent to which the corporate named executive officers achieved the performance targets established for the 2012-2014 performance period as summarized in the following table.

As a result of this performance, the named executive officers received the following shares for the 2012-2014 performance period.

		Achievement of Performance Components at 150%
Named Executive Officer(1)	Total Equity Target Shares for the 2012-2014 Performance Period	Shareholder Return (30% Weighting)	Growth (35% Weighting)	Earnings Performance (35% Weighting)	Actual Payout for the 2012-2014 Performance Period
Michael P. McMasters	9,306	4,188	4,886	4,886	13,959
Stephen C. Thompson	6,000	2,700	3,150	3,150	9,000
Beth W. Cooper	6,000	2,700	3,150	3,150	9,000
Elaine B. Bittner	4,800	2,160	2,520	2,520	7,200
(1)	Mr. Householder received a long-term incentive award for the 2012-2014 performance period based on achievement of targets related to performance components established by the Company’s Chief Executive Officer. Mr. Householder’s target long-term bonus was 4,800 shares. Based upon the achievement of his performance components, the percentage earned for the Shareholder Return and Growth in Long-Term Earnings components was 150 percent. Based on the financial results for several regulated and unregulated businesses in Florida, the Earnings Performance component payout was zero. Actual payout for the 2012-2014 performance period for Mr. Householder was 4,680 shares.

Stock Vested During 2014

The table below shows the stock vested in 2014.

	Stock Vested During 2014
Named Executive Officer(1)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Michael P. McMasters	13,959	654,258
Stephen C. Thompson	9,000	421,830
Beth W. Cooper	9,000	421,830
Elaine B. Bittner	7,200	337,464
Jeffry M. Householder	4,680	219,352
(1)	Mr. Householder’s incentive award for the 2012-2014 performance period was established by the Chief Executive Officer. His target long-term bonus was 4,800 shares, multiplied by $46.87 per share. Based on the achievement of the performance targets, Mr. Householder received 4,680 shares. The value realized for Mr. Householder of $219,352 represents the shares vested multiplied by $46.87, the closing stock price on March 3, 2015.
(2)	The shares awarded and corresponding value realized, reflect shares received in March 2015 by each named executive officer for the three-year performance period ended December 31, 2014.
(3)	The value realized represents the shares vested multiplied by $46.87, the closing stock price on March 3, 2015, the date the shares were awarded by the Compensation Committee.

Outstanding Equity Awards

In January 2013 and January 2014, the Compensation Committee granted performance shares to Messrs. McMasters and Thompson and Mmes. Cooper and Bittner for the 2013-2015 and 2014-2016 performance periods, respectively. The value of the 2013-2015 equity award is reflected in the Stock Award column for 2013 in the Summary Compensation Table. The value of the 2014-2016 equity award is reflected in the Stock Award column for 2014 in the Summary Compensation Table. The grant date fair value of the 2014-2016 target equity awards are reflected in the Grant Date Fair Value of Stock Awards column in the Grants of Plan-Based Awards Table. The Chief Executive Officer granted performance shares to Mr. Householder for the 2013-2015 and 2014-2016 performance periods. Please refer to pages 40 and 42 in this Proxy Statement for additional details on these awards.

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All Other Compensation

In addition to the primary components of the executive compensation program, we offer certain other benefits to the named executive officers. The aggregate value of these benefits for each named executive officer is more than $10,000 and is reflected in the All Other Compensation column of the Summary Compensation Table.

●During 2014, the Company provided each named executive officer with a Company-owned vehicle that is available for personal use, but which is treated as compensation to the named executive officers. Each named executive officer’s Form W-2 that is filed with the IRS includes imputed income for the personal use of the Company-owned vehicle. This imputed income has no effect on the Company’s revenues or expenses. Each named executive officer is responsible for the payroll taxes associated with personal usage.
●On behalf of each employee, including the named executive officers, we also pay an annual premium in connection with term life insurance. The life insurance benefit of two times base salary is capped at $500,000, which limits the benefit to highly compensated employees of the Company such as the named executive officers.
●Named executive officers also have the ability to purchase propane at the same discounted rate that we offer to our employees.
●For 2014, each named executive officer who participated in the qualified 401(k) Retirement Savings Plan received matching contributions of 100 percent of up to 6 percent of eligible cash compensation deferred in the plan up to the applicable statutory compensation limit. This was the same benefit available to other employees of the Company. The IRS limits the amount of pre-tax contributions that a participant may make to his or her qualified 401(k) Retirement Savings Plan. The Company’s Non-Qualified Deferred Plan enables named executive officers to make pre-tax deferrals of compensation over that limit. We match contributions in the same manner as the qualified 401(k) Retirement Savings Plan on compensation that exceeds the applicable statutory limit.
●In addition, employees of the Company and its subsidiaries, as applicable, including the named executive officers, are eligible to receive an additional supplemental employer contribution at the discretion of the Company. We also make a supplemental employer contribution to the Non-Qualified Deferred Plan if such a contribution would have been made in the qualified plan, absent the compensation limit.

Compliance with Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) prohibits any public corporation from taking a deduction on its annual federal income tax return for certain compensation that exceeds $1 million. In determining whether a deduction may be taken, the Company considers compensation paid in any taxable year to its Chief Executive Officer or to any one of its three most highly compensated executive officers (in addition to the Chief Financial Officer) and whether such compensation would be considered “performance-based” as defined under Section 162(m). Compensation qualifying as “performance-based compensation” within the meaning of Section 162(m) is exempt from the deduction limit. Awards under our Equity Incentive Plan are considered “performance-based” compensation and would be exempt from the Section 162(m) deduction limit; awards under our 2005 Cash Incentive Plan would not be considered “performance-based” compensation and would be considered in determining the ability to take this deduction. We do not anticipate that compensation paid to any of the executive officers in 2014 will exceed the $1 million deduction limit. The proposed 2015 Cash Plan has been drafted to comply with Section 162(m) guidelines.

Stock Ownership and Retention Guidelines

The Corporate Governance Committee is responsible for the development, oversight and monitoring of executive officer stock ownership guidelines. These guidelines ensure that executive officers that are subject to the ownership guidelines are committed to the long-term profitability of the Company and align management’s interests with those of stockholders. In November 2014, the Board amended the ownership guidelines upon the recommendation of the Corporate Governance Committee, replacing those guidelines adopted by the Board in 2006. The ownership guidelines include recommendations made by Cook & Co. Each position’s required stock ownership is a multiple of base salary, with the Chief Executive Officer at five times base salary; and the four other named executive officers at three times base salary.

Named executive officers may acquire equity interests that will count toward satisfaction of the required ownership by obtaining equity incentive awards that have been awarded to the named executive officer upon completion of the performance period or through other means as specified in the ownership guidelines. Once a named executive officer attains his or her ownership

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requirement, he or she will remain in compliance with the ownership guidelines despite future changes in the stock price and base salary, as long as the named executive officer continues to own shares equal to the number of shares owned at the time the ownership requirement is met.

Role of the Compensation Committee

The Compensation Committee is solely responsible for the oversight and administration of our executive compensation program. The Committee designs, recommends to the Board for adoption as appropriate, and administers all of the policies and practices related to executive compensation. The Committee believes that the most effective compensation program is one that is designed to ensure that total compensation is fair, reasonable and competitive. The primary objectives in creating an effective compensation program are to:

●Develop an appropriate mix of compensation to drive performance that aligns the financial interests of the executive officers with the interests of our stockholders;
●Structure the program to attract high-quality executive talent that will incentivize performance that focuses on achieving our short and long-term goals; and
●Ensure effective development of talent through internal processes such as performance evaluations, succession planning, and leadership development.

The Compensation Committee annually reviews the executive compensation program to ensure (i) the program aligns with the Company’s objectives; (ii) the mix provides competitive compensation levels for each element of compensation; and (iii) the compensation remains competitive relative to the compensation earned by executive officers in comparable positions at peer companies.

Role of Management

The Chief Executive Officer participates in the establishment of the compensation targets and payout levels for the other named executive officers. He assesses the performance for all named executive officers and recommends to the Compensation Committee the overall levels of achievement and the extent to which performance targets were attained. Upon request, named executive officers will provide supplemental material to the Compensation Committee to assist in making its determinations in regards to the overall levels of achievement. The Chief Executive Officer is not involved in any part of the setting of any component of his compensation. The Chief Executive Officer and other members of senior management attend Compensation Committee meetings at the invitation of the Compensation Committee.

Role of Independent Consultant

The Compensation Committee has engaged an independent compensation consultant to assist in reviewing the Company’s executive compensation program. Cook & Co. currently advises the Committee on executive compensation and non-employee director compensation matters. Cook & Co. does not provide any other services to the Company.

Compensation Risk

There are controls in place that discourage unnecessary risk-taking. The named executive officers simultaneously participate in the 2005 Cash Incentive Plan and the Equity Incentive Plan, which provide the Compensation Committee with the ability to utilize multiple performance criteria at any given time. The Compensation Committee also has discretion and the ability to reduce awards based on the named executive officer’s individual performance. Mr. Householder was designated as a named executive officer in 2014. During 2014, his short-term and long-term incentives and associated performance criteria were established by the Chief Executive Officer. All future cash incentive and equity incentive award grants will be at the discretion of the Compensation Committee.

Several other features of the cash incentive award process further mitigate risk-taking and exposure, including the following: (i) financial results for the respective award period are reviewed by the Audit Committee prior to the issuance of any cash incentive award; (ii) the target for the cash incentive award is set at an amount that approximates the median cash incentive award of an industry

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peer group; and (iii) each cash incentive award features a cap (maximum of 150% of the target for the non-financial component and 200% of the target for the financial component) on the maximum amount that can be earned for any performance period.

The equity incentive awards compensate named executive officers for improving stockholder value by achieving growth in total shareholder return as well as growth in earnings while investing for future long-term earnings growth. The Compensation Committee believes that these awards do not encourage unnecessary risk-taking since part of the ultimate value of the award is tied to the Company’s stock price and awards are staggered and cover a multi-year performance period. Additionally, several other features of the equity incentive award process further minimize potential risk: (i) financial results for the respective award year are reviewed by the Audit Committee prior to the issuance of any equity incentive award; (ii) the total shareholder return and growth in long-term earnings over the relevant performance periods are benchmarked against the same measures for a peer group of natural gas distribution companies, and the average return on equity performance component is compared to pre-determined return on equity thresholds that are established by the Compensation Committee; and (iii) each equity incentive award features a cap (a maximum of 150% of the target) on the maximum amount that can be earned in any year. The Compensation Committee believes that the 2005 Cash Incentive Plan, 2015 Plan, and the Equity Incentive Plan appropriately balance risk and the desire to focus on areas considered critical to the short-term and long-term growth and success of the Company.

The Compensation Committee has adopted additional practices to ensure diligent and prudent decision-making and review processes. The practices that are in place to manage and control risk include:

●Although awards under the 2005 Cash Incentive Plan, 2015 Plan, and the Equity Incentive Plans are primarily determined using targeted financial and non-financial goals, they also include components which are tied to the Company’s capital budget and strategic plan that are reviewed and approved by the Board;
●During its goal-setting process, the Compensation Committee considers prior years’ performance relative to future expected performance to assess the reasonableness of the goals;
●The 2005 Cash Incentive Plan, 2015 Plan, and the Equity Incentive Plan include both performance and profitability measures, thus balancing growth with value creation;
●The Compensation Committee retains discretion in administering all awards and performance goals, and in determining performance achievement;
●Each named executive officer is subject to stock ownership guidelines commensurate with his or her position and equity awards could lose significant value over time if the Company was exposed to inappropriate, unnecessary risks which could affect our stock price; and
●Each named executive officer is subject to a compensation recovery policy that requires the repayment by the executive officer if an incentive award was calculated based upon the achievement of certain financial results or other performance metrics that, in either case, were subsequently found to be materially inaccurate.

In December 2014, Cook & Co. provided the Compensation Committee with a market analysis that compared the Company’s executive compensation against market data for the Company’s peer group, as well as from industry survey data. Cook & Co.’s assessment concluded that the Company’s target total direct compensation is competitive with market practices. The Company reviewed its compensation programs applicable to all employees in conjunction with the risks that have been identified and included in the Company’s Annual Report on Form 10-K and determined that these programs do not create risk that could result in a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information on compensation earned for the years ended December 31, 2014, 2013 and 2012 by the Chief Executive Officer, Chief Financial Officer, and three additional most highly compensated executive officers employed by the Company at year-end (collectively, the “named executive officers”). In determining the individuals to be included in this table, we considered the roles and responsibilities for individuals serving at the Company and its subsidiaries, as well as total compensation (reduced by the change in pension value and nonqualified deferred compensation earnings), for all officers of the Company for the year ended December 31, 2014.

2014 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Michael P. McMasters(7) Chief Executive Officer, President, and Director	2014	466,250	443,867	–	339,739	107,742	67,724	1,425,321
	2013	430,000	394,506	–	360,360	0	69,420	1,254,286
	2012	387,500	344,614	–	233,600	107,296	96,444	1,169,454
Stephen C. Thompson Senior Vice President	2014	327,500	215,208	–	136,470	145,742	44,723	869,643
	2013	317,500	203,847	–	174,720	0	46,411	742,478
	2012	306,250	222,188	–	113,538	104,083	63,623	809,682
Beth W. Cooper Senior Vice President and Chief Financial Officer	2014	293,625	191,670	–	127,062	31,620	34,561	678,538
	2013	282,325	180,369	–	155,610	0	42,531	660,835
	2012	256,250	222,188	–	94,900	31,386	61,038	665,762
Elaine B. Bittner Senior Vice President	2014	253,750	158,043	–	113,101	0	30,632	555,526
	2013	232,275	147,371	–	116,325	0	28,395	524,366
	2012	210,000	177,750	–	79,281	10,571	43,154	520,756
Jeffry M. Householder President of Florida Public Utilities Company	2014	279,711	183,936	30,000	69,144	0	38,055	600,846
	2013	271,346	174,574	–	75,177	0	25,496	546,593

(1)	For Messrs. McMasters, Thompson and Householder and Mmes. Cooper and Bittner, the Company calculated the aggregate grant date fair value of the performance-based equity incentive awards for each performance period based on the estimated compensation costs on the grant date. We estimate the percent of which the Growth in Long-Term Earnings component and the Earnings Performance component are likely to be earned. The equity incentive awards have been recorded at the grant date fair value which is based on the closing price on the grant date. The Company also evaluated the likelihood of earning the Shareholder Return component for the respective performance periods. We first determined the aggregate fair value of the award using a Black-Scholes model. The Company’s total shareholder return was then compared to the companies in the peer group using a Monte Carlo stock simulation. The Monte Carlo stock simulation estimated a percentile ranking for the Shareholder Return component which is used to determine the payout percentage. The performance share fair value for the Shareholder Return component was generated from the Black-Scholes model and used to calculate the aggregate grant date fair value of this component of the award. The number of actual performance shares earned will range from 0 to 150 percent of the target performance shares depending on the actual performance for the applicable performance period as compared to the performance goals. The following table sets forth the factors associated with the estimated compensation costs for each performance period.

		Grant Date	Estimated Payout for Performance-Based Equity Incentive Awards		Fair Value Per Share	Estimated Payout for Market-Based Equity Incentive Awards	Monte Carlo Estimated Percentile Ranking	Fair Value Per Share
Year	Performance Period		Growth in Long-Term Earnings	Earnings Performance		Shareholder Return
2014	2014-2016	1/7/2014	150%	100%	$39.97	150%	65%	$36.53
2013	2013-2015	1/8/2013	150%	100%	$31.00	150%	65%	$27.33
2012	2012-2014	1/5/2012	150%	100%	$28.83	150%	65%	$26.24

If the named executive officers were to achieve the maximum award for the 2014-2016 performance period, each award would be valued as follows: Mr. McMasters $504,256; Mr. Thompson $244,488; Ms. Cooper $217,747; Ms. Bittner $179,546; and Mr. Householder $208,961. If the named executive officers were to achieve the maximum award for the 2013-2015 performance period, each award would be valued as follows: Mr. McMasters $448,792; Mr. Thompson $231,897; Ms. Cooper $205,189; Ms. Bittner $167,649; and Mr. Householder $198,596.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   47

(2)	Given the future earnings and the effort expended to finalize the combined heat and power project in Nassau County, Florida, the Compensation Committee approved an incremental, discretionary cash bonus of $30,000 for Mr. Householder.
(3)	Payment for performance was made in March 2015, 2014, and 2013, respectively, under the 2005 Cash Incentive Plan. In 2014 and 2013, Mr. Householder’s cash incentive award was based on a determination made by the Chief Executive Officer based on his achievement of pre-established financial and non-financial targets.
(4)	The two defined benefit pension plans (a qualified plan, the Chesapeake Utilities Corporation Pension Plan, or the “Pension Plan” and a non-qualified plan, the Chesapeake Utilities Corporation Supplemental Executive Retirement Plan, or the “Pension SERP”) that include named executive officers were frozen as of January 1, 2005. The amount of monthly pension payments each participant is entitled to receive has not changed since that date; however, the net present value of those payments varies each year depending primarily on the assumptions made for the discount rate, mortality rates and expected return on plan assets (for the Pension Plan). The present value of the accrued pension benefits has been calculated in accordance with Accounting Standards Codification Topic 715 “Compensation - Retirement Benefits” (see Note 16 “Employee Benefit Plans” in our Annual Report on Form 10-K and the Pension Plan section on page 51 of this Proxy Statement for further details). The discount rates at December 31, 2014, December 31, 2013 and December 31, 2012 were 3.50%, 4.25% and 3.50%, respectively. When the discount rate decreases, it generates an increase in the present value of the pension benefits and vice versa. In 2014, a new mortality table was used that takes into consideration greater longevity, which also caused the present value to increase in 2014. In 2014, the present value of the accumulated benefits in the Pension Plan increased by $103,820, $96,939 and $31,620 for Mr. McMasters, Mr. Thompson and Ms. Cooper, respectively. The participants experienced decreases to their present values in 2013 due to the increase in the discount rate and increases in the present values in 2012 due to the discount rate decrease. Ms. Bittner and Mr. Householder do not participate in the Pension Plan.
The assumptions used to calculate the present value of the Pension SERP are the same as those used for the Pension Plan, except that there is no assumed return on assets because the Pension SERP is unfunded. Variances from year to year have the same causes as the Pension Plan. Additionally, Mr. McMasters has elected to receive his Pension SERP benefit in a lump sum payment upon retirement and Mr. Thompson elected to receive his Pension SERP benefit in annuity payments upon retirement. These elections also impact the present value calculation due to assumptions regarding the IRS lump sum interest rates. In 2014, the present value of Mr. McMasters and Mr. Thompson’s Pension SERP increased by $3,922 and $48,803, respectively. In 2013, Mr. McMasters experienced an increase and Mr. Thompson experienced a decrease in present value. In 2012, both participants experienced an increase in present value. Ms. Cooper, Ms. Bittner and Mr. Householder do not participate in the Pension SERP.
(5)	Dividends on deferred stock units (which are settled on a one-for-one basis in shares of common stock) are the same as dividends paid on the Company’s outstanding shares of common stock. For 2014 and 2013, compensation deferred under the Non-Qualified Deferred Plan earned the same returns as funds available for the Company’s qualified 401(k) Plan.
For 2012, each named executive officer earned the following above-market earnings based on a calculation that compared our deferred compensation returns to a debt return that the IRS publishes: Mr. McMasters $15,960; Mr. Thompson $26,629; Ms. Cooper $14,536; and Ms. Bittner $10,570. The above-market earnings can vary based upon the dollars under investment, the fund mix, and the funds’ results. For 2013 and 2014, the Company considered that investment options under our 401(k) SERP are the same choices available to all salaried employees under the Company’s savings plan. As a result, the named executive officers do not receive preferential earnings on their investments.
(6)	The following table includes payments that were made by the Company on behalf of the named executive officers in 2012, 2013 and 2014.

	Qualified and Nonqualified 401(k) Plan Matching and Supplemental Contributions ($)			Term Life Insurance Premiums ($)			Vehicle Allowance ($)			Dividends on shares earned for the 2012-2014 Performance Period ($)
Named Executive Officer	2012	2013	2014	2012	2013	2014	2012	2013	2014	2012
Michael P. McMasters	42,844	57,991	56,960	480	480	480	10,684	10,949	10,283	42,435
Stephen C. Thompson	31,378	40,214	37,376	480	480	480	4,405	5,717	6,867	27,360
Beth W. Cooper	25,349	32,847	24,833	478	480	480	7,851	9,204	9,248	27,360
Elaine B. Bittner	20,863	25,447	26,520	403	446	472	0	2,502	3,640	21,888
Jeffry M. Householder	n/a	24,351	36,918	n/a	480	480	n/a	665	657	14,227
During 2014, the Company provided each named executive officer with a Company-owned vehicle that is available for personal use, but which is treated as compensation to the named executive officers. Each named executive officer’s Form W-2 that is filed with the IRS includes imputed income for the personal use of the Company-owned vehicle.
The cash dividend amounts paid to Messrs. McMasters, Thompson and Householder and Mmes. Cooper and Bittner in 2015 for the 2012-2014 performance period are reflected in the 2012 row in the Summary Compensation Table, the year the share awards (on which the dividends were based) were granted by the Compensation Committee. Dividends were accrued on the same basis as dividends declared by the Board each calendar quarter during the applicable years and paid on the Company’s common stock. The actual cash dividend received by each named executive officer was determined based upon the number of shares of common stock earned and issued to the executive for such performance periods.
Named executive officers also have the ability to purchase propane at the same discounted rate that we offer to our employees.
(7)	Mr. McMasters has served as President of the Company since March 1, 2010. He was appointed Chief Executive Officer of the Company effective January 1, 2011. Mr. McMasters has also served as a director of the Company since March 1, 2010. He received no additional compensation for serving as a director of the Company.

48   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Grants of Plan-Based Awards

The following table reflects, for each named executive officer, the range of payouts for 2014 performance under the 2005 Cash Incentive Plan, and reflects the number of equity incentive awards established by the Compensation Committee on January 7, 2014 for the 2014-2016 performance period. For each named executive officer, the Compensation Committee established a target equity award with a dollar value (as a percent of base salary) to be paid in the Company’s common stock, if earned, based on the grant date fair value of the common stock. The threshold (minimum amount payable for a certain level of performance), target (amount payable if the targets are reached), and maximum (maximum payout possible) award levels are provided for each award. Additional information on these awards can be found under the Cash Incentive Award and Equity Incentive Award sections in our Compensation Discussion and Analysis section in this Proxy Statement.

	Grants of Plan-Based Awards
	Plan	Grant Date/Date of Compensation Committee Action	Grant Date/Date Other Than Compensation Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards(1)
Name				Threshold at 50% ($)	Target at 100% ($)	Maximum at 150% or 200% ($)(2)	Threshold at 50% (#)	Target at 100% (#)	Maximum at 150% (#)	($)
Michael P. McMasters	2014 Cash Incentive Plan 2014-2016 Equity Incentive Plan	1/7/2014	n/a	118,750	237,500	451,250
		1/7/2014	n/a				4,317	8,634	12,951	$443,867
Stephen C. Thompson	2014 Cash Incentive Plan 2014-2016 Equity Incentive Plan	1/7/2014	n/a	49,500	99,000	188,100
		1/7/2014	n/a				2,093	4,186	6,279	$215,208
Beth W. Cooper	2014 Cash Incentive Plan 2014-2016 Equity Incentive Plan	1/7/2014	n/a	44,475	88,950	169,005
		1/7/2014	n/a				1,864	3,728	5,593	$191,670
Elaine B. Bittner	2014 Cash Incentive Plan 2014-2016 Equity Incentive Plan	1/7/2014	n/a	39,000	78,000	142,350
		1/7/2014	n/a				1,537	3,074	4,611	$158,043
Jeffry M. Householder	2014 Cash Incentive Plan 2014-2016 Equity Incentive Plan	n/a	4/2/2014	42,300	84,600	131,130
		n/a	4/2/2014				1,789	3,578	5,367	$183,936
(1)	For the 2014-2016 performance period, the Company calculated the aggregate grant date fair value of the performance-based equity incentive awards based on the estimated compensation costs on the grant date. We estimated that 150 percent of the Growth in Long-Term Earnings component and 100 percent of the Earnings Performance component are likely to be earned. These equity incentive awards have been recorded at the grant date fair value of $39.97 per share, which is based on the closing price on January 7, 2014, the grant date. The Company also evaluated the likelihood of earning the Shareholder Return component for this performance period. We first determined the aggregate fair value of the award using a Black-Scholes model. The Company’s total shareholder return was then compared to its peers using a Monte Carlo stock simulation. The Monte Carlo stock simulation estimated a percentile ranking for the Shareholder Return component of greater than 65 percent, representing a 150 percent payout. For the 2013-2015 performance period, the performance share fair value of $36.53 was generated from the Black-Scholes model and used to calculate the aggregate grant date value of this component of the award. The number of actual performance shares earned will range from 0 to 150 percent of the target performance shares depending on actual performance as compared to the performance goals.
(2)	For the 2014 cash incentive award, Messrs. McMasters, Thompson and Householder and Mmes. Cooper and Bittner had the opportunity to earn a maximum of 150% of the target for the non-financial component and 200% of the target for the financial component.

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Outstanding Equity Incentive Awards

In January 2013 and January 2014, the Compensation Committee granted performance shares to Messrs. McMasters and Thompson and Mmes. Cooper and Bittner for the 2013-2015 and 2014-2016 performance periods, respectively. These shares were outstanding at December 31, 2014. No awards have been transferred. Please refer to the Equity Incentive Awards and Outstanding Equity Awards (in the Compensation Discussion and Analysis) section in this Proxy Statement for details on these awards. The Chief Executive Officer granted performance shares to Mr. Householder for the 2013-2015 and 2014-2016 performance periods as described in the Equity Incentive Award section above.

The following table shows outstanding equity awards for each named executive officer at December 31, 2014.

	Outstanding Equity Awards at Fiscal Year-End 2014
Named Executive Officer	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have not Vested(2) ($)
Michael P. McMasters	27,961	1,388,543
Stephen C. Thompson	14,035	696,978
Beth W. Cooper	12,454	618,466
Elaine B. Bittner	10,218	507,426
Jeffry M. Householder	12,009	596,367
(1)	The share amount shown represents the maximum award levels. The number of actual performance shares to be earned will depend on the actual performance for the applicable performance period.
(2)	The market value represents the unearned shares multiplied by $49.66, the closing market price per share of the Company’s common stock on December 31, 2014. These shares will be earned to the extent that certain performance targets are achieved for the award periods January 1, 2013 through December 31, 2015 and January 1, 2014 through December 31, 2016. Award levels for the 2014-2016 performance period are shown in the Grants of Plan-Based Awards Table.

Pension Plans

We maintain two defined benefit pension plans that include named executive officers. Both plans were frozen effective January 1, 2005. On that date all benefits became fully vested and no further benefit accruals have occurred. The plans are:

(i)	The Pension Plan is a tax qualified plan that was formerly available to all eligible employees and provides benefits based on a formula that yields a monthly amount payable over the participant’s life. Benefits from the Pension Plan are paid from the Pension Plan’s trust, which is funded solely by the Company. Messrs. McMasters and Thompson and Ms. Cooper have vested benefits in the Pension Plan.
(ii)	The Pension SERP provides benefits based on the Pension Plan formula applied to compensation and benefits in excess of IRS limits. The Pension SERP is unfunded, but is required to be funded in the event of a change in control of the Company. Messrs. McMasters and Thompson have vested benefits in the Pension SERP.

The following table shows the present value of accumulated benefits that named executive officers are entitled to under the Pension Plan and Pension SERP:

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2) ($)	Payments During the Last Fiscal Year ($)
Michael P. McMasters(3)	Pension Plan	25	698,533	0
	Pension SERP	25	185,033	0
Stephen C. Thompson(4)	Pension Plan	24	594,470	0
	Pension SERP	24	178,403	0
Beth W. Cooper(4)	Pension Plan	17	132,450	0
(1)	Number of years of service equals total service from date of employment. Additionally, on January 1, 2005, in conjunction with the freezing of the Pension Plan and the Pension SERP, each employee participating in the Plans was credited with an additional two years of service. Since the Plans are now frozen, service and compensation on or after January 1, 2005 will not affect the benefits available to any participant. Due to the additional two years of credited service, the monthly accrued benefit payable at normal retirement age from the Pension Plan increased as follows: Mr. McMasters, $522; Mr. Thompson, $520; and Ms. Cooper, $236. The monthly accrued benefits at normal retirement age under the Pension SERP increased as follows: Mr. McMasters, $130 and Mr. Thompson, $117.

50   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

(2)	Actuarial present value is based on assumptions and methods used to calculate the benefit obligation under standards established by the Financial Accounting Standards Board (see Note 16 “Employee Benefit Plans” in our 2014 Annual Report on Form 10-K for further details), including:

●Discount rate equal to 3.50% as of December 31, 2014;
●Mortality rates based on the RP-2014 White Collar Mortality Table with MP-2014 Mortality Improvement Scale;
●Long-term rate of return on Pension Plan assets equal to 6.0%;
●Annuity at normal retirement (age 65) except for Mr. McMasters’ Pension SERP which assumes a lump sum payment at age 65; and
●Final Average Earnings equal the average of Adjusted W-2 Earnings during the highest 60 consecutive months taken from the last 120 months before December 31, 2004, when the Plans were frozen. Adjusted W-2 Earnings are comprised of W-2 compensation, less performance-based share awards, plus salary deferrals, less fringe benefits. The Internal Revenue Code places limits on annual benefit amounts and annual compensation that can be considered under the Pension Plan; the Pension SERP provides the executive with a benefit as if the limits did not exist. Final Average Earnings used to compute the benefit amounts were as follows: Mr. McMasters $293,565; Mr. Thompson $273,815; and Ms. Cooper $116,342. The annual benefits that may be paid and the amount of annual compensation that will be considered in connection with the Pension SERP are based on IRS limitations for 2004 which are $165,000 and $205,000, respectively.

(3)	Eligible for early retirement under both plans. His early retirement benefits under the Pension Plan and Pension SERP would be $3,610.07 and $895.70 per month, respectively.
(4)	Not eligible for early retirement under either plan.

Under the Pension Plan and Pension SERP, participants are entitled to receive benefits at the normal retirement age of 65, based upon Final Average Earnings (defined in Note 2 above) and credited years of service (described in Note 1 above). The Pension Plan provides a benefit up to the IRS limits and the Pension SERP provides a benefit for amounts that would have been earned if the IRS limits did not exist. The accrued monthly benefit for each named executive officer is determined by calculating one-twelfth of the annual amount of (i) plus (ii), multiplied by (iii):

(i)	1.3 percent of the Final Average Earnings
(ii)	0.625 percent of the Final Average Earnings in excess of Covered Compensation, as defined by the IRS
(iii)	Credited years of service (but not more than 35 years)

A participant may elect to receive a reduced early retirement benefit beginning at age 55. The early retirement benefit equals the normal retirement benefit reduced by one-fifteenth for each of the first five years, and one-thirtieth for each of the next five years by which the annuity start date precedes the normal retirement date.

For the Pension Plan, the normal form of benefit for a married employee is a joint and survivor annuity. The normal form of benefit for a single employee is a life annuity. Other forms of benefits may be elected, including a lump sum payment. Benefits under the qualified Pension Plan and Pension SERP are not subject to any deduction for Social Security or other offset amounts. The Pension Plan and Pension SERP also include provisions for benefits that the participant’s beneficiary or spouse would be entitled to in the event of death or disability.

Non-Qualified Deferred Compensation

Effective January 1, 2014, we merged two plans (the Deferred Compensation Plan and the Chesapeake Utilities Corporation Supplemental Executive Retirement Savings Plan) into the Non-Qualified Deferred Plan. Prior to January 1, 2014, the plans were informally funded in separate Rabbi Trusts. Upon the merger of the plans, the assets were combined in the same Rabbi Trust. The Non-Qualified Deferred Plan allows:

(i)	The named executive officers to defer any percentage of their performance-based stock awards. Additionally, non-executive board members could elect to defer any percentage of their stock retainers. Participants are entitled to deferred stock units on the deferred performance-based shares and stock retainers. Dividends are paid on the deferred stock units in the same proportion and amount as dividends on the Company’s common stock. These dividends are then reinvested into additional deferred stock units. When distributed to participants, the deferred stock units will be settled on a one-for-one basis in shares of the Company’s common stock. Deferrals of performance based stock awards are not eligible for Company matching contributions.
(ii)

The named executive officers to defer a specified percentage (up to 80%) of their eligible cash compensation to the Non- Qualified Deferred Plan and non-executive board members to defer any percentage of their cash retainer and cash meeting fees. The Company matches named executive officer deferrals (up to 6% of eligible compensation) provided there is no duplication of matching in the qualified 401(k) Retirement Savings Plan. The Company also makes discretionary contributions to the named executive officers depending upon the business unit or function the named executive officer oversees. Discretionary contributions are made to the applicable named executive officer during the years a discretionary contribution was made to the qualified 401(k) Retirement Savings Plan, for compensation that exceeds the IRS limits applicable to the qualified plan. Participants may allocate their deferrals and the Company’s contributions among the same mutual fund choices available to all employees under the Company’s qualified 401(k) Retirement Savings Plan. The deferred compensation will earn the applicable investment return(s) or loss(es) that they would have earned if the dollars had actually been invested in the funds.

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The Non-Qualified Deferred Plan is required to comply with Internal Revenue Code Section 409A and procedures established by the Compensation Committee. The requirements include advance elections of deferral amounts. Additionally, participants must select a distribution date and form of distribution at the time of the deferral election. Distributions can be made in a single payment or in annual installments over 2 - 15 years (prior to 2014 installments were allowed over 5 years or 10 years). The named executive officers will not be entitled to receive any payments until six months after his or her date of separation, except under certain circumstances. Payments to the participant may be accelerated in the event of death, disability, change in control, or an unforeseeable emergency. Participants will be individually responsible for any tax obligations related to deferring compensation under the Non-Qualified Deferred Plan. Distributions of deferrals of cash compensation will be paid in cash, while distributions of deferred stock units will be paid in common stock.

All of the named executive officers participated in the Non-Qualified Deferred Plan. The following table reflects the aggregate balance of non-qualified deferred compensation for each named executive officer.

	Non-qualified Deferred Compensation for the 2014 Fiscal Year
	Executive Deferrals in 2014 ($)	Registrant Contributions in 2014(1) ($)	Aggregate Earnings in 2014(2)(3) ($)	Aggregate Withdrawals/ Distributions in 2014 ($)	Aggregate Balance at December 31, 2014 ($)
Michael P. McMasters	67,172	32,291	492,804	0	2,649,343
Stephen C. Thompson	36,972	14,687	34,841	0	549,673
Beth W. Cooper	138,299	2,674	36,476	0	444,893
Elaine B. Bittner	43,400	4,419	18,079	0	246,445
Jeffry M. Householder	102,159	13,627	26,430	0	366,905
(1)	The Registrant Contributions in 2014 column represents the Company’s matching and supplemental contributions associated with the Non-Qualified Deferred Plan. These dollars are included in the All Other Compensation column of the Summary Compensation Table.
(2)	As of January 1, 2014, the investment options available under the Non-Qualified Deferred Plan are the same choices available to all employees under the qualified 401(k) Retirement Savings Plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2014 Summary Compensation Table.
(3)	Dividends on deferred stock units in the Non-Qualified Deferred Plan are paid at the same rate as dividends on shares of the Company’s common stock.

Those amounts, as well as similar awards reported in the Summary Compensation Tables in prior years and matching contributions into the Company’s Non-Qualified Deferred Plan previously reported in the Summary Compensation Tables in prior years under All Other Compensation, are included in the Aggregate Balance at December 31, 2014 column and quantified below:

Name	Amount included in both Nonqualified Deferred Compensation Table and Summary Compensation Table ($)	Amount included in both Nonqualified Deferred Compensation Table and previously reported in Prior Years’ Summary Compensation Tables ($)
Michael P. McMasters	99,463	859,464
Stephen C. Thompson	51,659	271,947
Beth W. Cooper	140,973	246,777
Elaine B. Bittner	47,819	93,594
Jeffry M. Householder	115,786	144,702

Termination Provisions

The Company entered into an employment agreement with Mr. McMasters, which became effective on January 1, 2011. On January 8, 2014, the Company entered into an amendment to the employment agreement with Mr. McMasters which became effective on January 1, 2014. The amendment extended the term of the employment agreement with Mr. McMasters through December 31, 2015 and updated certain provisions to reflect Mr. McMasters’ current compensation arrangement. The Company also entered into new employment agreements with Mr. Thompson and Mmes. Cooper and Bittner, effective January 1, 2013, for a three-year term. These new employment agreements supersede and replace the previous employment agreements and amendments. Mr. Householder was appointed as President of FPU in June 2010. The Company and Mr. Householder entered into an employment agreement effective June 1, 2010 (the “2010 employment agreement”), which was replaced with a new agreement effective January 1, 2015 (the “2015 employment agreement”), and which is substantially the same as the employment agreements of the other named executive officers. All of the employment agreements provide for certain benefits if a named executive officer’s employment with us is voluntarily or involuntarily terminated. The Compensation Committee has the option to renew each of

52   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

the named executive officers’ employment agreement for successive one-year terms. Each employment agreement automatically extends upon a “change in control,” as specifically defined in the employment agreement for two years from the date of a change in control, or in the case of Mr. Householder’s 2010 contract, three years.

Each of the named executive officer’s employment agreement contains a clawback provision. Under the clawback provision, all or any portion of an incentive award under the 2005 Cash Incentive Plan, 2015 Plan, and Equity Incentive Plan or any future arrangement established by the Company is subject to repayment by the named executive officer, if the award was calculated based upon the achievement of certain financial results or other performance metrics that, in either case, were subsequently found to be materially inaccurate. If the Compensation Committee determines that the named executive officer engaged in misconduct, malfeasance or gross negligence in the performance of his or her duties that either caused or significantly contributed to the material inaccuracy in financial statements or other performance metrics, there is no time limit on this right of recovery. In all other circumstances, the right of recovery is limited to one year after the date of payment of each award. The right of recovery of payments automatically terminates upon a change in control except with respect to any right of recovery that has been asserted prior to such change in control.

Under the employment agreements, the named executive officers are entitled to participate in all bonus, incentive compensation and performance-based compensation plans; all profit-sharing, savings and retirement benefit plans; all insurance, medical, health and welfare plans; all vacation and other employee fringe benefit plans; and other similar policies, plans or arrangements of the Company, all on a basis that is commensurate with his or her position and no less favorable than those generally applicable or made available to the other named executive officers. Under the Equity Incentive Plan, each named executive officer is eligible for a target long-term equity-based incentive award as determined on an annual basis by the Board or Compensation Committee, as applicable, in its discretion and in accordance with and subject to the terms of the Equity Incentive Plan. Under the Cash Incentive Plan each named executive officer is eligible for a target short-term cash incentive award, as determined on an annual basis by the Board or Compensation Committee, as applicable, in its discretion and in accordance with and subject to the terms of the 2005 Cash Incentive Plan and 2015 Plan.

All of the employment agreements include covenants that protect our goodwill. These covenants are effective during the time that the named executive officer is employed with us and after termination of the agreement. These covenants relate to confidentiality of information; non-solicitation of employees; non-solicitation of third parties; non-competition; post-termination cooperation; and non-disparagement. The non-solicitation and non-competition covenants remain effective for one year after an executive officer terminates employment with us. If the named executive officer resigns for reasons related to certain acts of the Company after a change in control, these covenants would remain effective for fifteen months after the resignation. For the other named executive officers, payments upon termination (described below) are subject to compliance with these provisions and the execution and delivery (and non-revocation) of a release of claims against the Company and its officers, directors, employees and affiliates. In the event that these named executive officers do not comply with the provisions or do not deliver a release of claims, then payments upon termination would cease and any unpaid amounts are forfeited.

Potential Payments Upon Termination. If the Company terminates or elects to not renew a named executive officer’s employment agreement at the end of the term of the agreement for any reason other than “for cause,” as specifically defined in the employment agreements, or the named executive officer’s death, then the named executive officer is entitled to receive, as severance compensation, his or her then monthly base compensation for one year after the termination date. The named executive officer’s compensation may be decreased provided that the decrease is made on a good faith basis and with reasonable justification. Termination for any reason other than “for cause” can also be referred to as termination “without cause” and can be initiated by either the named executive officer or the Company. Generally, termination “without cause” can occur when the Company, acting in good faith, decreases a named executive officer’s position, compensation or benefits at which time the named executive officer may terminate his or her employment for “good reason.” The reduction in compensation or benefits may not be related to a company-wide reduction. Termination “without cause” can also occur if the Company terminates the named executive officer for reasons not related to a crime involving moral turpitude, theft from the Company, violation of non-competition or confidentiality obligations, or, following a cure period, gross negligence in fulfilling his or her responsibilities. Based upon a hypothetical termination date of December 31, 2014, and assuming the termination is “without cause” the named executive officers (or his or her estate) would have received a severance benefit, as described above, as follows: Michael P. McMasters $475,000; Stephen C. Thompson $330,000; Beth W. Cooper $296,500; Elaine B. Bittner $260,000; and Jeffry M. Householder $282,000.

Potential Payments Upon a Change-in-Control. The employment agreements include provisions that are designed to help retain the named executive officers in the event of a change in control of the Company. The Board believes that these provisions are appropriate to address the uncertainties and potential distractions resulting from any threatened or actual change in control. In accordance with the agreements, a change in control occurs upon one of several events involving the replacement of a majority of the members of our Board, the acquisition of ownership of our stock, or the acquisition of significant assets of the Company.

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Under each named executive officer’s employment agreements that were in effect on December 31, 2014, if a named executive officer’s employment was terminated, after a change in control, by the named executive officer for “good reason” or by the Company “without cause,” as specifically defined in the employment agreement and as described in this section – Termination Provisions, he or she would be entitled to receive, in addition to the sum of all accrued but unpaid amounts due, a single lump sum payment (provided such termination occurs within two years of a change in control, or in the case of Mr. Householder, the shorter of three years or the attainment of his earliest age at which compulsory retirement is permitted under the Age Discrimination in Employment Act of 1967) in cash based on the sum of the following:

●Current monthly base compensation multiplied by 24 (multiplied by 36 for Mr. McMasters). For Mr. Householder, base compensation is increased annually by the Consumer Price Index. This increase would be no less than his current base compensation multiplied by the increase in the preceding calendar year of the Consumer Price Index, an index published by the U.S. Bureau of Labor Statistics.
●Average of the cash incentive awards paid over the prior three calendar years, multiplied by two (multiplied by three for Mr. McMasters).

Upon a change in control, each named executive officer’s monthly base compensation may increase by such amounts as the Board may determine from time to time based, in part, on an annual review of the named executive officers’ compensation and performance. In no event would a named executive officer’s base compensation be decreased. Each named executive officer would continue to receive health and other insurance benefits for the remainder of the term of his or her employment agreement. If the named executive officer is terminated, all unearned equity compensation is also immediately earned at the maximum level. In addition, each named executive officer would receive any benefits that he or she otherwise would have been entitled to receive under our 401(k) Retirement Savings Plan and Non-Qualified Deferred Plan, as of the date of termination, although these benefits are not increased.

Under each named executive officer’s performance share agreements, in the event of a change in control, the executive earns the maximum award of performance shares available under the 2013 to 2015 agreement and the target award of performance shares available under the 2014 to 2016 agreement.

The total severance amount payable to a named executive officer following a change in control is capped at one dollar less than the amount that would be subject to Internal Revenue Code Section 280G. As a result, no excise tax would be levied nor would there be any loss of tax deductibility to the Company as a result of making the severance payment. If the severance as computed exceeds this limitation, the amount payable will be unilaterally reduced to the amount necessary to avoid exceeding the limitations under Internal Revenue Code Section 280G.

Based upon a hypothetical termination date of December 31, 2014, under the terms and conditions of the employment agreements, estimated payments or benefits in connection with a change in control, using $49.66, the closing market price per share of our common stock on December 31, 2014, would have been as follows:

	Michael P. McMasters	Stephen C. Thompson	Beth W. Cooper	Elaine B. Bittner	Jeffry M. Householder
Base Salary (based upon severance multiple)	$1,425,000	$660,000	$593,000	$520,000	$564,000
Annual Cash Bonus (based upon severance multiple)(1)	$799,760	$265,923	$227,154	$176,717	$158,634
Healthcare and Other Insurance Benefits(2)	$54,397	$35,884	$35,855	$14,222	$25,048
Unpaid Equity Incentive Compensation(3)	$782,766	$395,368	$350,649	$287,432	$338,334
Total	$3,061,923	$1,357,175	$1,206,658	$998,371	$1,086,016
Reduced to Not Exceed the IRC 280G Limit(4)	$(278,113)	$—	$—	$—	$—
Net Amount Payable to Executive	$2,783,810	$1,357,175	$1,206,658	$998,371	$1,086,016
(1)	The average of the cash incentive awards under the 2005 Cash Incentive Plan for the years 2011, 2012, and 2013, multiplied by the respective severance multiple. In addition, each named executive officer is entitled to receive his or her applicable annual cash incentive award that was earned in 2014 as set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. This table reflects Mr. Householder’s 2015 employment agreement. His 2010 employment agreement, specified that all of his incentive plans, whether they are long-term or short-term, should be included. Under the 2010 employment agreement, the net amount payable to Mr. Householder would have been $1,133,060 at December 31, 2014.
(2)	Based upon the expected healthcare cost per employee for 2014, as provided by the Company’s third-party administrator, as well as the term life insurance paid by the Company, and continued coverage for life, accidental death and dismemberment, and long-term disability insurance.
(3)	This represents the maximum awards under the 2013-2015 performance period and the target awards under the 2014-2016 performance periods. The awards are valued at $49.66, the year-end closing price.
(4)	The total severance amount payable to a named executive officer following a change in control is capped at one dollar less than the amount that would be subject to Internal Revenue Code Section 280G. Pursuant to Section 280G, this amount is calculated by multiplying three times the five-year average of the executive officer’s W-2 compensation (or the period employed, if less).

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Upon a change in control, each named executive officer would be entitled to receive the amounts deferred under the Non-Qualified Deferred Plan, in the form of a lump sum payment.

In accordance with the Treasury Regulations issued under Section 409A of the Internal Revenue Code, each named executive officer’s employment agreement provides that if a separation from service occurs: (i) within two years of a change in control, benefits will be paid in a lump sum, or (ii) more than two years after the change in control, the benefits will be paid in equal installments over a one year period. In addition, each employment agreement provides that benefits paid upon a separation from service will be subject to a six-month delay in the commencement of payment if required by Section 409A of the Internal Revenue Code. The named executive officer will pay the full amount for benefits extended during the six-month delay period (to be reimbursed by the Company with interest) if this delay provision applies.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2014, there were 621,176 shares authorized for issuance under the Equity Incentive Plan. The Equity Incentive Plan was approved by the Company’s stockholders in 2013.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

Richard Bernstein, Chair, Joseph E. Moore, Calvert A. Morgan, Jr. and Dianna F. Morgan serve as members of the Compensation Committee of the Board. Each member of the Compensation Committee is independent as required by the NYSE listing standards. No member of the Compensation Committee, at any time, has been employed by the Company, or been a participant in a related person transaction with the Company. There were no Compensation Committee interlocks or insider (employee) participation during 2014.

OTHER RELEVANT INFORMATION

Quorum

A quorum must be present in order for business to be conducted at the Annual Meeting. A quorum consists of a majority of the shares of common stock outstanding on our record date. Shares represented at the Meeting in person or by proxy will be counted in determining whether a quorum exists. If you abstain or withhold your vote, your shares will be treated as present and entitled to vote in determining the presence of a quorum. Broker non-votes will be counted as present at the Meeting for quorum purposes, but not voted. The Company’s Inspector of Elections will tabulate the votes and determine whether a quorum is present.

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Votes Required

The following votes are required for each proposal: (i) Election of Directors - directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the Meeting. Withhold votes, abstentions, or broker non-votes will have no effect on the outcome; (ii) Consideration of and vote on the approval of the Company’s 2015 Cash Bonus Incentive Plan – Approval of the 2015 Cash Bonus Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote at the meeting. Broker non-votes will have no effect on the outcome. Abstentions have the same effect as a vote cast “against” this proposal; and (iii) Non-binding Advisory Vote to ratify the appointment of the Company’s Independent Registered Public Accounting Firm – This is a non-binding advisory vote that the Board considers when ratifying the appointment of its independent registered public accounting firm. Abstentions will have the same effect as a vote cast “against” this proposal.

Soliciting Proxies

The Company will pay all costs relating to the solicitation of proxies. We have hired Georgeson, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $9,000 plus reasonable expenses. Proxies may be solicited by our directors, officers and employees by personal interview, mail, telephone or e-mail. In addition, we may engage other consultants at our expense to solicit proxies. The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy card are being furnished to our stockholders on or about March 31, 2015.

Revoking a Proxy

You may revoke your proxy at any time before voting is declared closed at the Meeting by: (i) voting at the Meeting in person; (ii) executing and delivering a subsequent proxy; (iii) submitting another timely and later dated proxy by telephone or the internet; or (iv) delivering a written statement to the Corporate Secretary of the Company revoking the proxy.

Householding

Stockholders of record who have the same last name and address and who request paper copies of the proxy materials or Annual Report will receive only one copy of the proxy materials. Brokers and banks that hold our stock on your behalf may provide you with one copy of the proxy materials and Annual Report if the bank or broker is aware that more than one stockholder at your address have the same last name or they reasonably believe that the stockholders are members of the same family. If you receive a notice from your broker or bank stating that they intend to send only one copy of the proxy materials to your address, and members of your household do not object, then you will have consented to this arrangement. Stockholders of record that received one copy of the proxy statement or Annual Report as a result of householding may request to receive separate copies of these materials by contacting the Corporate Secretary at Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904 or (888) 742-5275. If your shares are held through a broker or bank, you should contact the broker or bank directly to request multiple copies of the proxy statement and Annual Report.

Stockholder Proposals

To be considered for inclusion in our proxy statement mailed in 2016, stockholder proposals must be received in writing at our principal executive offices on or before December 1, 2015. Stockholder proposals should be directed to the Corporate Secretary at Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904. A stockholder wishing to bring business before stockholders at the 2016 Annual Meeting must provide written notice to the Corporate Secretary. The notice must be received by the Company at its principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2015 Meeting. In the event that our annual meeting is more than 30 days before or more than 60 days after such anniversary date, you should refer to our Bylaws for specific requirements. In accordance with our Bylaws, a stockholder’s notice must include, among other things, a description of the business to be brought before the meeting, Ownership

56   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

and Rights Information (as defined in our Bylaws), and any other information that would be required to be made in connection with the solicitation of proxies. A stockholder’s notice must also include a representation as to the accuracy of the information that is being provided. We have provided additional information on page 24 on the submission of stockholder proposals for director nominees.

Annual Report on Form 10-K

At your request, the Company will provide, without charge, a copy of our 2014 Annual Report to Shareholders which contains our Annual Report on Form 10-K for the year ended December 31, 2014. The Annual Report provides financial information to our stockholders. The Annual Report is not, and shall not be considered, “soliciting material,” or be “filed” with the SEC nor shall this information be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Please direct all written requests to the Corporate Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

Information about Chesapeake

Information about Chesapeake Utilities Corporation and the Chesapeake family of businesses is available at http://www.chpk.com or through our IR App. The IR App can be downloaded for free through the App Store on an iPhone or iPad, or Google Play on an Android mobile device by searching for Chesapeake Utilities Corporation.

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Appendix A

CHESAPEAKE UTILITIES CORPORATION

CASH BONUS INCENTIVE PLAN

Effective January 1, 2015

SECTION 1. INTRODUCTION

1.01 Purposes of the Plan.

The purposes of the Chesapeake Utilities Corporation Cash Bonus Incentive Plan (the “Plan”) are (a) to further the long-term growth and earnings of Chesapeake Utilities Corporation (the “Company”) by providing incentives and rewards to those executive officers and other key employees of the Company and its Related Companies who are in positions in which they can contribute significantly to the achievement of that growth; (b) to encourage those employees to remain as employees of the Company and its Related Companies; and (c) to assist the Company and its Related Companies in recruiting able management personnel. To accomplish these objectives, the Plan authorizes the grant of Awards, as further described herein. The Plan is intended, in part, to provide for performance based compensation which is not subject to the deduction limitation rules under Section 162(m) of the Code as in effect from time to time.

1.02 Term of the Plan.

The Plan shall be effective as of January 1, 2015, and shall remain in effect until terminated by the Board or the Committee in accordance with Section 8. Any Award granted before the termination of the Plan shall continue to be governed thereafter by the terms of the Plan and its terms as in effect on the termination date.

SECTION 2. DEFINITIONS

2.01 Definitions.

Except where otherwise indicated, the following terms shall have the definitions set forth below for purposes of the Plan:

(a)	“Applicable Law” means the requirements of Code Section 162(m) applicable to performance based compensation.
(b)	“Award” means a Performance Bonus Award granted under Section 5 or a Cash Bonus Award granted under Section 6.
(c)	“Beneficiary” means the person or persons entitled, in accordance with Section 9.03, to receive any benefit payable because of the Participant’s death.
(d)	“Board” means the Board of Directors of the Company.
(e)	“Cash Bonus Award” means the dollar amount granted by the Committee and payable to a Participant in accordance with Section 6.
(f)	“Change in Control” means one of the following events shall have taken place after January 1, 2015:
(1)	any one person, or group of owners of another corporation who acting together through a merger, consolidation, purchase, acquisition of stock or the like (a “Group”), acquires ownership of stock of the Company (or other voting securities of the Company then outstanding) that, together with the Company stock (or other voting securities of the Company then outstanding) held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (or other voting securities of the Company then outstanding). However, if such person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (or other voting securities of the Company then outstanding), the acquisition of additional Company stock (or other voting securities of the Company then outstanding) by the same person or Group shall not be considered to cause a Change in Control of the Company;

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(2) any one person or Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company (or other voting securities of the Company then outstanding) possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company (or other voting securities of the Company then outstanding) where such person or Group is not merely acquiring additional control of the Company;
(3) a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election (the “Incumbent Board”), but excluding, for purposes of determining whether a majority of the Incumbent Board has endorsed any candidate for election to the Board, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Board; or
(4) any one person or Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or Group) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change of Control if the assets are transferred to:
(i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;
(iii) a person or Group that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or
(iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned directly or indirectly, by a person described in subparagraph (f)(1), above; or
(5) Shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
However, no Change of Control shall be deemed to have occurred with respect to a Participant by reason of (I) any event involving a transaction in which the Participant or a group of persons or entities with which the Participant acts in concert, acquires, directly or indirectly, more than thirty percent (30%) of the common stock or the business or assets of the Company; or (II) any event involving or arising out of a proceeding under Title 11 of the United States Code (or the provisions of any future United States bankruptcy law), an assignment for the benefit of creditors or an insolvency proceeding under state or local law.
Notwithstanding the foregoing, if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur.
(g)	“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings of general applicability issued thereunder, as in effect from time to time.
(h)	“Committee” means a committee of three or more persons appointed by the Board to administer the Plan, each member of whom shall be (1) an “independent director” as defined by the rules of the New York Stock Exchange, (2) a “non-employee director” within the meaning of Rule 16b-3 and (3) an “outside director” within the meaning of section 162(m) of the Code.
(i)	“Company” means Chesapeake Utilities Corporation or any successor thereto.
(j)	“Covered Employee” means an Employee who is, or who is determined by the Committee to be likely to become, a “covered employee” within the meaning of Code Section 162(m).
(k)	“Disability” shall have the meaning ascribed to such term in the long term disability plan maintained by the Participant’s employer at the time that the determination regarding Disability is made hereunder. Notwithstanding the foregoing, if a payment under this Plan is subject to Code Section 409A, “Disability” has the meaning ascribed to such term under that Code section.
(l)	“Employee” means a regular, active employee of the Company or a Related Company. Directors who are not employed by the Company shall not be considered Employees under the Plan, nor shall independent contractors, leased employees, consultants or anyone else designated as not eligible to participate in the Plan by the Committee.
(m)	“Final Bonus” means the actual Performance Bonus Award earned during a Performance Period by a Participant, as determined by the Committee.

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(n)	“Participant” means an Employee who meets the eligibility requirements of Section 4 with respect to one or more Performance Periods.
(o)	“Performance Bonus” means an Award granted by the Committee and payable to a Participant in accordance with Section 5.
(p)	“Performance Criteria” shall have the meaning set forth in Section 5.
(q)

“Performance Period” means the twelve month period beginning on each January 1st and ending on the next succeeding December 31st during the term of the Plan, or such other time period established by the Committee from time to time with respect to which the attainment of Performance Criteria will be determined.

(r)	“Plan” means the Chesapeake Utilities Corporation Cash Bonus Incentive Plan, as set forth herein and as amended from time to time.
(s)	“Related Company” means a corporation, partnership, joint venture, or other entity in which the Company has a direct or indirect ownership or other proprietary interest of at least fifty percent.
(t)

“Retirement” means a voluntary Termination of Employment by a Participant (other than by reason of death or Disability and other than in the event of Termination for Cause) from the Company and its Related Companies (i) after attaining age sixty-five (65), or (ii) after attaining age sixty (60) and having at least ten (10) years of continuous service with the Company and its Related Companies, including service with a Related Company of the Company prior to the time that such Related Company became a Related Company of the Company. For purposes of this age and/or service requirement, the Committee may, in its discretion, credit a Participant with additional years of age and/or service.

(u)	“Rule 16b-3” means Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
(v)

“Target Bonus Award” means the potential Performance Bonus Award designated for a Participant in accordance with Section 5 that would be payable to the Participant for a Performance Period if the Performance Criteria for the Performance Period were fully (100%) achieved and no negative discretion was exercised by the Committee in regard to that Award.

(w)

“Termination of Employment” means, for purposes of this Plan, unless otherwise determined by the Committee, ceasing to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and any of its Related Companies. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Related Companies terminates but such Participant continues to provide services to the Company in a non-employee director capacity, such change in status shall not be deemed a Termination of Employment within the Performance Period during which it occurs. A Participant employed by, or performing services for, a Related Company or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a disaffiliation, such Related Company or division ceases to be a Related Company or division, as the case may be, and the Participant does not immediately thereafter become an Employee of the Company or another Related Company. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Related Companies shall not be considered Terminations of Employment. In addition, Termination of Employment shall mean a “separation from service” as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment of an Award conferred under this Plan that is subject to such Code section, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.

SECTION 3. ADMINISTRATION

3.01 The Committee.

The Plan shall be administered by the Committee. The Committee shall periodically determine, in its sole discretion, the individuals who shall participate in the Plan and the amounts and other terms and conditions of Awards to be granted to such individuals under the Plan. The Committee shall administer the Plan in accordance with applicable legal requirements. All questions of interpretation and administration with respect to the Plan and Awards made hereunder shall be determined by the Committee in its sole and absolute discretion. All determinations by the Committee shall be final and conclusive upon all persons. The Committee shall act by vote or written consent of a majority of its members and its actions shall be recorded in the minutes of the Committee. Notwithstanding any other provision of the Plan, the Committee shall not have any discretion or authority to make changes to any Award that is intended to qualify as “performance-based compensation” under Code Section 162(m) to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

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3.02 Additional Powers of the Committee.

In addition to any implied powers and duties that are needed to carry out the provisions of the Plan, the Committee shall have the following specific powers and duties:

(a)	to make, amend, rescind and enforce any rules and regulations it shall deem necessary or proper for the efficient administration of the Plan;
(b)	to correct administrative errors;
(c)	to determine the terms and provisions for making or modifying Awards;
(d)	to make all other determinations necessary or advisable for the administration of the Plan;
(e)	to designate one or more officers of the Company to execute on behalf of the Company all agreements and other documents approved by the Committee under the Plan;
(f)	except to the extent prohibited by Applicable Law, to delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan, including the power to approve Awards to Employees who are not Covered Employees; provided, however, that such delegation may be revoked at any time and all determinations and decisions of any delegate as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons; and
(g)	to employ one or more persons to render advice with respect to any of its responsibilities under the Plan.

SECTION 4. PARTICIPATION

4.01 Participation.

The Committee shall designate, or determine the methodology and criteria for the designation of, the Employees who are eligible to receive an Award under the Plan. In general, only key Employees who the Committee determines are in positions from which they can contribute significantly to the achievement to the long-term growth, development, and financial success of the Company or its Related Companies may be designated. An individual who is not an Employee shall not be eligible to participate in the Plan. Only the Committee may determine the eligibility of Employees who are Covered Employees.

4.02 Partial Performance Period Participation.

An Employee who becomes eligible after the beginning of a Performance Period may participate in the Plan for that Performance Period on a ratable basis. Such situations may include, but are not limited to (a) new hires; or (b) when an Employee is promoted from a position which did not previously meet the eligibility criteria. The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Performance Period of eligibility for any of the aforementioned Employees. If an Employee participates for only a portion of a Performance Period for any reason, the Performance Criteria previously established under the Plan for that Performance Period shall apply to any Employees who become eligible after the beginning of the Performance Period, but his or her Award will be prorated. Such proration shall be based on the number of days the Employee performed services during the Performance Period while a Participant in the Plan over the total days in the Performance Period, or some similar method adopted by the Committee that results in a ratable reduction of the Award based on the partial Performance Period applicable to the Employee. In addition, in the event a Participant changes job levels during a Performance Period, the Participant’s Award may be adjusted to reflect the amount of time at each job level during the Performance Period. Notwithstanding anything in this Section 4.02 or in the Plan to the contrary, the participation in the Plan for a Covered Employee who becomes eligible after the beginning of the Performance Period shall comply with the provisions of Code Section 162(m), as set forth in Section 5.

4.03 No Right to Participate.

No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he or she previously participated in the Plan.

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SECTION 5. PERFORMANCE BONUS AWARDS

5.01 Establishment of Performance Criteria.

For each Performance Period, the Committee will establish in writing Performance Criteria based on one or more of the following performance measures of the Company (and/or one or more Related Companies or operating groups of the Company, as applicable), either individually, alternatively or in any combination, applied to either the Company as a whole or to a Related Company, business unit, or business segment, either individually, alternatively or in any combination, and measured over the Performance Period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award or by duly adopted resolution: (i) basic or diluted earnings per share; (ii) cash flow or free cash flow or net cash from operating activity; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) growth in earnings or earnings per share; (v) stock price or change in stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital or change in working capital; (ix) return on assets or operating assets; (x) pre-tax or post-tax return on investments; (xi) revenue or gross profits; (xii) revenue growth; (xiii) earnings before interest, taxes, depreciation and amortization; (xiv) net income or net income growth; (xv) pretax income before allocation of corporate overhead and bonus; (xvi) operating income or net operating income or operating income growth; (xvii) operating profit or net operating profit (whether before or after taxes); (xviii) operating margin or operating margin growth; (xix) return on operating revenue; (xx) working capital or net working capital; (xxi) any other Generally Accepted Accounting Principles (“GAAP”) financial measures; (xxii) market share; (xxiii) capital expenditures; (xxiv) capital expenditures as a percentage of total capitalization; (xxv) overhead or other expense or cost reduction; (xxvi) growth in shareholder value relative to the moving average of a peer group or equity market index; (xxvii) credit rating; (xxviii) asset quality; (xxix) cost saving levels; (xxx) core non-interest income; (xxxi) strategic plan development and implementation; (xxxii) improvement in workforce diversity; (xxxiii) customer satisfaction; (xxxiv) employee satisfaction; (xxxv) management succession plan development and implementation; (xxxvi) employee or customer retention; (xxxvii) system reliability; and (xxxviii) safety. Except as otherwise provided herein, the extent to which the Performance Criteria are satisfied will determine the amount, if any, of the Final Bonus that will be earned by each Participant (subject to Section 5.04). The Performance Criteria may vary for different Performance Periods and need not be the same for each Participant eligible for a Performance Bonus Award for a Performance Period.

5.02 Adjustment of Performance Criteria.

Once established, the Performance Criteria shall not be changed during the Performance Period. Subject to the requirements of Code Section 162(m) with respect to Covered Employees, at the time a Performance Bonus Award is made and Performance Criteria are established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control, including, but not limited to, cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles or extraordinary charges to income.

5.03 Grant of Performance Bonus Awards.

For each Performance Period, the Committee may grant to Employees eligible to participate in the Plan, as the Committee shall determine in its sole discretion, a Target Bonus Award which is contingent on the achievement of established Performance Criteria during the Performance Period or, with respect to Employees who are not Covered Employees, the occurrence of another specified event as determined by the Committee in accordance with the terms of the Plan. In determining whether to grant a Performance Bonus Award and the nature and amount of the Target Bonus Award, the Committee shall consider, among other factors, the eligible Employee’s responsibility level, performance, and potential cash compensation level. In no event shall the maximum Award that may be paid to any single Participant for any single Performance Period exceed $3,000,000 such maximum Award amount to be pro-rated if the Performance period is less than a full fiscal year of the Company.

Performance Criteria and Target Bonus Awards shall be established prior to the beginning of each Performance Period or as soon as practicable thereafter. If a Participant commences participation after the beginning of a Performance Period, Performance Criteria in effect for the Participant’s position shall apply for the remaining balance of the Performance Period, unless otherwise determined by the Committee within 90 days of the date the Employee became a Participant. In all cases where the Participant is a Covered Employee, the Performance Criteria and Target Bonus Award shall be established in no event later than 90 days following the first day of the Performance Period or after twenty-five percent (25%) of the Performance Period has elapsed, if earlier, and the outcome relative to the attainment of the Performance Criteria shall not be substantially certain at the time the Performance

62   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

Criteria and Target Bonus Award are established. This Section 5.03 is intended to ensure compliance with the exception from Code Section 162(m) for qualified “performance-based compensation,” and shall be construed, applied and administered accordingly with respect to any Participant who is a Covered Employee.

5.04 Final Bonus Determinations.

At the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Criteria were met during the Performance Period for any Performance Bonus Awards for Covered Employees. If the Performance Criteria for the Performance Period are met, Covered Employees shall be entitled to the payment of the Performance Bonus Awards, subject to the Committee’s exercise of negative discretion to reduce any Final Bonus payable to a Covered Employee based on business objectives established for that Covered Employee or other factors as determined by the Committee in its sole discretion. With respect to Participants who are not Covered Employees, the Committee will determine the Final Bonus for a Performance Period based on the Performance Criteria and other business objectives. The Committee may adjust (up or down) any Final Bonus for Participants who are not Covered Employees on the basis of such further considerations as the Committee shall determine in its sole discretion.

5.05 Termination of Employment.

(a)

Termination of Employment Due to Retirement, Death or Disability. In the event of a Participant’s Termination of Employment by reason of Retirement, death or Disability during the applicable Performance Period, the Final Bonus determined in accordance with Section 5.04 herein shall be reduced to reflect participation prior to termination only. The Final Bonus, if any, shall be prorated based upon the length of time that the Participant was employed by the Company during the Performance Period. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred as of the date that the Committee determines was the date on which the definition of Disability was satisfied. The Final Bonus thus determined shall be paid as soon as practicable and reasonable following the end of the Performance Period in which Termination of Employment occurs, and shall be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

(b)

Termination of Employment for Other Reasons. In the event of a Participant’s Termination of Employment before the end of the Performance Period for a reason other than due to Retirement, death, or Disability, all of the Participant’s rights to any Final Bonus for that Performance Period shall be forfeited unless otherwise determined by the Committee in its sole discretion. If a Participant incurs a Termination of Employment for any other reason prior to the date the Final Bonus, if any, is paid, all of the Participant’s rights to any Final Bonus for that Performance Period shall be forfeited unless otherwise determined by the Committee in its sole discretion. Except as provided in Section 5.05(a), only Participants who are, as of the date the Final Bonus, if any, is paid, either current, active Employees or current Employees who are on a leave of absence authorized by the Company shall be entitled to any Final Bonus earned for the Performance Period. Payment of the Final Bonus shall be made at the same time payments are made to Participants who did not have a Termination of Employment during the applicable Performance Period.

(c)

Other Forfeiture Events. The Committee may, in its discretion, require that all or any portion of a Final Bonus is subject to an obligation of repayment to the Company upon the violation of a non-competition and confidentiality covenant applicable to the Participant. The Committee may, in its discretion, also require repayment to the Company of all or any portion of a Final Bonus if the amount of the Final Bonus was calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement, the Participant engaged in misconduct that caused or contributed to the need for the financial statement restatement, or if the amount of the Final Bonus would have been lower than the amount actually awarded to the Participant had the financial results been properly reported, and the Committee shall require repayment to the Company of any Final Bonus to the extent such repayment is required by law. This Section 5.05(c) shall not be the Company’s exclusive remedy with respect to such matters. This Section 5.05(c) shall not apply after a Change in Control except if required by law.

5.06 Payment of Performance Bonus Awards.

Each Participant’s Final Bonus, as determined by the Committee, shall be paid in cash, in one lump sum, subject to applicable tax and other authorized withholdings, on the last business day occurring on or before the 15th day of the third month after the end of each Performance Period. If payment is delayed due to an unforeseeable event or other administrative delays, payment shall in no event be made later than the 15th day of the third month after the end of the taxable year of the Participant in which the Final Bonus was earned. Other withholdings may include, but not be limited to, amounts previously elected to be deferred to a tax-qualified or non-qualified retirement or deferred compensation plan.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   63

SECTION 6. CASH BONUS AWARDS

6.01 Additional Cash Bonus Awards.

The Committee may also grant and pay Cash Bonus Awards at any other time as the Committee, in its discretion, determines to be appropriate in order to reward an Employee for exemplary performance results, as determined by the Committee in its sole discretion. Any such Cash Bonus Awards are not intended to qualify as performance-based compensation within the meaning of Code Section 162(m).

6.02 Payment of Cash Bonus Awards.

After the Company’s financial results for a fiscal year become available, the Committee may, but shall not be required to, grant Cash Bonus Awards to one or more Participants, including but not limited to a Participant as to whom Performance Bonus Awards have been designated pursuant to Section 5 of the Plan. A Cash Bonus Award as determined by the Committee shall be paid in cash, in one lump sum, subject to applicable tax and other authorized withholdings, on the last business day occurring on or before the 15th day of the third month after the end of the Performance Period for which the Cash Bonus Award was granted. If payment is delayed due to an unforeseeable event or other administrative delays, payment shall in no event be made later than the 15th day of the third month after the end of the taxable year of the Participant in which the Cash Bonus Awards was earned. Other withholdings may include, but not be limited to, amounts previously elected to be deferred to a tax-qualified or non-qualified retirement or deferred compensation plan.

SECTION 7. PAYMENT OF AWARDS

7.01 Awards Solely from General Assets.

The Awards under the Plan shall be paid solely from the general assets of the Company. Nothing herein shall be construed to require the Company or the Board to maintain any fund or to segregate any amount for the benefit of any Participant, and no Participant or other party claiming an interest in amounts earned under the Plan shall have any right against, right to, or security or other interest in, any fund, account, or asset of the Company or any of its Related Companies from which the payment pursuant to the Plan may be made. The Plan is intended to constitute an unfunded plan for incentive compensation. To the extent that any party acquires a right to receive a payment under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

7.02 Plan Expenses.

All reasonable expenses of administering the Plan shall be paid by the Company.

SECTION 8. AMENDMENT AND TERMINATION

8.01 Amendment of Plan.

Except as otherwise provided in Section 8.02, the Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant, materially reduce the right of a Participant to a payment or distribution hereunder to which he or she has already become entitled, as determined under Sections 5 and 6 hereof. Shareholder approval of any amendment will be required only as required by Applicable Law. No new Award may be granted during any period of suspension of the Plan or after termination of the Plan.

8.02 Change in Control.

Notwithstanding Section 8.01, above, on or after the occurrence of a Change in Control, no direct or indirect alteration, amendment, suspension, termination or discontinuance of the Plan, no establishment or modification of rules, regulations or procedures under the Plan, no interpretation of the Plan or determination under the Plan, and no exercise of authority or discretion vested in the Committee under any provision of the Plan (collectively or individually, a “Change”) shall be made if the Change (a) is not required by applicable law or necessary to meet the requirements of Rule 16b-3, Section 162(m) of the Code or Section 409A of the Code and (b) would have the effect of:

64   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

(a)	eliminating, reducing or otherwise adversely affecting a Participant’s, former Participant’s or beneficiary’s rights with respect to any Award granted prior to the Change in Control;
(b)

altering the meaning or operation of the definition of “Change in Control” in Section 2.01(f) (and of the definition of all the defined terms that appear in the definition of “Change in Control”), the provisions of this Section 8, or any rule, regulation, procedure, provision or determination made or adopted prior to the Change in Control pursuant to this Section 8 or any provision in any rule, regulation, procedure, provision or determination made or adopted pursuant to the Plan that becomes effective upon the occurrence of a Change in Control (collectively, the “Change in Control Provisions”); or

(c)

undermining or frustrating the intent of the Change in Control Provisions to secure for Participants, former Participants and beneficiaries the maximum rights and benefits that can be provided under the Plan.

Upon and after the occurrence of a Change in Control, (1) all rights of all Participants, former Participants and beneficiaries under the Plan (including without limitation any rules, regulations or procedures promulgated under the Plan) shall be contractual rights enforceable against the Company and any successor to all or substantially all of the Company’s business or assets and (2) any Performance Bonus Award (i) shall be deemed to have been earned at the maximum annual target amount, regardless of whether the specified Performance Criteria have been satisfied and (ii) shall be payable immediately following the Change in Control. These Change in Control Provisions may be altered, amended or suspended at any time before the date on which a Change in Control occurs; provided, however, that any alteration, amendment or suspension of the Change in Control Provisions that is made before the date on which a Change in Control occurs, and at the request of a person who effectuates the Change in Control, shall be treated as though it occurred after the Change in Control and shall be subject to the restrictions and limitations imposed by the preceding provisions of the immediately preceding paragraph.

8.03 Other Plans.

Nothing herein shall preclude the Committee from authorizing or approving other plans or forms of incentive compensation. The Committee shall have the right to determine the extent to which any Participant shall participate in this Plan in addition to any other plan or plans of the Company in which he shall participate.

SECTION 9. MISCELLANEOUS

9.01 No Right to Employment.

The receipt of an Award under the Plan shall not give any Employee any right to continued employment by the Company or any of its Related Companies, nor shall it limit or interfere in any way with the right of the Company or any Related Company to terminate the employment of any Participant at any time or to increase or decrease the compensation of any Participant. There is no obligation for uniformity of treatment of Participants under this Plan or otherwise. No person shall have any claim or right to be granted an Award under this Plan and the receipt of an Award shall not give an Employee the right to receive any subsequent Award.

9.02 Nontransferability.

No right or interest of any Participant in the Plan shall be assignable or transferable, other than by will or pursuant to the laws of descent and distribution, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, by execution, levy, garnishment, attachment, pledge, or bankruptcy, and any attempt to take any such action shall be null and void.

9.03 Designation of Beneficiary.

The right of the Participant to receive any payment under this Plan will pass to the Participant’s Beneficiary in the event of the Participant’s death. Each Participant may designate a Beneficiary to receive the Participant’s Award(s) in the event of the Participant’s death. The designation shall be in writing, shall be made in the form and manner prescribed by the Committee, and shall be effective only if filed with the Committee prior to the Participant’s death. A Participant may, at any time prior to his death, and without the consent of his Beneficiary, change his designation of Beneficiary by filing a written notice of such change with the Committee in the form and manner prescribed by the Committee. In the absence of a designated Beneficiary, or if the designated Beneficiary and any designated contingent Beneficiary predecease the Participant, the Beneficiary shall be the Participant’s surviving spouse, or if the Participant has no surviving spouse, the Participant’s estate.

CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement   65

9.04 Recipient of Payment.

(a)	Except as otherwise provided in paragraph (b), below, any Award under the Plan shall be paid to the Participant, or to the Beneficiary of a deceased Participant.
(b)

If the Committee deems any person entitled to receive any amount under the provisions of the Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetence, or incapacity of any kind, the Committee may, in its sole discretion, (1) apply such amount directly for the comfort, support and maintenance of such person; (2) reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; (3) pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or (4) with respect to any amount due to a minor, deposit such amount to his or her credit in any savings or commercial bank of the Committee’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides.

(c)

If a payment is made under the Plan to a third party pursuant to Section 9.04(b), above, the Plan, the Board, the Committee, and the Company shall be relieved, to the fullest extent permitted by law, of any obligation to make a duplicate payment to or on behalf of the Participant or Beneficiary.

9.05 Taxes.

The Committee may make any appropriate arrangements to deduct from amounts otherwise payable to a Participant any taxes that the Committee believes to be required to be withheld by any government or governmental agency in respect of an Award. The Participant and/or his Beneficiary shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

9.06 Headings.

Any headings used in this document are for convenience of reference only and may not be given any weight in interpreting any provision of the Plan.

9.07 Severability.

If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted herein. In addition, if any provision of the Plan inadvertently causes an Award granted under the Plan to be “nonqualified deferred compensation” within the meaning of section 409A of the Code, then such Award shall be construed and enforced as if the provision had never been inserted therein.

9.08 Governing Law.

The Plan and all agreements hereunder shall be construed, administered, and regulated in accordance with the laws of the State of Delaware (excluding the choice of law provisions thereof), except as to matters pre-empted or governed by federal law.

9.09 Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

9.10 Successors.

All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

66   CHESAPEAKE UTILITIES CORPORATION - 2015 Proxy Statement

909 SILVER LAKE BOULEVARD | DOVER, DELAWARE 19904 USA | WWW.CHPK.COM

CHESAPEAKE UTILITIES CORPORATION

TOP WORK PLACES

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 5, 2015.
Vote by Internet
●	Go to www.investorvote.com/cpk
●	Or scan the QR code to the left with your smartphone
●	Follow the steps outlined on the secure website

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1.	Election of Directors:
		For	Withhold		For	Withhold		For	Withhold

	01 - Ronald G. Forsythe, Jr.	☐	☐	02 - Eugene H. Bayard	☐	☐	03 - Thomas P. Hill, Jr.	☐	☐

	04 - Dennis S. Hudson, III	☐	☐	05 - Calvert A. Morgan, Jr.	☐	☐

		For	Against	Abstain

2.	Consider and vote on the adoption of the Company’s 2015 Cash Bonus Incentive Plan.	☐	☐	☐

3.	Cast an advisory vote to ratify the appointment of the Company's independent registered public accounting firm, Baker Tilly Virchow Krause LLP.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

021lCC

Dear Stockholder:	March 30, 2015

You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 9:00 a.m. Eastern Time on Wednesday, May 6, 2015, in the Board Room, PNC Bank, N.A., 222 Delaware Avenue, Wilmington, Delaware. The Board of Directors looks forward to personally greeting those stockholders who are able to attend. The formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the enclosed pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

Whether or not you plan to attend the Meeting, it is important that your shares be represented at the Meeting. Accordingly, you are requested to promptly sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.

Sincerely,

RALPH J. ADKINS
Chairman of the Board

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — Chesapeake Utilities Corporation

909 SILVER LAKE BOULEVARD
DOVER, DELAWARE 19904

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 6, 2015 AT 9:00 AM (EASTERN TIME) IN THE BOARD ROOM
PNC BANK, N.A.
222 DELAWARE AVENUE
WILMINGTON, DELAWARE 19801

The undersigned stockholder hereby appoints Ralph J. Adkins and Michael P. McMasters and each one of them, with power of substitution and revocation, the proxies of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and at any adjourned meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

The Board of Directors recommends a vote FOR Proposals 1, 2 AND 3.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE